                                                                    EXHIBIT 4.16


THE RIGHTS OF LESSOR UNDER THIS AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT [GPA 1989 BN-8] AND IN THE AIRCRAFT COVERED HEREBY WILL BE OR HAVE BEEN ASSIGNED TO, AND ARE OR WILL BE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE CHASE MANHATTAN BANK, FORMERLY KNOWN AS CHEMICAL BANK, SUCCESSOR BY MERGER TO MANUFACTURERS HANOVER TRUST COMPANY, AS INDENTURE TRUSTEE UNDER AN AMENDED AND RESTATED TRUST INDENTURE AND SECURITY AGREEMENT [GPA 1989 BN-8] DATED AS OF JUNE ___, 1997. AS PROVIDED IN SECTION 21(e) HEREOF, TO THE EXTENT, IF ANY, THAT THIS AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE CHASE MANHATTAN BANK, AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGE THEREOF.



--------------------------------------------------------------------------------

                 AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT

                                [GPA 1989 BN-8]

                         Dated as of December 19, 1989

                    Amended and Restated as of June __, 1997

                                    between

                           WILMINGTON TRUST COMPANY,
                     not in its individual capacity except
                    as otherwise expressly provided herein,
                      but solely as Owner Trustee under a
                     Trust Agreement [GPA 1989 BN-8] dated
                      as of December 19, 1989, as amended

                                     Lessor

                                      and

                          AMERICA WEST AIRLINES, INC.

                                     Lessee

                          One Airbus A320-231 Aircraft
                          Manufacturer's Serial No.66
                          U.S. Registration No. N627AW



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
Section 1.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.  Agreement to Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 3.  Delivery and Acceptance; Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (a)           Time of Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (b)           [Intentionally Left Blank]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (c)           Acceptance of Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (d)           Term of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 4.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (a)           Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            (b)           Minimum Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            (c)           Date, Place and Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            (d)           Prohibition Against Setoff, Counterclaim, Etc.  . . . . . . . . . . . . . . . . . . . . . .  24

Section 5.  Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            (a)           Warranties and Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            (b)           Representations and Warranties of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . .  27
            (c)           No Amendments to Financing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            (d)           Suppliers' Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 6.  Possession and Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            (a)           Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            (b)           Reciprocal Recognition of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (c)           Lawful Insured Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (d)           Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (e)           Registration and Insignia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 7.  Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 8.  Additional Covenants of Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
            (a)           Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
            (b)           Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            (c)           Maintenance of Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            (d)           Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            (e)           Consolidation, Merger, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
            (f)           Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (g)           Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            (h)           Certain Limitations on Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (i)           Section 1110  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
            (j)           Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            (k)           Security Opinion; Annual Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
            (l)           Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                                                                                     Page
                                                                                                                     ----
Section 9.  Replacement of Parts; Alterations, Modifications and Additions  . . . . . . . . . . . . . . . . . . . . .  50
            (a)           Replacement of Parts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
            (b)           Alterations, Modifications and Additions  . . . . . . . . . . . . . . . . . . . . . . . . .  51
            (c)           Pooling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 10.               General Tax Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
            (a)           Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
            (b)           Exclusions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
            (c)           Covered Income Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
            (d)           Reports and Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
            (e)           After-Tax Basis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
            (f)           Tax Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
            (g)           Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
            (h)           Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
            (i)           Refund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
            (j)           Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
            (k)           Affiliated Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
            (l)           Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

Section 11.  Loss, Damage and Requisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
            (a)           Event of Loss with Respect to the Airframe  . . . . . . . . . . . . . . . . . . . . . . . .  66
            (b)           Event of Loss with Respect to an Engine . . . . . . . . . . . . . . . . . . . . . . . . . .  69
            (c)           Conveyance of Replacement Airframe  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
            (d)           Application of Proceeds and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
            (e)           Requisition for Use by Government with Respect to the Aircraft  . . . . . . . . . . . . . .  74
            (f)           Application in Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 12.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
            (a)           Public Liability and Property Damage Insurance.   . . . . . . . . . . . . . . . . . . . . .  75
            (b)           Insurance Against Loss or Damage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
            (c)           Application of Insurance Proceeds for an Event of Loss  . . . . . . . . . . . . . . . . . .  80
            (d)           Application of Insurance Proceeds for Other than an Event of Loss . . . . . . . . . . . . .  81
            (e)           Application in Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
            (f)           Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
            (g)           Reinsurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
            (h)           Storage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
            (i)           Amounts Held  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            (j)           After the Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            (k)           Governmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

Section 13.  General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

Section 14.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                                                                                     Page
                                                                                                                     ----
Section 15.  Protection of Title and Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

Section 16.  Return of Aircraft and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
             (a)          Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
             (b)          Status Upon Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
             (c)          Engines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
             (d)          Records and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
             (e)          Condition of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
             (f)          Final Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
             (g)          Aircraft Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
             (h)          Corrections and Subsequent Corrections  . . . . . . . . . . . . . . . . . . . . . . . . . .  98
             (i)          Functional Flight Check . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
             (j)          Export Certificate of Airworthiness . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
             (k)          Service Bulletin and Modification Kits  . . . . . . . . . . . . . . . . . . . . . . . . . .  99
             (l)          Storage Upon Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
             (m)          Resale/Release Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

Section 17.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

Section 18.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

Section 19.               Security for Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

Section 20.  Renewal Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Section 21.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
             (a)          Severability, Amendment, and Construction . . . . . . . . . . . . . . . . . . . . . . . . . 110
             (b)          GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
             (c)          Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
             (d)          Lessor's Right to Perform for Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             (e)          Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             (f)          Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             (g)          Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             (h)          Investment of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             (i)          Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             (j)          Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             (k)          Federal Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             (l)          U.S. Registration Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             (m)          Submission to Jurisdiction; Service of Process; Waiver of Forum Non Conveniens;
                          Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             (n)          Limitation on Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
             (o)          Successor Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
             (p)          Article 2-A of the UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

ANNEXES

Annex I     - Description of Original Head Lease


EXHIBITS

Exhibit A   - Stipulated Loss Values

Exhibit B   - Aircraft Records and Documents

Exhibit C   - Definitions and Values

Exhibit D-1 - Lease Supplement No. 3

Exhibit D-2 - Letter of Credit

Exhibit E   - Return Condition Requirements

Exhibit F-1 - Foreign Air Carriers

Exhibit F-2 - Permitted Foreign Sublessee Domiciles

                 AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT


THIS AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT dated as of December 19, 1989 and amended and restated as of June __, 1997 is entered into between WILMINGTON TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee under a Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989, as amended, and with its principal place of business at Rodney Square North, Wilmington, Delaware 19890 (together with its successors and permitted assigns, "Lessor"), and AMERICA WEST AIRLINES, INC., a Delaware corporation, with its chief executive office at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034 (together with its successors and permitted assigns, "Lessee").

                              W I T N E S S E T H:

                 WHEREAS, Lessor and Lessee desire to amend and, solely for the convenience of the parties, restate in its entirety the Original Head Lease (as hereinafter defined) as of the Restatement Date (as hereinafter defined) as hereinafter set forth;

                 NOW, THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee agree as follows:

                 Section 1.  Definitions.

                 The following terms shall have the following respective meanings for all purposes of this Lease (including the Recitals) and shall be equally applicable to both the singular and the plural forms of the terms defined herein:

                 As used herein, the terms "Assigned Sublease", "Equipment Notes", "Excepted Payments", "Foreign Lease Agreement", "Foreign Lender", "Foreign Lessor", "Indenture Supplement", "Note Holder", "Pass Through Trust", "Pass Through Trust Agreement", "Pass Through Trustee", "Past Due Rate", "Principal Amount", "Refinancing Transaction", "Refunding Agreement", "Restatement Date", "Sublease Assignment", "Trust Company" and "Trust Indenture Estate" shall have the meanings specified in the Indenture; the terms "Intercreditor Agreement", "Liquidity Facility", "Liquidity Provider" and "Subordination Agent" shall have the meanings specified in the Intercreditor Agreement (as defined in the Pass Through Trust Agreement); and the terms "OP Guarantee", "Lease Amendment No. 1" and "SLV Letter

Agreement" shall have the meanings specified in the Refunding Agreement.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is controlled by or is under common control with such specified Person. Control will be deemed to exist based on (i) ownership of 25% or more of the voting securities of a Person or (ii) the power to direct or elect or cause the direction or election of the management and policies of a Person whether by contract or otherwise.

                 "Airbus Industrie" shall mean Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of the French Republic, and its successors and assigns.

                 "Aircraft" shall mean the Airframe leased hereunder and described in Lease Supplement No. 1 (or any airframe from time to time substituted for such Airframe pursuant to Section 11(a)(i) hereof) together with the (i) two IAE Model V2500 Engines described in Lease Supplement No. 1 (or any Engine substituted therefor hereunder) with respect to such Airframe, whether or not any such initial or substituted Engines may from time to time no longer be installed on the Airframe or may be installed on any other airframe,
(ii) Parts or components thereof, (iii) spare parts or ancillary equipment or devices furnished therewith under this Lease (including any separate equipment described on one or more Lease Supplements hereto), (iv) the Aircraft Records and Documents and all other logs, manuals and records with respect to such Aircraft, and (v) all substitutions, replacements and renewals of any and all thereof.

                 "Aircraft Records and Documents" shall mean the items identified in Exhibit B hereto, all of which shall be maintained in the English language.

                 "Airframe" shall mean (a) the Airbus Industrie model A320-231 aircraft (except Engines or engines from time to time installed thereon) described in Lease Supplement No. 1 and leased by Lessor to Lessee hereunder, and any such model aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to
Section 11(a)(i); and (b) any and all Parts so long as the same shall be incorporated or installed on or attached to the Airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 9 hereof after removal from the Airframe or, so long as the Foreign Lease Agreement is in effect, in Foreign Lessor in accordance with Section 13 of the Foreign Lease Agreement; provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased hereunder in substitution for the Airframe pursuant to the applicable provisions hereof and the replacement Airframe shall have been subjected to the Lien of the Indenture (if the Lien of the Indenture has not been discharged) and shall be subject to the Foreign Lease Agreement, the replaced Airframe shall cease to be the Airframe hereunder.

                 "Appraisal Procedure" shall mean the following procedure for determining the "fair market sales value" or "fair market rental value" of the Aircraft, Airframe, an Engine or a Part. Except as provided in Section 18, "fair market sales value" or "fair market rental value" shall mean the value that would be obtained in an arm's-length transaction between an informed and willing seller or lessor, as the case may be, and an informed and willing buyer or lessee, as the case may be, both under no compulsion to sell and purchase or to lease (and other than a lessee in possession or a used equipment scrap dealer), as the case may be, as such value is determined by an appraisal which assumes: (i) that such Aircraft, such Airframe, such Engine or such Part is unencumbered by this Lease (or any sublease) or any of the other Operative Documents or any of the Financing Documents and the terms thereof; (ii) that such Aircraft, Airframe, Engine or Part has been maintained in all respects in accordance with the terms of this Lease (whether or not in fact in such condition), (iii) that such Aircraft, Airframe, Engine or Part meets the return conditions specified in Section 16 and Exhibit E (whether or not in fact meeting such conditions) and (iv) that Lessee has removed the Removable Parts entitled to be removed under Section 9(b) (it being agreed that no such removal is permitted in connection with an appraisal pursuant to Section 18) and replaced any part which was removed from the Aircraft as a result of such Removable Part being installed; provided, however, that costs of removal from the location of current use and costs of sale shall not be a consideration in determining such value except in connection with any determination of "fair market sales value" or "fair market rental value" pursuant to Section 18; and provided, further, that any determination of "fair market sales value" or "fair market rental value" pursuant to Section 18 shall be on an "as is, where is" basis in its actual condition and location subject to this Lease and any sublease and any and all Liens thereon (other than a Lessor's Lien or Lenders' Lien). Lessor and Lessee shall, except for any appraisal pursuant to Section 18 in which case only Lessor shall select such appraiser (which appraiser does not have to be acceptable to Lessee), select an independent nationally-recognized aircraft appraiser, mutually acceptable to each of them, who shall make the determination as to the "fair market sales value" or "fair market rental value" of such Aircraft, Airframe, Engine or Part for which such appraisal is to be conducted. If Lessor and Lessee fail to agree upon a mutually acceptable appraiser within ten (10) days, then each of Lessor and Lessee shall select an appraiser and such determination shall be made by such appraisers (if either party shall fail to appoint an appraiser within ten (10) days after notice from the other party of the selection of its appraiser, then the appraisal made by the other party's appraiser shall be determinative). If the two appraisers chosen pursuant to the preceding sentence fail to agree upon a determination of the "fair market sales value" or "fair market rental value" of such Aircraft, Airframe, Engine or Part within twenty (20) days after their appointment, then such appraisers shall mutually choose a third appraiser within ten (10) days thereafter, provided that if such appraisers fail to mutually choose a third appraiser within said 10-day period, such appointment shall be made by the American Arbitration Association (or any successor) in New York, New York, and the three appraisers so chosen shall each make such determination. The appraisal determined by each of the three appraisers chosen pursuant to the preceding sentence shall be averaged and the appraisal furthest from the average of the three appraisals shall be disregarded. The appraisal determined by each of the two remaining appraisers shall be averaged and such average shall be the appraised "fair market sales value" or "fair market rental value" of such Aircraft, Airframe, Engine or Part. Lessee shall bear all the fees and expenses of the Appraisal Procedure.

                 "Approved Broker" shall mean any reputable insurance broker of recognized responsibility and standing experienced in aircraft insurance.

                 "Approved Insurers" shall mean any reputable and creditworthy insurance company of recognized responsibility and standing experienced in aircraft insurance.

                 "At Offshore" shall have the meaning specified in the Indenture.

                 "Basic Rent" for the Aircraft shall mean the Basic Rent specified in Exhibit C and payable throughout the Basic Term for the Aircraft pursuant to Section 4(a)(i).

                 "Basic Rent Payment Date" shall mean each day determined in accordance with Exhibit C upon which a payment of Basic Rent becomes payable. If a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the next succeeding Business Day.

                 "Basic Term" shall mean the period specified in Lease Supplement No. 3.

                 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Hartford, Connecticut are authorized or required by Law to be closed.

                 "Buyer Furnished Equipment" shall mean the equipment which was to be furnished by Braniff, Inc. or, if applicable, Original Head Lessee and installed on the Aircraft pursuant to Clause 18 of the Purchase Agreement, and any similar equipment furnished to Lessee.

                 "Certificated Air Carrier" shall mean any corporation (except the United States Government) domiciled in the United States of America and holding a Certificate of Convenience and Necessity issued under Section 41102(a) of the Federal Aviation Act by the Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any corporation (except the United States Government) domiciled in the United States of America and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft, which also is a citizen of the United States (as defined in Section 40102 of the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Federal Aviation Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo so as to fall within the purview of 11 U.S.C. Section 1110 or any analogous statute.

                 "Civil Reserve Air Fleet Program" shall mean the Civil Reserve Air Fleet Program administered by the United States Government and authorized under 10 U.S.C. Section 9511, et seq., as amended, or any substantially similar or substitute program of the United States Government.

                 "Claims" shall have the meaning specified in Section 13.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

                 "Commonly Controlled Person" shall mean an entity, whether or not incorporated, which is under common control with Lessee within the meaning of Section 414(b) or (c) of the Code.

                 "Consent and Guaranty" shall mean the Amended and Restated Consent and Guaranty of Airbus Industrie, dated as of May 1, 1985, as amended and restated as of December 30, 1988, in the form attached to the Purchase Agreement.

                 "Default" shall mean an event or condition which would constitute an Event of Default with the lapse of time or the giving of notice or both.

                 "Delivery Date" shall mean December 29, 1989, being the date the Aircraft was delivered to and accepted by the Original Head Lessee as Lessee hereunder for all purposes of this Lease.

                 "$" and "dollars" shall mean the lawful currency of the United States of America.

                 "Engine" shall mean (i) each of the two IAE Model V2500 engines listed by manufacturer's serial number in Lease Supplement No. 1 and initially installed on the Airframe covered by such Lease Supplement, whether or not from time to time thereafter no longer installed on the Airframe or installed on any other aircraft or airframe, and (ii) any replacement engine which may from time to time be substituted, pursuant to Section 6(a), 11(a), 11(b) or 16(c), for any Engine leased hereunder; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto after removal from such Engine shall remain vested in Lessor in accordance with the terms of Section 9 hereof (or so long as the Foreign Lease Agreement is in effect, in Foreign Lessor in accordance with Section 13 of the Foreign Lease Agreement). Except as otherwise set forth herein, at such time as a replacement engine shall be so substituted and leased hereunder and the replacement engine shall have been subjected to the Lien of the Indenture (if the Lien of the Indenture has not been discharged) and shall have been subjected to the Foreign Lease Agreement if in effect, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, both Engines then leased hereunder.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, as from time to time in effect.

                 "Event of Default" shall have the meaning specified in any one or more clauses in Section 17.

                 "Event of Loss" shall mean any of the following events with respect to the Aircraft, Airframe or either Engine: (a) loss of such property or the use thereof due to theft or disappearance for a period in excess of sixty (60) consecutive days, but in no event later than the last day of the Term; (b) destruction or damage of such property that renders repair uneconomic or such property permanently unfit for normal use by Lessee (or, if a Permitted Sublease is in effect, the Permitted Sublessee) for any reason whatsoever; (c) any loss or disappearance of or damage to or destruction of such property which results in an insurance settlement with respect to such property on the basis of an actual or a constructive total loss; (d) the condemnation, confiscation, appropriation, seizure or requisition of title to any such property by any Governmental Entity which results in the loss of title by Lessor for ten (10) days or more but excluding requisition for use or hire which does not involve requisition of title; (e) the condemnation, confiscation, appropriation, seizure or requisition of the use of any such property by any Governmental Entity (other than a requisition for use by the federal government of the United States or any instrumentality or agency thereof bearing the full faith and credit of the United States of America), which in any such case shall have resulted in the loss of possession thereof by Lessee for a period in excess of the earlier of ninety (90) consecutive days or the last day of the Term (or for such shorter period ending on the date which is the next Business Day after the date of receipt of an insurance settlement with respect to such property on the basis of a total loss); (f) the requisition for use of such property by the federal government of the United States or any agency or instrumentality thereof bearing the full faith and credit of the United States of America, which purports to or does continue beyond the Term; (g) as a result of any law, rule, regulation, order or other action by the FAA, the Department of Transportation or any other Governmental Entity having jurisdiction, the use of such Aircraft, Airframe or Engine in the normal course of Lessee's (or, if a Permitted Sublease is in effect, the Permitted Sublessee's) business of air transportation of passengers shall have been prohibited for a period of six (6) consecutive months, unless Lessee (or the Permitted Sublessee), prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit such normal use of such item of equipment by Lessee (or the Permitted Sublessee), or, in any event, if such normal use shall have been so prohibited by any such Governmental Entity for a period of twelve (12) consecutive months or is continuing on the last day of the Term; or (h) as otherwise provided herein. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. An Event of Loss with respect to an Engine shall not, absent an Event of Loss with respect to the Airframe, be deemed an Event of Loss with respect to the Airframe.

                 "Excluded Property" shall have the meaning set forth in
Section 9(b) hereto.

                 "Expiration Date" shall mean the date specified in Lease Supplement No. 3, on which date the Basic Term of this Lease shall expire.

                 "FAA" shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor agency.

                 "FAA Bills of Sale" shall mean, collectively, (i) the Bill of Sale for the Aircraft on AC Form 8050-2, dated the Delivery Date, from Manufacturer's Subsidiary to AT Offshore, and (ii) the Bill of Sale for the Aircraft on AC Form 8050-2, dated the Delivery Date, from AT Offshore to Lessor.

                 "Federal Aviation Act" shall mean the sections of Title 49 of the United States Code relating to aviation, as amended and in effect from time to time, or any similar legislation of the United States of America enacted in substitution or replacement thereof.

                 "Financials" shall mean Lessee's most recent fiscal year-end audited consolidated balance sheet and statements of income and cash flow for the period then ending, copies of which for the fiscal year ended December 31, 1996, have been provided to Lessor prior to the date hereof.

                 "Financing Documents" shall mean the Lease Agreement, each Lease Supplement, the Lease Amendment No. 1, the Trust Agreement, each Trust Supplement, the Indenture, each Indenture Supplement, the Foreign Lease Documents, the Refunding Agreement, the Equipment Notes issued under the Indenture, the Intercreditor Agreement, each Liquidity Facility, each Pass Through Trust Agreement and each supplement thereto and any certificate delivered or entered into in accordance with the foregoing, as amended, supplemented or otherwise modified.

                 "Foreign Air Carrier" shall mean any air carrier listed in Exhibit F-1, as amended, supplemented or otherwise modified from time to time, whose principal place of business and legal domicile at the time of entering into the applicable sublease is located in a country listed on Exhibit F-2, as amended, supplemented or otherwise modified from time to time, and not prohibited by the terms of the insurance then in effect, with which the United States has diplomatic or, such as in the case of Taiwan, similar relations, in each case which is obligated under the applicable sublease to perform all maintenance required by applicable foreign governmental standards made mandatory to the Aircraft by such jurisdiction and, to the extent not inconsistent therewith, all FAA-airworthiness directives and other requirements made mandatory to the Aircraft by the FAA.

                 "Foreign Lease Documents" shall mean the Foreign Financing Documents, as defined in the Indenture.

                 "Foreign Lessee" shall mean GPA HK-320-B, Limited.

                 "GAAP" shall mean United States generally accepted accounting principles and practices consistently applied as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board. All accounting terms not otherwise defined herein shall have the meanings assigned to such terms in accordance with GAAP.

                 "Governmental Entity" shall mean and include (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any entity described in (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only to the extent that any entity described in clause (i), (ii) or (iii) has jurisdiction over Lessor, Lessee, Indenture Trustee, Note Holders, any sublessee, the Aircraft or its operations.

                 "Head Lessor's Lien" shall mean a "Lessor's Lien" under and as defined in the Original Head Lease.

                 "IAE" shall mean IAE International Aero Engines AG, a company organized and existing under the laws of Switzerland.

                 "Indemnitee" shall mean Foreign Lessor, Foreign Lessee, Foreign Lender, Lessor (in its individual capacity and as trustee under the Trust Agreement), the Trust Estate, Owner Participant, the general partners (and not the limited partners, if any) of Owner Participant, the Trust Indenture Estate, Indenture Trustee (in its individual capacity and as trustee under the Indenture), each Pass Through Trust, each Pass Through Trustee (in its individual capacity and as trustee under the Pass Through Trusts), the Subordination Agent and each Liquidity Provider, and their respective successors and permitted assigns, and any combination thereof and their respective officers, directors, agents, servants, employees, subsidiaries, Affiliates and shareholders.

                 "Indenture" shall mean the First Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-8] dated as of June __, 1997, as the same may be further amended, supplemented or modified from time to time, between Indenture Trustee and Lessor. The term "Indenture" shall also include the Indenture Supplements entered into pursuant to the terms of the Indenture.

                 "Indenture Trustee" shall mean the bank or trust company serving as Indenture Trustee under the Indenture, and its successors and assigns.

                 "Interest Rate" shall mean (i) with respect to the portion of any payment of Rent that may be required by the Indenture to be paid to the holders of any outstanding Equipment Notes issued thereunder, a per annum rate of interest equal to the Past Due Rate applicable thereto under and as defined in the Indenture computed on the basis of a 360-day year and twelve 30-day months and (ii) with respect to any other amount, a per annum rate of interest equal to the sum of the rate of interest publicly announced by Citibank, N.A., at its principal office in New York City, as its prime or similar base rate from time to time in effect from the date the amount becomes due to the date it is paid in full, plus 2%, computed on the basis of a year of 365 or 366 days, as the case may be, and actual number of days elapsed.

                 "Law" shall mean and include (i) any statute, rule, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial or administrative interpretations of the application of any Law described in (i) or (ii) above; and (iv) except where expressly excluded herein, any amendment or revision of any Law described in (i), (ii), or (iii) above.

                 "Lease Agreement," "this Lease Agreement," "this Lease," "this Agreement," "herein," "hereunder," "hereby," "hereof" or other like words shall mean this Lease as originally executed and as amended, supplemented or otherwise modified from time to time, including, without limitation, by one or more Lease Supplements, as a whole and not to any particular Section or other subdivision, and any reference to a "Section" or an "Exhibit" shall refer to a Section or an Exhibit of this Lease, as so amended, supplemented or modified, unless expressly provided to the contrary.

                 "Lease Identification" shall have the meaning set forth in
Section 6(e) hereto.

                 "Lease Supplement" shall mean Lease Supplement No. 1, Lease Supplement No. 2 and Lease Supplement No. 3 and each subsequent Lease Supplement entered into hereunder.

                 "Lease Supplement No. 1" shall mean Lease Supplement [GPA 1989 BN-8] No. 1 dated the Delivery Date between Lessor and Original Head Lessee, as Lessee.

                 "Lease Supplement No. 2" shall mean Lease Supplement [GPA 1989 BN-8] No. 2 dated December 29, 1994 between Lessor and Original Head Lessee, as Lessee.

                 "Lease Supplement No. 3" shall mean Lease Supplement [GPA 1989 BN-8] No. 3, substantially in the form of Exhibit D-1 hereto, entered into between Lessor and Lessee on the Restatement Date for the purpose of confirming the leasing of the Aircraft hereunder.

                 "Lenders' Lien" shall mean any Lien or disposition of title attributable to Indenture Trustee in its individual capacity (and not as Indenture Trustee) on or in respect of (as the case may be) the Aircraft or any other portion of the Trust Estate or the Trust Indenture Estate arising as a result of (i) Claims against Indenture Trustee in its individual capacity (and not as Indenture Trustee) not related to its interest in the Aircraft or the administration of the Trust Estate or the Trust Indenture Estate pursuant to the Indenture, whether under Section 9-207(2)(e) of the Uniform Commercial Code or otherwise, (ii) acts or omissions of Indenture Trustee in its individual capacity (and not as Indenture Trustee) not contemplated hereunder or under the other Operative Documents, or acts or omissions of Indenture Trustee in its individual capacity (and not as Indenture Trustee) which are in violation of any of the Operative Documents, or (iii) Taxes imposed on or Claims against Indenture Trustee in its individual capacity (and not as Indenture Trustee) which are excluded from indemnification by Lessee, or (iv) Claims against Indenture Trustee in its individual capacity (and not as Indenture Trustee) arising out of the voluntary or involuntary transfer by Indenture Trustee in its individual capacity (and not as Indenture Trustee) of all or any portion of its interest in the Aircraft, the Airframe, any Engine, the Trust Estate, the Trust Indenture Estate or the Operative Documents (except a Claim resulting from the exercise of remedies under and in accordance with the Indenture or for a transfer provided for in the Operative Documents).

                 "Lessee" shall have the meaning set forth in the Recitals hereto.

                 "Lessor" shall have the meaning set forth in the Recitals hereto.

                 "Lessor's Lien" shall mean any Lien or disposition of title affecting the Aircraft, the Airframe, any Engine or any Part arising as a result of (i) any claim against

Lessor, Owner Participant, any partner of the Owner Participant, Trust Company or any of their Affiliates not related to the transactions contemplated by this Lease or the other Operative Documents, the Financing Documents, the Foreign Lease Documents or the Purchase Documents; (ii) any affirmative act of Lessor, Owner Participant, any partner of the Owner Participant, Trust Company or any of their Affiliates not expressly contemplated by this Lease or the other Operative Documents, the Financing Documents or the Purchase Documents or not permitted without consent (which consent has not been granted) by any party hereto or thereto or that is in violation of any term of this Lease or the other Operative Documents, the Financing Documents or the Purchase Documents;
(iii) Taxes imposed against the Trust Estate, Trust Company, Lessor, Owner Participant, any partner of the Owner Participant or any of their Affiliates or the consolidated group of taxpayers of which any of them is a member which are not to be indemnified against by Lessee under the Operative Documents, the Purchase Documents or the Financing Documents or by Original Head Lessee under the Original Head Lease Tax Indemnification Agreement; (iv) claims against the Trust Estate, Trust Company, Owner Participant, any partner of the Owner Participant or Lessor or any of their Affiliates arising out of the transfer of all or any part of their respective interest in the Aircraft, the Airframe, either Engine, the Trust Estate, the Operative Documents or the Financing Documents other than any transfers or dispositions pursuant to Sections 2, 6, 9, 11, 16, 18, 19 or 20 (except Liens resulting from a transfer not permitted by such Section) of this Lease or pursuant to Section 10 of the Refunding Agreement or pursuant to similar types of provisions in the Foreign Lease Agreement; provided, however, that there shall be excluded from this definition and Lessor shall not be required to remove any Lien which would otherwise constitute a Lessor's Lien, if it is being diligently contested in good faith so long as neither such proceedings nor Lien involves a material danger of the sale, forfeiture or loss of the Aircraft or adversely affects Lessee's rights under Section 21(f); and provided, further, that Lessor's Liens shall not include the Lien of the Indenture or Lenders' Liens or Liens contemplated by the Foreign Lease Documents.

                 "Lien" shall mean any mortgage, chattel mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, lease in the nature of a security interest, statutory right in rem, or claim of any kind, including any thereof arising under any conditional sale agreement, equipment trust agreement or title retention agreement.

                 "Lien of the Indenture" shall mean the Lien created by the Indenture on the Trust Indenture Estate.

                 "Maintenance Program" shall mean (i) the America West Maintenance Program approved by the FAA for America West Airbus model A320-231 aircraft in effect on the date hereof or as modified with the approval of the FAA without affecting, or any other FAA approved maintenance program which does not affect, the return condition standards set forth in Section 16 and Exhibit E or (ii) if the Aircraft is subject to a Permitted Sublease to a Foreign Air Carrier, any other maintenance program for the Aircraft which is approved by the aviation authority of the country of registry and complies with the requirements applicable to maintenance of the Aircraft contained in the definition of Foreign Air Carrier. The Maintenance Program shall encompass scheduled maintenance, condition monitored maintenance, and on-condition maintenance of the Airframe, Engines, and components of the Aircraft, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, structure life improvements, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, and corrosion control inspections and treatments.
All modifications and supplements to the Maintenance Program shall be provided to Lessor upon its reasonable request and Lessor shall be given reasonable access to the Maintenance Program upon its request.

                 "Manufacturer" shall mean, collectively, Manufacturer's Subsidiary, IAE, Airbus Industrie or, as the case may be, any one or more thereof as may be applicable in any given circumstance, together in each case with any subcontractor or supplier thereof.

                 "Manufacturer's Subsidiary" shall mean AVSA, S.A.R.L., a French societe a responsabilite limitee, which as of the date hereof is owned by Airbus Industrie.

                 "Maximum Foreign Use Percentage" shall have the meaning specified in Exhibit C.

                 "Mortgage Convention" shall mean the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

                 "Net Worth" shall mean, with respect to any Person, such Person's stockholders' equity minus any intangible assets.

                 "Operative Documents" shall mean this Lease, each Lease Supplement, any sublease, the Tax Indemnification Agreement, the Financing Documents, the SLV Letter Agreement, and any certificate delivered or entered into pursuant to the foregoing, as amended, supplemented or otherwise modified.

                 "Original Head Lease" shall mean this Aircraft Lease Agreement [GPA 1989 BN-8], with respect to the Aircraft, dated as of December 19, 1989, between Lessor, as lessor, and the Original Head Lessee, as lessee, as amended, supplemented or otherwise modified and as in effect immediately prior to the Restatement Date, as more particularly described in Annex I attached hereto.

                 "Original Head Lease Tax Indemnification Agreement" shall mean the Head Lease Tax Indemnification Agreement [GPA 1989 BN-8], dated as of December 19, 1989, and amended and restated as of the Restatement Date, between the Original Head Lessee and Owner Participant, as amended, supplemented or otherwise modified from time to time.

                 "Original Head Lessee" shall mean GPA Leasing USA Sub I, Inc., a Connecticut corporation.

                 "Original Sublease" shall mean the Initial Sublease (as defined in the Original Head Lease) as in effect immediately prior to the Restatement Date.

                 "Other Leases" shall mean the Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-7] amended and restated as of the Restatement Date between Wilmington Trust Company as Owner Trustee, Lessor, and America West Airlines, Inc. as Lessee, the Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-9] amended and restated as of the Restatement Date between Wilmington Trust Company as Owner Trustee, Lessor, and America West Airlines, Inc. as Lessee and the Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-11] amended and restated as of the Restatement Date between Wilmington Trust Company as Owner Trustee, Lessor, and America West Airlines, Inc. as Lessee, each as amended, supplemented or otherwise modified from time to time.

                 "Other Letters of Credit" shall mean any and all letters of credit pursuant to Section 8(l) of the Other Leases.

                 "Owner Participant" shall mean _______________, as Owner Participant under the Trust Agreement, and its successors and permitted assigns.

                 "Owner Trustee" shall mean Wilmington Trust Company, as Owner Trustee under the Trust Agreement, and its successors and assigns.

                 "Parent" shall mean GPA Group plc, a public limited company organized and existing under the laws of Ireland.

                 "Partial Assignment" shall mean the A320 Partial Assignment, Assumption, Release and Amendment Agreement, dated as of December 30, 1988, among Parent, Braniff, Inc., and Manufacturer's Subsidiary, as amended, supplemented or otherwise modified.

                 "Participation Agreement" shall mean the Participation Agreement [GPA 1989 BN-8], dated as of December 19, 1989, among Original Head Lessee, Parent, Owner Participant, Owner Trustee, Indenture Trustee and the "Lender" named therein, as amended, supplemented or otherwise modified from time to time and as in effect immediately prior to the Restatement Date.

                 "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (excluding complete Engines or engines), including Buyer Furnished Equipment, which may now or from time to time be incorporated or installed in or attached to or were provided by the Manufacturer with the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 9 hereof after removal from such Airframe or Engine or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor in accordance with Section 13 of the Foreign Lease Agreement. Except as otherwise set forth herein, at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, the Part so replaced shall cease to be a Part hereunder.

                 "Payment Location" shall have the meaning set forth in Exhibit C, as the same may be changed from time to time by Lessor as provided in
Section 4(c).

                 "Permitted Lien" shall mean any Lien referred to in clauses
(i) through (vii) of the first sentence of Section 14 hereof.

                 "Permitted Sublease" shall have the meaning specified in
Section 6(a)(iii)(1).

                 "Permitted Sublessee" shall mean a Certificated Air Carrier or, after the Restricted Use Period, (a) any Foreign Air Carrier, (b) the United States Government or an agency or instrumentality thereof which bears the full faith and credit of the United States of America or (c) any other Person approved in writing by the Owner Participant and the Indenture Trustee.

                 "Person" shall mean and include any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Governmental Entity, or organization or association of which any of the above is a member or a participant.

                 "Purchase Agreement" shall mean the Amended and Restated Airbus A310/A320 Purchase Agreement, dated as of May 1, 1985, as amended and restated as of December 30, 1988 (insofar as the same relates to Model A320 Aircraft), between Manufacturer's Subsidiary and Braniff, Inc., including the Consent and Guaranty, together with Letter Agreements, Exhibits and Appendices thereto, as partially assigned to Parent pursuant to the Partial Assignment, to which Airbus Industrie, as guarantor, has consented, and as the same may from time to time be further amended, supplemented or otherwise modified to the extent permitted by the terms thereof.

                 "Purchase Documents" shall mean the Purchase Agreement, the Partial Assignment and any other agreement, document or certificate delivered or entered into pursuant to the foregoing, as amended, supplemented or otherwise modified.

                 "Removable Part" shall have the meaning set forth in Section 9(b).

                 "Renewal Rent" shall mean the rent payable pursuant to Section 20.

                 "Renewal Rent Payment Date" shall mean each day determined in accordance with Exhibit C upon which a payment of Renewal Rent becomes payable. If a Renewal Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Renewal Rent Payment Date shall be made on the next succeeding Business Day.

                 "Renewal Term" shall mean the period described in Section 20 following the end of the Basic Term if Lessee shall have exercised its renewal option in accordance with Section 20.

                 "Rent" shall mean Basic Rent or Renewal Rent, as the case may be, and Supplemental Rent, collectively.

                 "Replacement Airframe" and "Replacement Engine" shall have the meanings specified in accordance with their description in Section 11.

                 "Replacement Period" shall have the meaning specified in
Section 11.

                 "Responsible Officer" shall mean, with respect to Lessee, any of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Controller.

                 "Restricted Use Period" shall have the meaning specified in Exhibit C.

                 "Return Occasion" shall mean the event that occurs when possession of the Aircraft is to be returned from Lessee to Lessor at the end of the Term of this Lease or upon Lessor taking possession pursuant to Section 18 or for any other reason.

                 "Specified Investments" shall mean (i) direct obligations of the United States Government, the obligations of which bear the full faith and credit of the United States; (ii) obligations fully guaranteed by the United States; (iii) certificates of deposit issued by any commercial bank incorporated under the laws of the United States or one of the States thereof (but not exceeding $10,000,000 in principal amount or deposits at any given time for any one bank) having a combined capital surplus and undivided income of at least $750,000,000 and having a rating of "B" or better from Thompson BankWatch, Inc.;

(iv) repurchase agreements (but not exceeding $10,000,000 in principal amount or deposits at any given time for any one bank) with any financial institution having combined capital surplus and undivided income of at least $750,000,000 and fully collateralized by an obligation of the type described in clauses (i) through (iii) as collateral pursuant to which an entity referred to in clause
(iii) above or another financial institution having a net worth of at least $750,000,000 and having a rating of "B" or better from Thompson BankWatch, Inc. is obligated to repurchase any such obligation not later than ninety (90) days after the purchase of any such obligation; and (v) money market funds which invest solely in obligations described in clause (i) or (ii); provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is on or before the date which is ninety (90) days from the date of purchase thereof.

                 "Stipulated Loss Value" shall mean as of the applicable date during the Basic Term the amount set forth on Exhibit A hereto and, thereafter, the amount described in Section 20 (it being understood and agreed that the amounts set forth in Exhibit A take into account fully the amount and application of each installment of Basic Rent or Renewal Rent on each Stipulated Loss Value Date [(other than a Stipulated Loss Value Date that is a Basic Rent Payment Date or Renewal Rent Payment Date) so that no additional credit of such Basic Rent or Renewal Rent is to be made in respect thereof except as expressly provided herein on a Basic Rent Payment Date or a Renewal Rent Payment Date)]. In the event that it is necessary to determine a separate Stipulated Loss Value for the Airframe or an Engine, such Stipulated Loss Value shall be based on the ratio that the original cost to Lessor of the Airframe or such Engine bears to Lessor's Cost (as set forth in the Original Head Lease) for the Aircraft.

                 "Stipulated Loss Value Date" shall mean each monthly date listed, or with respect to any Renewal Term determined as set forth, on Exhibit A hereto.

                 "Supplemental Rent" shall mean any and all amounts, liabilities and obligations other than Basic Rent and Renewal Rent which Lessee assumes or agrees to pay to Lessor or any other Indemnitee hereunder or under any other Operative Document, including, without limitation, (i) any payment of Stipulated Loss Value and any payment provided for in Section 11 or 18; (ii) any payment of indemnity required by Section 10 or 13 hereof; (iii) any payment of an amount equal to average daily Basic Rent or Renewal Rent in connection with an extension of the Term of this Lease as a result of (a) an incipient Event of Loss and the operation of Section 11 hereof or (b) the need to correct any failure of the Aircraft to satisfy the requirements of Section 16 and Exhibit E hereof; (iv) [Intentionally Left Blank]; (v) an amount equal to any payment due to the Owner Trustee in respect of fees or expenses as provided in Section 21(j) hereof; (vi) an amount equal to any payment due to the Indenture Trustee in respect of fees or expenses as provided in the Indenture and/or Section 21(j) hereof; (vii) the Pro Rata Share of any payment due to any Pass Through Trustee in respect of fees or expenses pursuant to the Pass Through Trust Agreement; (viii) the Pro Rata Share of any payment due to the Subordination Agent in respect of fees, compensation, costs or expenses pursuant to the Intercreditor Agreement; (ix) an amount equal to the amount specified in clause (b) of the fourth paragraph of Section 2.02 of the Indenture; and (x) to the extent permitted by applicable Law, interest at the Interest Rate calculated: (1) on any part of any installment of Basic Rent or Renewal Rent, or average daily Basic Rent referred to in clause (iii) of this definition of "Supplemental Rent", as the case may be, not paid on the due date thereof for the period for which the same shall be overdue and (2) on any Supplemental Rent not paid when due hereunder from and including the due date until the same shall be paid. As used herein, "Pro Rata Share" means as of any date of determination a fraction the numerator of which is the aggregate Principal Amount then outstanding of the Equipment Notes issued under the Indenture and the denominator of which is the aggregate principal balance then outstanding of all "equipment notes" issued under the Indentures (as defined in the Intercreditor Agreement).

                 "Tax Indemnification Agreement" shall mean the Amended and Restated Sublease Tax Indemnification Agreement [GPA 1989 BN-8], dated as of September 21, 1990, and as amended and restated as of the Restatement Date between Original Head Lessee and Lessee, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Taxes" shall have the meaning specified in Section 10(a).

                 "Taxing Authority" shall have the meaning specified in Section 10(a).

                 "Term" shall mean, collectively, the Basic Term specified in Lease Supplement No. 3 and, if Lessee extends the Term in accordance with
Section 20, the Renewal Term, in either case as extended or deemed extended as a result of the occurrence of an event described in clause (iii) to the definition of "Supplemental Rent" in this Lease, for which the Aircraft is leased hereunder pursuant to Section 2.

                 "Trust Agreement" shall mean the Trust Agreement [GPA 1989 BN-8] dated as of December 19, 1989 as amended by Trust Supplement No. 1 and as further amended by Trust Supplement No. 2 between Lessor, in its individual capacity, and Owner Participant, as beneficiary, as the same may be amended, supplemented or otherwise modified from time to time. The term "Trust Agreement" shall also include each Trust Supplement.

                 "Trust Estate" shall have the meaning specified in the Trust Agreement.

                 "Trust Supplement" shall mean Trust Supplement No. 1 and Trust Supplement No. 2 and each subsequent Trust Supplement entered into thereunder and any further supplement to the Trust Agreement.

                 "Trust Supplement No. 1" shall mean Trust Agreement Supplement [GPA 1989 BN-8] No. 1 dated the Delivery Date between Lessor and Owner Participant for the purpose of bringing the Aircraft and the Original Head Lease into the Trust Estate.

                 "Trust Supplement No. 2" shall mean Trust Agreement Supplement [GPA 1989 BN-8] No. 2 dated the Restatement Date between Lessor and Owner Participant conforming the references in the Trust Agreement to this Agreement.

                 "United States Government" shall mean the federal government of the United States of America and any board, commission, department, division, organ, instrumentality, court or agency thereof.

                 "Wet Lease" shall mean any arrangement whereby Lessee agrees to furnish the Aircraft or the Airframe and Engine or engines installed thereon at that time to a third party pursuant to which such Aircraft or the Airframe and

Engine or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses required under the Federal Aviation Act (it is understood that cabin attendants need not be regular employees of Lessee) and Lessee otherwise maintains operational control and possession thereof, and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices and this Lease, and otherwise the insurance required hereunder shall be maintained and the Aircraft shall be used and operated in accordance with this Lease.

                 Section 2. Agreement to Lease. Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, on the terms and subject to the conditions set forth in this Lease.

                 Section 3.  Delivery and Acceptance; Term.

                 (a) Time of Delivery. The Aircraft was delivered to Lessee, and Lessee accepted delivery of the Aircraft, on December 29, 1989.

                 (b)      [Intentionally Left Blank]

                 (c) Acceptance of Aircraft. The Aircraft leased hereunder was delivered to Lessee "AS IS," "WHERE IS" and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 5(a) AND (b) HEREOF.

                 Lessee hereby agrees that it has accepted the Aircraft for all purposes of this Lease and Lessee's acceptance of the Aircraft was conclusive evidence that, as between Lessor and Lessee, the Aircraft was in all respects satisfactory to Lessee and was in compliance with this Lease.

                 (d) Term of Lease. The Basic Term of this Lease shall commence on the Delivery Date and shall continue until the Expiration Date; provided, however, that the Term of this Lease may be earlier terminated pursuant to the provisions hereof.

                 Section 4.  Rent.

                 (a) Rent. Lessee covenants and agrees to pay the following as Rent hereunder:

                      (i) Basic Rent. The Basic Rent, as set forth in Exhibit C throughout the Basic Term hereof, in consecutive installments, in arrears as set forth on Schedule I attached to Exhibit C, due and payable on each Basic Rent Payment Date to the Lessor; and

                      (ii) Supplemental Rent. Any and all Supplemental Rent, which shall be due and payable ten (10) Business Days after demand unless otherwise specifically provided, except for Supplemental Rent constituting interest on overdue amounts, which shall be due and payable on demand. In the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent or Renewal Rent. Lessee's obligation to pay Supplemental Rent which is due and owing pursuant to the terms hereof shall survive the expiration or termination of Lessee's obligation to pay Basic Rent or Renewal Rent hereunder.

                       (b) Minimum Payments. Notwithstanding any provision in this Lease or in any other Operative Document to the contrary, under all circumstances and in any event, (i) the Stipulated Loss Value, together with the payment of Supplemental Rent and all other Rent then due hereunder, as of any time and as of the date of any payment thereof shall (both before and after giving effect to any reductions therefrom) be in an amount at least sufficient to pay in full as of such time or date the aggregate unpaid principal amount of the Equipment Notes then outstanding and all accrued and unpaid interest (assuming interest has been timely paid) thereon, and (ii) Basic Rent payable on any Basic Rent Payment Date shall at least equal the aggregate amount of principal and interest due and payable on the Equipment Notes on such Basic Rent Payment Date. It is agreed, however, that no installment of Basic Rent or Stipulated Loss Value shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of any Lessor's Lien or Lenders' Lien, (B) any modification of the terms of the Equipment Notes or the other Financing Documents made without the prior written consent of Lessee or (C) the acceleration of any Equipment Note due to the occurrence of any "Indenture Event of Default" (as defined in the Indenture) which does not constitute an Event of Default hereunder. It is further agreed that nothing in this Lease or any other Operative Document shall be deemed to constitute a guaranty of the value, utility or useful life of the Aircraft or a guaranty in respect of interest, principal or any other amounts payable in respect of or under the Equipment Notes.

                 (c) Date, Place and Method of Payment. If any date on which a payment of Rent becomes due and payable is not a Business Day, the Rent otherwise due on such date shall be due and payable on the next succeeding Business Day. All Basic Rent, Renewal Rent and Supplemental Rent payable under this Lease shall be paid by wire transfer in immediately available currency of the United States of America, no later than 12:00 p.m. (noon), New York City time, on the date payable hereunder, and, so long as the Lien of the Indenture shall not have been discharged, to or as directed by Indenture Trustee in accordance with the payment instructions set forth in Exhibit C hereto or at such other address in the City of New York or Hartford, Connecticut as Indenture Trustee may direct by thirty (30) days prior written notice to Lessee, except for all Excepted Payments. All Excepted Payments, and, upon discharge of the Lien of the Indenture, all payments of Rent thereafter made hereunder, shall be paid in such immediately available funds no later than 12:00 p.m. (noon), New York City time, on the date payable hereunder, to Lessor or to Owner Participant, as appropriate, in accordance with the payment instructions set forth in Exhibit C or at such other address as Lessor may direct by thirty (30) days prior written notice to Lessee.

                 (d) Prohibition Against Setoff, Counterclaim, Etc. This Lease is a net lease. Lessee's obligations to pay all Rent and to perform all other obligations hereunder are absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which Lessee may have against Lessor, Original Head Lessee, Owner Participant, Indenture Trustee, any Note Holder, any Manufacturer, any Person providing services with respect to the Aircraft, or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise), including, without limitation, any breach by Lessor of its representations, warranties or covenants contained herein or in the other Operative Documents;
(ii) any defect in the title, airworthiness, eligibility for registration under the Federal Aviation Act, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft (subject to the provisions of Section 11(a)(ii) hereof), any interruption or cessation in the use of or possession thereof by or availability to Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, Lessor, Original Head Lessee, Owner Participant, Indenture Trustee, any Note Holder, any Manufacturer, any Person providing services with respect to the Aircraft or any other Person; (iii) any Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any sublease or any absence of right, power or authority of Lessor, Original Head Lessee, Lessee or Indenture Trustee to enter into this Lease or the Indenture, as the case may be; (v) any insolvency, bankruptcy, reorganization, or similar proceedings by or against Lessor, Original Head Lessee, Lessee, any sublessee, Indenture Trustee or any Note Holder; (vi) any Taxes; or (vii) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; it being the expressed intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

                 Except as expressly set forth elsewhere in this Agreement, Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender this Lease or the Aircraft or any obligation imposed upon Lessee hereunder or under the other Operative Documents (including, without limitation, payment of Rent), except in accordance with the terms hereof.

                 Each payment of Rent made by Lessee shall be final. Lessee will not seek to recover all or any part of any payment of Rent for any reason whatsoever except manifest error.

                 If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of Law, except as specifically provided herein, Lessee waives all rights (if any) to any diminution in its Rent obligations hereunder and nonetheless agrees to pay to Indenture Trustee or Lessor as provided in Section 4(c) hereof an amount equal to each Basic Rent or Renewal Rent, as the case may be, payment and any Supplemental Rent payment at the time such payments would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part, and so long as such payments are made and all other terms and conditions hereof are complied with by Lessee,

Lessor and Lessee will deem this Lease to remain in full force and effect.

                 The foregoing shall not, however, be construed as a waiver of Lessee's other rights to seek damages, specific performance, other remedies at law or equity or any combination thereof, as against the Original Head Lessee, Lessor, Indenture Trustee or any other Person having an interest herein through the Original Head Lessee, Lessor, Indenture Trustee or any other Person as shall be liable therefor, on account of any failure of the Original Head Lessee, Lessor, Indenture Trustee or any other such Person to perform its express obligations under this Lease and the other Operative Documents, or to enforce any judgment obtained therefor.

                 Section 5.  Representations, Warranties and Covenants.

                 (a) Warranties and Disclaimer of Warranties. THE AIRCRAFT WAS DELIVERED AND IS BEING LEASED BY LESSOR TO LESSEE "AS IS" AND "WHERE IS". LESSEE EXPRESSLY AGREES THAT IT TOOK THE AIRCRAFT ON SUCH BASIS. LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE, BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE OR BY HAVING ACQUIRED THE AIRCRAFT OR DONE OR FAILED TO DO ANY ACT OR ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE, AND NEITHER LESSOR NOR OWNER PARTICIPANT HAS MADE, AND LESSOR FOR ITSELF AND OWNER PARTICIPANT, HEREBY SPECIFICALLY DISCLAIMS, ANY GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREINBELOW PROVIDED), AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE FOR A PARTICULAR OR ANY PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR AS TO ANY OTHER GUARANTY, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING WITHOUT LIMITATION ANY LIABILITY IN TORT, OBLIGATION OR LIABILITY ARISING FROM NEGLIGENCE, STRICT LIABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE OR DEALING OR USAGE OR TRADE, OR LOSS OR INTERRUPTION OF USE, PROFIT, OR BUSINESS, OR OTHER CONSEQUENTIAL DAMAGES; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH GUARANTY, REPRESENTATION OR WARRANTIES. NEITHER LESSOR NOR ANY OTHER INDEMNITEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, REGARDLESS OF ANY

NEGLIGENCE (OTHER THAN ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH IS NOT ATTRIBUTABLE TO ITS INTEREST IN THE AIRCRAFT) OF LESSOR OR ANY OTHER INDEMNITEE, AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS ANY RIGHTS OR REMEDIES, WITH RESPECT TO (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE AIRCRAFT, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER IMPLIED WARRANTIES, OR GUARANTEES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR OR ANY USE, EXCEPT THAT: (A) Lessor represents and warrants that
(x) on the Delivery Date Lessor had, and on the Restatement Date Lessor has, the right to lease the Aircraft hereunder and (y) on the Delivery Date the Aircraft was free of Head Lessor's Liens and on the Restatement Date the Aircraft is free of Lessor's Liens and Head Lessor's Liens and (B) Lessor covenants that it shall not create, incur, assume or suffer to exist any Lessor's Lien on the Aircraft.

                 (b) Representations and Warranties of Lessor. Lessor hereby represents and warrants, as of the Restatement Date that its representations and warranties set forth in Section 9(b) of the Refunding Agreement were true when made and continue to be true and correct.

                 (c) No Amendments to Financing Documents. Lessor covenants and agrees that Lessor will not, without the prior written consent of Lessee, amend, modify, supplement or waive any provision of any Financing Document in such a way as to materially increase Lessee's obligations hereunder or materially reduce Lessee's rights hereunder.

                 The representations, warranties and covenants of Lessor under Sections 5(a) and 5(b) and this Section 5(c) shall survive the execution and delivery of this Lease and the delivery of the Aircraft and the Restatement Date.

                 (d) Suppliers' Warranties. So long as a Default or an Event of Default has not occurred and is continuing and provided that the Aircraft continues to be maintained, modified and repaired as required hereunder, Lessor hereby assigns or, if by their terms not assignable, agrees otherwise to make available to Lessee the right to exercise in Lessee's name such rights as Lessor may have or may subsequently obtain (but without representation or warranty by or recourse to Lessor) with respect to any product warranty, service life policy, trademark, patent or copyright infringement indemnity, or airframe or propulsion system performance guaranty, of Airbus Industrie, the Manufacturer's Subsidiary, IAE or any subcontractor or vendor with respect thereto under the Purchase Agreement (except those which were given directly to Parent, the Original Head Lessee or any of their Affiliates and are not directly related to the operator's use of the Aircraft), to the extent that the same may be assigned or otherwise made available to Lessee, and Lessor agrees to exert its reasonable efforts, at Lessee's expense and upon its request, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee; provided, however, that upon and during the continuance of a Default or an Event of Default, such assignment or other rights which are otherwise made available to Lessee shall immediately and automatically without further action be deemed cancelled and, to the extent of any remaining interest held by Lessee, deemed reassigned to Lessor and all such rights shall revert to Lessor automatically including all claims thereunder whether or not perfected and all amounts payable shall be paid to and held by Lessor. In no event, however, shall Lessee have any right to amend, supplement or otherwise modify the Purchase Agreement (by change order or otherwise). In connection with the foregoing, Lessee agrees to be bound by and comply with all applicable terms, conditions and limitations of the provisions of the Purchase Agreement.

                 Section 6.  Possession and Use.

                 (a)      Possession.

                          (i)     Lease, Assignment and Transfer.  LESSEE WILL
NOT ASSIGN THIS LEASE OR ANY RIGHTS OR OBLIGATIONS HEREUNDER OR INTEREST HEREIN (EXCEPT AS PROVIDED IN SECTION 8(e) BELOW) OR SUBLEASE, WET LEASE OR OTHERWISE IN ANY MANNER TRANSFER, DELIVER OR RELINQUISH POSSESSION OR USE OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE OR PERMIT ANY ENGINE TO BE INSTALLED ON ANY AIRFRAME OTHER

THAN THE AIRFRAME; provided, that, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom and so long as the action to be taken shall not adversely affect Lessor's title to or other interest in, or the Lien of the Indenture on, the Aircraft, the Airframe or either of the Engines or this Lease or the insurance required to be maintained hereunder and Lessee is otherwise in full compliance with Section 12, and so long as all necessary approvals of the FAA and any other Governmental Entity having jurisdiction have been obtained, then Lessee, without the prior written consent of Lessor, may, only to the extent provided below and subject to the limitations of Sections 6(a)(ii) and 6(a)(iii) below:

                 (1) subject any Engine to a normal interchange, maintenance, servicing or pooling agreement or similar arrangement with a Permitted Sublessee, in each case customary in the airline industry of which Lessee is a part and entered into in the ordinary course of its business; provided that no transfer of the registration of any Engine shall be effected in connection therewith; and provided, further, that (A) no such agreement or arrangement contemplates, results in or requires the transfer of title to any Engine, and (B) if Lessor's or Foreign Lessor's (so long as the Foreign Lease Agreement is in effect) title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and not an Event of Default and Lessee shall comply with Section 11(b) hereof in respect thereof;

                 (2) deliver possession of the Aircraft, the Airframe or any Engine to the manufacturer thereof, or in accordance with the Maintenance Program to an FAA certified repair station, for testing, service, storage, repair, maintenance, inspection or overhaul work on such Aircraft, Airframe or Engine or any part thereof or for alterations or modifications in or additions to such Aircraft, Airframe or Engine to the extent required or permitted by the terms of
         Section 9 hereof;

                 (3) transfer possession of the Aircraft or the Airframe to the United States of America or any instrumentality or agency thereof pursuant to a sublease;

                 (4) (i) subject the Airframe to the Civil Reserve Air Fleet Program and transfer possession of the Airframe or any Engine to the United States Government pursuant to the Civil Reserve Air Fleet Program, so long as Lessee shall promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States Government pursuant to the Civil Reserve Air Fleet Program and provide Lessor with the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notices must be given; or

                 (ii) subject the Airframe to (A) a service contract with the United States Government, a copy of which shall be provided to Lessor, providing for possession to be held by the United States Government for a period not extending beyond the end of the Term, or
         (B) a requisition for use by the United States Government not constituting an Event of Loss;

                 (5) install an Engine on an airframe (other than the Airframe) owned by Lessee free and clear of all Liens except (A) Permitted Liens and Liens which apply only to engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of participants under normal interchange agreements which are customary in the airline industry and do not contemplate, permit, result in or require the transfer of title to the airframe or engines installed thereon;

                 (6) install an Engine on an airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement; provided that: (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of Section 6(a)(i)(5) and the Lien of any mortgage which provides that each Engine leased to Lessee hereby shall not become subject to the Lien thereof or to any rights of any party thereunder other than Lessee (with respect to Lessee's rights expressly granted hereunder), notwithstanding the installation of such Engine on any airframe subject to the Lien of such mortgage, unless and until Lessee shall become the owner of such Engine and Lessor shall have no further interest therein, all pursuant to the express terms of this Lease; and (B) there shall be in effect a written agreement of the lessor or secured party of such airframe (which may be contained in the lease or conditional sale or other security agreement covering such airframe) substantially similar in effect to the agreement of Lessor in Section 6(b) below whereby such lessor or secured party effectively and expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor, and a copy of such agreement shall be provided to Lessor upon written request;

                 (7) install an Engine on an airframe owned by Lessee, leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement under circumstances where neither Section 6(a)(i)(5) or Section 6(a)(i)(6) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with Section 11(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable Law until compliance by Lessee with such Section 11(b);

                 (8) enter into a Wet Lease for the Aircraft or the Airframe and engines installed thereon in the ordinary course of Lessee's business for a period not extending beyond the Term; provided that if Lessee shall enter into any Wet Lease for a period of more than six months (including renewal options) Lessee shall provide to Lessor written notice of such Wet Lease (such notice to be given at least ten (10) Business Days prior to entering into such Wet Lease); or

                 (9) sublease the Aircraft or the Airframe to any Permitted Sublessee on the terms and conditions set forth in Section 6(a)(iii) below.

                          (ii)    Certain Limitations on Transfers.  With
respect to any transfer pursuant to Section 6(a)(i):

                 (1) the rights of any transferee that receives possession by reason of a transfer permitted by Section

         6(a) hereof (other than the transfer of an Engine which is deemed to have been an Event of Loss) and any Wet Lease shall be expressly subject and subordinate to all the terms of this Lease and the Lien of the Indenture (if it has not been discharged);

                 (2) Lessee's obligations hereunder and under the other Operative Documents shall continue in full force and effect and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred and no provision of this Lease shall be deemed a waiver of the Lessor's rights hereunder or under the other Operative Documents nor discharge or diminish any of Lessee's obligations hereunder or under the other Operative Documents;

                 (3) During the Restricted Use Period, no Wet Lease, Permitted Sublease or other relinquishment of possession of the Aircraft, the Airframe or any Engine pursuant to the terms of this
         Section 6(a) shall be permitted if such Wet Lease, Permitted Sublease or other relinquishment of possession would cause the Aircraft, the Airframe or such Engine to be "tax-exempt use property" within the meaning of Section 168(h) of the Code or cease to be "Section 38 property" within the meaning of Section 48(a) of the Code (as determined after the application of Section 47(a)(7) of the Code);

                 (4) The term of any transfer, Wet Lease, Permitted Sublease or other relinquishment of possession shall not extend beyond the Basic Term or the Renewal Term (if Lessee shall have exercised its option to renew this Lease in accordance with the terms hereof);

                 (5) No transfer, Wet Lease, Permitted Sublease or other relinquishment of possession of the Aircraft, the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor or any other Person hereunder for which obligations Lessee shall remain primarily liable;

                 (6) The sublessee under any Permitted Sublease, in its consent thereto, shall confirm that from and after the occurrence and continuance of an Event of Default and, unless an Event of Default specified in Section 17(e), (f) or (g) of this Lease has occurred and is continuing, this Lease being deemed or declared in default, Lessor (and, so long as the Lien of the Indenture shall not have been discharged, Indenture Trustee) shall be entitled to enforce directly and in its own name all representations, warranties, indemnities, covenants and agreements under the applicable Permitted Sublease; and

                 (7) Each Permitted Sublease shall (A) provide that (I) the Aircraft or Airframe may not be operated or used other than as provided in this Lease and shall be maintained and operated as required hereunder, (II) Lessor may avoid or terminate such sublease following an Event of Default hereunder and (III) to the extent not accomplished by an assignment of the Permitted Sublease, upon the occurrence of an Event of Default hereunder, Lessee's rights under such Permitted Sublease shall automatically be deemed assigned to Lessor; and (B) be a "net lease" in accordance with industry practice and shall be comparable to, or more restrictive than, this Lease and under such Permitted Sublease (except a sublease to the United States Government or a Foreign Air Carrier after the Restricted Use Period), Lessee as lessor under such Permitted Sublease, must be entitled to the same benefits under 11 U.S.C. Section 1110 as Lessor is entitled hereunder and such Permitted Sublease shall contain provisions regarding such Section 1110 which are substantially the same as the related provisions of this Lease. In addition, from and after the occurrence and continuance of an Event of Default, all rent and other amounts payable by the Permitted Sublessee under such Permitted Sublease shall be paid directly to Indenture Trustee and, upon discharge of the Lien of the Indenture, to Lessor.

                          (iii) Permitted Subleases.  With respect to any
sublease pursuant to Sections 6(a)(i)(3) or (4) (to the extent permitted by Law) or Section 6(a)(i)(9) above:

                 (1) Lessee may sublease the Aircraft or the Airframe to a Permitted Sublessee (each of which shall constitute a "Permitted Sublease") if (A) in any such case, the Permitted Sublessee under such sublease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such sublease is entered into, (B) in the event that the Permitted Sublessee under such sublease is a Foreign Air Carrier (other than a Foreign Air Carrier principally based in Taiwan), the United

         States maintains diplomatic relations with the country in which such proposed Permitted Sublessee is principally based at the time such sublease is entered into (or, in the case of a sublease to a proposed Permitted Sublessee principally based in Taiwan, maintains diplomatic relations at least as good as those in effect on the Restatement Date) and (C) in the event that the Permitted Sublessee under such sublease is a Foreign Air Carrier, Lessor and the Indenture Trustee shall have received an opinion of counsel to Lessee, in form and substance reasonably satisfactory to Owner Participant and the Indenture Trustee, to the effect that (I) the terms of the proposed sublease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally) enforceable against the proposed Permitted Sublessee in the country in which the Permitted Sublessee is principally based, (II) there exist no possessory rights in favor of the Permitted Sublessee under such sublease under the laws of such Permitted Sublessee's country of domicile that would, upon bankruptcy or insolvency of or other default by Lessee, prevent the return or repossession of the Aircraft in accordance with the terms of this Lease, (III) (unless Lessee shall have agreed or is required to provide insurance covering the risk of requisition of use of the Aircraft by the government of the country of such Permitted Sublessee's country of domicile) the laws of such Permitted Sublessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, (IV) the Permitted Sublessee is either not entitled to sovereign immunity, or has effectively waived such sovereign immunity, with respect to its rights and obligations under the proposed sublease; (V) the laws of such Permitted Sublessee's country of domicile would give recognition to Lessor's title to the Aircraft, to the registry of the Aircraft in the name of the Lessor (or Lessee, as "lessee", or the proposed Permitted Sublessee, as "sublessee", as appropriate) and to the Lien of the Indenture; (VI) it is not necessary under the laws of such Permitted Sublessee's country of domicile, solely as a consequence of such subleasing and without giving effect to any other activity of Owner Participant, Owner Trustee or Indenture Trustee or any Affiliate thereof, as the case may be, for the Owner Trustee, the Owner Participant or the Indenture Trustee to qualify to do business in such jurisdiction; and (VII) if the Owner Participant so requests, (x) under the laws of such Permitted Sublessee's country of domicile there is no tort liability of the owner of an aircraft not in possession thereof (it being agreed that in the event this opinion cannot be given in a form reasonably satisfactory to Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant is provided to cover such risk), and (y) such other matters as the Owner Participant reasonably requests, provided, however, that no sublease shall extend beyond the expiration of the Basic Term or any Renewal Term then in effect.

                 Any Permitted Sublease shall expressly provide that the rights of any Permitted Sublessee shall be expressly subject and subordinate to all the terms of this Lease and to the Lien of the Indenture (if it has not been discharged), including, without limitation, the covenants contained in Sections 6(c), 6(d) and 6(e) hereof and Lessor's rights to repossession pursuant to
Section 18 hereof and to avoid or terminate such Permitted Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Permitted Sublease had not occurred. No Permitted Sublease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under the other Operative Documents or constitute a waiver of Lessor's rights or remedies hereunder or under the other Operative Documents, and such rights shall continue as if such Permitted Sublease had not occurred. Any Permitted Sublease shall expressly prohibit any further sub-sublease or assignment or any other similar transfer of the Aircraft, Airframe or any Engine or rights thereto by the Permitted Sublessee. Lessee shall provide to the Owner Participant and the Indenture Trustee (i) written notice of any Permitted Sublease hereunder (such notice to be given not later than ten Business Days prior to entering into any Permitted Sublease with any proposed Permitted Sublessee), and (ii) a copy of each Permitted Sublease together with an assignment, as security for Lessee's obligations hereunder, of such Permitted Sublease, and if Lessor or the Indenture Trustee so requests, a consent thereto from such Permitted Sublessee, in form and substance reasonably satisfactory to Lessor and the Indenture Trustee, within ten (10) Business Days following the effective date of such Permitted Sublease.

                 (b) Reciprocal Recognition of Rights. In the event the lessor or secured party of any airframe leased to Lessee (or a Permitted Sublessee) or owned by Lessee (or a Permitted Sublessee) is subject to a conditional sale or other security agreement in accordance with Section 6(a)(i)(6) hereof, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with Section 6(a)(i)(6) hereof, relating to installation of an Engine on an airframe leased to Lessee (or a Permitted Sublessee), that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine subject to the lien of such mortgage as the result of such engine being installed on the Airframe at any time while such engine is subject to the lien of such mortgage.

                 (c) Lawful Insured Operations. Lessee will not permit the Aircraft, the Airframe or any Engine to be serviced, repaired, maintained, used or operated in violation of any Law of any Governmental Entity having jurisdiction, or contrary to the Manufacturers' operating manuals or instructions, or in violation of any airworthiness certificate or limitation, license or registration issued by any such authority or any manufacturer's specifications, service bulletins or other requirements, including, without limitation, any manufacturer's requirements as may be applicable to keep in full force and effect each material warranty, product or performance guaranty, service life policy or the like, in each case, to the extent made mandatory for
Part 121 operators similarly situated to Lessee or the Permitted Sublessee if the Aircraft is registered with the FAA, or the applicable laws of any other jurisdiction in which the Aircraft may then be registered in accordance with
Section 11 of the Refunding Agreement, unless the validity thereof is being contested in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Aircraft or impair the interest of Lessor therein or impair the validity or priority of the Lien of the Indenture or result in a risk of criminal liability of Lessor, Owner Participant or Indenture Trustee and are not inconsistent with any insurance required to be maintained by Lessee hereunder. In the event that such Law or other requirement requires alteration of the Aircraft during the Basic Term or the then-current Renewal Term, Lessee shall comply therewith at its sole expense and shall maintain the same in proper condition for operation under such Laws and other requirements. Lessee shall not operate in any manner or locate in any place the Aircraft, or suffer or permit the Aircraft to be operated by a Permitted Sublessee or otherwise in any manner or located by a Permitted Sublessee or otherwise in any place (i) unless the Aircraft is covered by insurance or United States Government indemnity as required by the provisions hereof or (ii) contrary to the terms of such insurance or United States Government indemnity or (iii) which prohibits the operation or location therein of Aircraft owned by a United States citizen. Lessee also agrees not to operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Lease or in any war zone unless insured or indemnified by the United States of America therefor, except in the case of operation pursuant to a sublease or contract with, or as a result of a requisition (not constituting an Event of Loss) by, the United States of America, and then only if Lessee has obtained insurance or an indemnity (in lieu of such insurance) from the United States of America covering such risks, in the amounts and otherwise as required by this Lease. Lessee shall in no event permit the Aircraft, the Airframe or any Engine to be used, located, operated or maintained in Hong Kong or the People's Republic of China.

                 (d) Maintenance. Lessee, at its own cost and expense, shall: (i) perform or cause to be performed all service, repair, maintenance, overhaul, inspections, alterations, modifications, and testing (A) in accordance with good airline industry practice and in such manner to provide complete data and documentation necessary to substantiate certification, (B) as may be necessary and required under, and in compliance with, applicable Law, including, without limitation, FAA rules, regulations and other requirements, any other applicable rules, regulations and requirements by any other applicable Governmental Entity, the Maintenance Program, airworthiness directives having a compliance date during the Term, and the service bulletins and other requirements of any manufacturer, including, without limitation, such requirements as may be applicable to keep in full force and effect any and all material warranties, product and performance guaranties, service life policies, indemnities or the like, (C) except during any period that a Permitted Sublease is in effect, in the same manner and with the same care, including regard for the status and technical condition of the Aircraft, as shall be the case with respect to similar aircraft and engines owned by Lessee without discrimination and as if Lessee owned the Aircraft and was going to use the Aircraft in continued regular customer service after the expiration of the Term, and consistent with good industry practice, and during any period in which a Permitted Sublease is in effect, in the same manner and with the same care, including regard for the status and technical condition of the Aircraft, as shall be the case with respect to similar aircraft and engines owned by such Permitted Sublessee without discrimination and as if the Permitted Sublessee owned the Aircraft and was going to use the Aircraft in continued regular customer service after the expiration of the Permitted Sublease, and consistent with good industry practice, provided, however, that in all circumstances the Aircraft shall be maintained by Lessee (or any Permitted Sublessee) in accordance with maintenance standards required by, or substantially equivalent to those required by the central civil aviation authority of the country of registry, and, to the extent not inconsistent therewith, the FAA and (D) so as to keep the Aircraft in as good a condition as when delivered to Lessee, ordinary wear and tear excepted, and in good operating condition; (ii) keep the Aircraft or cause the Aircraft to be kept in such condition as is necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act and any other applicable law, or the applicable laws of any other jurisdiction in which the Aircraft may be registered in accordance with Section 11 of the Refunding Agreement (provided that if any grounding is fleetwide in nature and so long as Lessee or a Permitted Sublessee is contesting in good faith such grounding, Lessee shall not be deemed in violation of this maintenance covenant); and (iii) maintain in English all records, logs and other materials required by, and in a manner acceptable to, the FAA or any other Governmental Entity having jurisdiction and as provided under the Maintenance Program and Lessee's recordkeeping policies.

                 (e) Registration and Insignia. Lessee shall cause the Aircraft at all times, at its expense, to be duly registered during the Restricted Use Period and, subject to Section 11 of the Refunding Agreement, thereafter under the Federal Aviation Act in the name of Lessor or any successor or assignee, so long as (i) while the Aircraft is registered under the Federal Aviation Act, each of the Lessor or its successors or assigns is a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Act and (ii) the applicable parties to the Refunding Agreement cooperate with Lessee with respect thereto as reasonably requested by Lessee. Lessee shall not register the Aircraft or permit the Aircraft to be registered under any Laws other than the Federal Aviation Act at any time except as provided in Section 11 of the Refunding Agreement and shall cause the Indenture to be duly recorded and maintained of record as a duly perfected mortgage on the Aircraft and this Lease at all times. At any time after the Restricted Use Period, Lessor, upon compliance with all of the terms of Section 11 of the Refunding Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions reasonably required to change the registration of the Aircraft to another country.

                 Lessee agrees at its expense to place such appropriate insignia, plates and other identification ("Lease Identification") in the cockpit of the Aircraft and on each Engine showing title thereto and the Lien of the Indenture as designated by Lessor and as Lessor may from time to time reasonably request. Unless otherwise requested, upon delivery of the Aircraft, Lessee shall fasten or cause to be fastened in the cockpit of the Airframe in a location reasonably adjacent to and not less prominent than the airworthiness certificate for the Aircraft, and on each Engine (if not prohibited by applicable Law), a Lease Identification in the form set forth in Exhibit C hereto or with any other appropriate information in any other form subsequently designated by Lessor to Lessee. Except as provided herein, Lessee will not allow the name of any Person to be placed on the Aircraft or either Engine as a designation that would be reasonably interpreted as a claim of ownership or Lien; provided, however, that Lessee may cause the Airframe and Engines to have placed thereon the customary colors and insignia of Lessee or any Permitted Sublessee under a Permitted Sublease.

                 Section 7.  Inspection.

                 During the Term of this Lease, Lessee shall furnish to Lessor, Owner Participant and Indenture Trustee such information concerning the location, condition, use and operation of the Aircraft as Lessor, Owner Participant or Indenture Trustee may reasonably request. Lessee shall permit, or cause any sublessee to permit, any person designated by Lessor, Owner Participant or Indenture Trustee on reasonable prior notice at reasonable times to visit, inspect and survey the Aircraft (including, without limitation, a visual "walk around" inspection which may include going on board the Aircraft, and inspecting the Aircraft during maintenance checks when panels and bays are open and subject to view), its condition, use, and operation, and the records maintained in connection therewith, and to visit and inspect the properties and to discuss the affairs, finances and accounts of Lessee with the principal officers of Lessee, provided, that so long as no Default or Event of Default has occurred hereunder inspections shall be endeavored to be performed during regularly scheduled maintenance checks of the Aircraft. Each such inspection or survey shall be conducted so as to not unreasonably interfere with the business of Lessee or the maintenance or operation of the Aircraft. Upon Lessor's, Owner Participant's or Indenture Trustee's request, Lessee will notify such Person of the next scheduled maintenance check for the Airframe or any Engine. Lessor, Owner Participant and Indenture Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's, Owner Participant's or Indenture Trustee's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

                 Section 8.  Additional Covenants of Lessee.

                 Lessee covenants and agrees that:

                 (a) Financial Information. Lessee agrees to furnish Lessor, until the expiration or other termination of the Term of this Lease, the following:

                          (i)     within sixty (60) days following the end of
each quarter of Lessee's fiscal year, except the last such quarter of such year, commencing after the Restatement Date, a copy of Lessee's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission or, if Lessee no longer files such report, an unaudited consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of the period ended, together with the related statements of income and cash flows for such period, and in each case certified by a Responsible Officer of Lessee as having been prepared in accordance with GAAP and as fairly presenting the financial condition and results of operations and changes in financial position for such period then ended in accordance with such principles and practices (subject to normal year-end audit adjustments);

                          (ii)    within one hundred five (105) days after the
close of each fiscal year of Lessee, a copy of Lessee's Annual Report on Form 10-K as filed with the Securities and Exchange Commission or, if Lessee no longer files such reports, an audited consolidated balance sheet, income statement, and cash flow statement of Lessee and its consolidated subsidiaries, as of the close of such fiscal year, and in each case as certified by independent public accountants, including their certificate and accompanying comments, as having been prepared in accordance with GAAP and as fairly presenting the financial condition and results of operations and changes in financial position for such period then ended in accordance with such principles and practices, without qualification as to the scope of the audit or non-conformity with GAAP;

                          (iii) promptly upon their becoming available, copies
of all reports on Form 8-K filed by Lessee under the Securities Exchange Act of 1934, as amended, and each other statement, report or circular (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) generally distributed to creditors or shareholders;

                          (iv)    prior to the expiration date of each policy
of insurance required to be maintained hereunder, a certificate signed by the Approved Broker of Lessee as to the due compliance with the insurance provisions of Section 12 hereof with respect to the Aircraft, together with certificates of insurance evidencing such insurance and the opinion provided for in Section 12(f);

                          (v)     together with each set of financial
statements referred to in clauses (i) and (ii), a certificate signed by a Responsible Officer of Lessee, to the effect that such officer has reviewed the relevant terms of this Lease and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the accounting period covered by such financial statements, and that such review has not disclosed the existence during such accounting period, nor does such officer have any knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes a Default or an Event of Default, or, if such condition or event which constitutes a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto or any event classified as an accident by the National Transportation Safety Board, or if such event has occurred, information about such event;

                          (vi)    as soon as practicable after becoming aware
thereof, notice of damage or destruction to the Aircraft, either Engine or any Part with a repair or replacement cost (including labor charges) in excess of $1,000,000;

                          (vii) immediately after Lessee knows or should know
of the occurrence thereof, notice of a Default; and

                          (viii) from time to time such other information as
Lessor may reasonably request.

                 (b) Maintenance of Corporate Existence. Except as provided in Section 8(e) below, during the term of this Lease, Lessee will preserve and maintain its corporate existence and its rights, privileges, licenses and franchises material to Lessee's ability to perform its obligations hereunder in each applicable jurisdiction.

                 (c) Maintenance of Status. Lessee is, and shall remain so long as it shall be the Lessee under this Lease, a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Act, and Lessee is and shall maintain its status at all times as a Certificated Air Carrier, including, without limitation, its status so as to fall within the purview of 11 U.S.C. Section 1110 or any analogous statute.

                 (d) Payment of Taxes. Lessee will pay or cause to be paid all Taxes imposed upon it, or upon its income or profits, or upon any property belonging to it, on or prior to the due date thereof, including any extensions which have been duly obtained or granted; provided, however, that Lessee shall not be required to pay any such Taxes, the payment of which is being diligently contested in good faith and by appropriate proceedings with appropriate reserves so long as there is no material possibility that either failure to pay such Taxes or such contest may result in any loss, sale, confiscation, forfeiture or seizure of the Aircraft, the Airframe or either Engine or any criminal liability on the part of Lessor, Indenture Trustee or any Note Holder.

                 (e) Consolidation, Merger, Etc. Lessee shall not liquidate or dissolve; and Lessee shall not consolidate with or merge into or with any other corporation or other Person, and Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets (in one or a series of transactions) to any corporation or other Person, unless:

                          (i)     the Person formed by or surviving such
consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of such property and other assets or stock (the "Successor Entity"): (A) shall be a corporation organized and existing under the Laws of the United States of America or any State thereof or the District of Columbia; (B) immediately after giving effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of such property and other assets (including, without limitation, all or substantially all of Lessee's property and other assets) as an entirety and, unless the Owner Participant otherwise agrees, shall have a Net Worth of not less than Lessee's Net Worth immediately prior to such transaction; (C) shall be a "citizen of the United States" of America as defined in Section 40102(a)(15) of the Federal Aviation Act and a Certificated Air Carrier; and (D) shall execute and deliver to Lessor and Indenture Trustee such recordations and filings with any Governmental Entity and such other documents as Lessor determines shall be reasonably necessary or advisable (including, without limitation, to preserve and protect the interests of the Lessor and the priority of the Lien of the Indenture (if it has not been discharged)) to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition and an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Lease and the other Operative Documents to which Lessee is a party and agreement to be bound thereby, and an officer's certificate to such effect, and to the effect that the other requirements of this paragraph have been satisfied, and a legal opinion from counsel to such effect and otherwise in such form and substance reasonably satisfactory to Lessor; and

                          (ii)    prior to and immediately after giving effect
to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such permitted disposition to a Successor Entity shall relieve or release Lessee of or from any obligations hereunder or under the other Operative Documents.

                 (f) Information. Within 60 days after the end of each calendar year and within 60 days of a request by Lessor or Owner Participant, or such shorter period as may be set forth in any written request by the Internal Revenue Service for information or documents, Lessee shall furnish in writing to Lessor or Owner Participant such information and documents (or copies thereof) regarding the Aircraft as may be reasonably requested by Lessor or Owner Participant or the Internal Revenue Service in order to permit Lessor to file its Federal and state income tax returns (or to permit the filing of the Federal and state income tax returns of any affiliated group of corporations filing a consolidated return of which Lessor is a member), or to maintain or defend any claims related thereto and promptly, after reasonable notice, furnish to Lessor or Owner Participant such information as may be reasonably requested by Lessor or Owner Participant or the applicable Governmental Entity as may be required to enable Lessor or Owner Participant to file any reports required to be filed by it with any Governmental Entity because of its ownership or other interest in the Aircraft, the Airframe or the Engines.

                 (g) Place of Business. At all times while this Lease is in effect, Lessee will not, without thirty (30) days prior written notice to Lessor and Indenture Trustee (so long as the Lien of the Indenture shall not have been discharged), change its chief executive office (as such term is defined under Article 9 of the Uniform Commercial Code as adopted in Arizona) or location of its books and records, from 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, or such subsequent location of which Lessee shall have so notified Lessor and, if applicable, Indenture Trustee.

                 (h) Certain Limitations on Use. Lessee shall use the Aircraft, Airframe or Engines only in commercial passenger operations and related cargo operations. Unless Owner Participant otherwise agrees, during the Restricted Use Period, Lessee shall not use the Aircraft, Airframe or Engines or permit the Aircraft, Airframe or Engines to be used "predominantly outside the United States" within the meaning of Section 48(a)(2) of the Code. In addition, until the expiration of the Term or termination of the Foreign Lease Agreement, Lessee will not locate or use or permit the location or use of the Aircraft in, to or from Hong Kong or the People's Republic of China or in such manner that the percentage of the income, deduction or credit attributable to the Aircraft, Airframe or Engines for federal income tax purposes during any taxable year of the Lessor considered to be from foreign sources exceeds the Maximum Foreign Use Percentage. Unless the Owner Participant otherwise agrees, prior to permitting the Aircraft to be operated in any member state of the European Union or other European country, Lessee shall deliver to Lessor (i) a representation and warranty to the effect that Lessee (or any Permitted Sublessee) has no knowledge of any dispute with Eurocontrol or other relevant air traffic control authority over delinquent charges payable by it and (ii) a letter from Lessee (or any Permitted Sublessee) addressed to Eurocontrol or other relevant air traffic control authority pursuant to which Lessee (or such Permitted Sublessee) authorizes the addressee to issue to Lessor, upon Lessor's request from time to time, a statement of account of all sums due by Lessee (or such Permitted Sublessee) to the authority in respect of all aircraft (including, without limitation,the Aircraft) operated by Lessee (or such Permitted Sublessee).

                 (i) Section 1110. Lessee acknowledges that Lessor would not have entered into this amended and restated Lease unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said
Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the

Aircraft hereunder. The acknowledgement, covenant and agreement contained in this Section 8(i) shall continue in full force and effect and survive the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by the Lessor, the Owner Participant and, if the Lien of the Indenture has not been discharged, the Indenture Trustee.

                 (j) Permits and Licenses. Lessee shall make or obtain, and maintain in full force and effect, each and every consent, license, approval, notice, registration, filing or other action with any Governmental Entity (i) necessary or advisable in connection with the operation or use of the Aircraft, the Airframe, any Engine or Part or the execution, delivery or performance of this Lease or the enforcement thereof against Lessee or (ii) necessary in connection with the execution, delivery or performance of the Operative Documents (other than the Lease) to which Lessee is a party or the enforcement thereof against Lessee.

                 (k) Security Opinion; Annual Certificate. (i) During such times that the Aircraft is registered under the Federal Aviation Act, Lessee shall furnish to Lessor and to Indenture Trustee:

                 (1) (X) prior to the expiration of the time period covered by the opinion of counsel rendered on the Restatement Date, any opinion of counsel rendered pursuant to Section 11(C) of the Refunding Agreement, and any opinion of counsel rendered pursuant to this
                          Section 8(k)(i) and (Y) upon any change in Law that would render the opinion of counsel rendered on the Restatement Date or such immediately preceding opinion of counsel inaccurate, an opinion of counsel with respect to Lessee and the FAA reasonably satisfactory to each addressee of such opinion (which counsel may be internal legal counsel of Lessee and FAA counsel) stating, in the opinion of such counsel, that such action has been taken with respect to the recording, filing, re- recording and refiling of (i) the appropriate Operative Documents and any supplements and amendments thereto and (ii) such other appropriate documents, as is necessary to maintain the perfection of Lessor's title to and/or interest in and Indenture Trustee's security interest in the Aircraft and the

                          Operative Documents for such period of time as reflects the then-current applicable Law, reciting the details of such actions; or

                 (2) at any time that an opinion is not required pursuant to Section 8(k)(i)(1), annually, a certificate reasonably satisfactory to each recipient thereof signed by a Responsible Officer of Lessee certifying that no such action is necessary to maintain the perfection of such title and/or interest and security interest.

                 (ii) During such times that the Aircraft is registered under any Laws other than the Federal Aviation Act, Lessee shall furnish to Lessor and to Indenture Trustee annually (but in any case, (X) prior to the expiration of the time period covered by any opinion of counsel rendered pursuant to
Section 11(C) of the Refunding Agreement and any opinion of counsel rendered pursuant to this Section 8(k)(ii) and (Y) promptly upon any change in Law that would render such immediately preceding opinion of counsel inaccurate), an opinion of counsel reasonably satisfactory to each addressee of such opinion stating, in the opinion of such counsel, that such action has been taken with respect to the recording, filing, re-recording and refiling of (i) the appropriate Operative Documents and any supplements and amendments thereto and
(ii) such other appropriate documents, as is necessary to maintain the perfection of Lessor's title to and/or interest in and Indenture Trustee's security interest in the Aircraft and the Operative Documents for such period of time as reflects the then-current applicable Law, reciting the details of such actions.

                 (l) Letter of Credit. As security for the obligations to Lessor, Lessee shall provide to Lessor, as named beneficiary thereof, one or more irrevocable standby letters of credit, in form and substance acceptable to Lessor in its sole and absolute discretion (the "Letter of Credit"), including, without limitation, as to renewal provisions, with a face amount available for drawdown at all times equal to the amount set forth on Exhibit C (the "Face Amount"), which Letter of Credit shall:

                          (i)     provide that the full amount thereof shall be
available for drawdown thereunder and payable in New York, New York, on demand at any time, if a Default under Section 17(e), (f) or (g) or an Event of Default has occurred, which amount may be applied, retained or utilized as provided in the penultimate paragraph of this Section 8(l);

                          (ii)    be maintained in full force and effect at all
times until ninety-one (91) days after the Expiration Date with a commercial bank acceptable to Lessor, in its sole and absolute discretion, having a long-term unsecured debt rating of "A" or better by Standard & Poor's Rating Group (if the issuing bank's credit rating is lower than such rating, Lessee shall replace such Letter of Credit issuer within five Business Days of any such reduction in rating with a commercial bank meeting such rating requirement), provided, that the Letter of Credit set forth in Exhibit D-2 issued by The Industrial Bank of Japan, Limited, will be acceptable to Lessor for so long as The Industrial Bank of Japan, Limited maintains a long term unsecured debt rating at least equal to its rating on the date hereof;

                          (iii) be expressly designated as transferrable and
assignable; and

                          (iv)    permit partial drawings.  If the Letter of
Credit is still in effect at the end of the Term, or the Lessor is holding proceeds of the Letter of Credit that were retained and not applied as provided herein, then Lessor shall return the Letter of Credit to Lessee or terminate it, and/or return any retained and unapplied proceeds, ninety-one (91) days following the date of such expiration or other termination of this Lease so long as no Default or Event of Default has occurred or is continuing hereunder or under any Other Lease, upon payment in full of all amounts then due and owing to Owner Trustee and Owner Participant under the Operative Documents.

                 If an Event of Default has occurred or is continuing under this Lease or an Event of Default has occurred or is continuing under any Other Lease (as therein defined), in addition to any other rights and remedies Lessor may have hereunder, under any Other Lease, any sublease and any and all other remedies available at Law (including, without limitation, the Uniform Commercial Code as adopted in New York) or equity and upon exercising its rights under the Letter of Credit and any Other Letters of Credit, Lessor shall be entitled, in each case as it may elect in its sole and absolute discretion, to (i) hold any amounts drawn under the Letter of Credit or Other Letters of Credit as security for Lessee's obligations under this Lease or the Other Leases, (ii) retain any amounts drawn under the Letter of Credit or Other Letters of Credit for its own account and apply (including, without limitation, by way of set off against) such drawn amounts as it may elect (it being understood that amounts not so applied will be held as security for Lessee's obligations under this Lease and the Other Leases) to remedy any breach by Lessee of this Lease or any other Operative Documents or Other Leases or (iii) recompense Lessor, Owner Participant or any of their respective Affiliates for any loss, damage, cost or expense or other Claim due or owing hereunder or under the Other Leases; provided, however, that in the case of any drawing in respect of any claim for the payment of Rent, Lessee's right to apply the same to such claim shall be limited to amounts which would (absent such Event of Default) be distributable under the Indenture at the time such payment is made to Lessor, Owner Participant or any of their respective Affiliates (and shall not include any amounts distributable to Indenture Trustee in its individual capacity or to the Note Holders); provided further, however, that neither the amount so applied at any one time nor the aggregate amount so applied at different times shall reduce the amount of any installment or payment of Rent (whether upon the termination of the Lease or otherwise) payable by Lessee to an amount insufficient to pay in full the amounts required to be paid on account of the principal of and any interest on the Equipment Notes or otherwise owing to a Note Holder. Lessee shall not be entitled to any refund or credit with respect to any amounts so applied. Any amount retained shall be considered the property of Lessor and Lessor may commingle such amount with its general funds and Lessee, further, hereby absolutely and irrevocably disclaims, to the maximum extent permitted by applicable Law, any interest therein. Lessee shall not be entitled to any interest or other earnings on such retained amount and such amount shall not be refundable.

                 On application of all or any portion of the amounts drawn under the Letter of Credit or any Other Letters of Credit in accordance with this Section 8(l) or the Other Leases, Lessee shall on demand reinstate the amount of the Letter of Credit or Other Letters of Credit, as the case may be, to its or their full Face Amount or provide to Lessor one or more additional Letters of Credit meeting the requirements of this Section 8(l), so that the Letter of Credit and each of the Other Letters of Credit at all times equals the original Face Amount provided for herein. During such times as Lessor shall elect to hold all or part of the proceeds of the Letter of Credit or Other Letters of Credit as security for Lessee's obligations to Lessor under the Lease and the Other Leases, Lessee shall not be obligated to reinstate the amount of the Letter of

Credit or Letters of Credit, as the case may be, in respect of the proceeds so held.

                 Section 9. Replacement of Parts; Alterations, Modifications and Additions.

                 (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) may at its own cost and expense remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) shall replace at its own cost and expense such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for pooling arrangements to the extent permitted by paragraph (c) of this Section and Permitted Liens), be in at least the equivalent or better modification status and service bulletin accomplishment status, be fully interchangeable as to form, fit and function and shall be in as good operating condition as, and have a value, remaining useful life and utility at least equal to, the Parts replaced (assuming such replaced parts were in the condition and repair in which they were required to be maintained by the terms hereof).

                 All Parts which are at any time removed from the Aircraft shall remain the property of Lessor (provided that, so long as the Foreign Lease Agreement is in effect, title to such Parts shall remain with the Foreign Lessor), subject to the Lien of the Indenture if it has not been discharged, and subject to this Lease no matter where located until such time as such Parts shall be replaced by parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, or as provided in Section 9(c), without further act, (i) title to the removed Part shall thereupon vest in Lessee free and clear of all rights of Lessor, Indenture Trustee, Owner Participant and Note Holders and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) and become subject to the Lien of the Indenture if it has not been discharged, and (iii) such replacement Part shall become subject to the Lien of the Indenture (if it has not been discharged) and this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

                 (b) Alterations, Modifications and Additions. Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Airframe and each Engine to the extent made mandatory for Lessee (or a sublessee) in respect of the Aircraft, Engines or Parts from time to time to meet the applicable standards of the FAA or under any Law of any Governmental Entity having jurisdiction or issued by the manufacturer of the Airframe, Engines or Parts. In addition, so long as no Default or Event of Default has occurred and is continuing, Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe and either Engine as Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) may deem desirable in the proper conduct of its business, provided, no such alteration, modification or addition diminishes the value, remaining useful life or utility, or impairs the condition or airworthiness, of the Airframe, either Engine or any Part below that immediately prior to such alteration, modification or addition assuming that the Airframe, Engines and Parts were then of the value, utility and remaining useful life and in the condition and airworthiness required by the terms of this Lease. Except as otherwise provided herein, title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition, shall immediately vest in Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) and become subject to the Lien of the Indenture (if it has not been discharged) and this Lease, without the necessity for any further act of transfer, document or notice. Notwithstanding the foregoing sentence of this Section 9(b), Lessor agrees that so long as no Default or Event of Default shall have occurred and be continuing Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) may, at such time during the Term for the Aircraft, remove any Part of such Aircraft, provided, that (i) such Part is in addition to, and not in replacement or substitution for, any Part originally incorporated or installed in or attached to, or delivered with, the Aircraft on the Delivery Date or any
Part in replacement of, or substitution for, any such originally incorporated, installed, attached or delivered Part, (ii) such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the terms of
Section 6 or this Section 9 or to maintain the insurance required by Section 12 and (iii) such Part can be removed from the Aircraft without causing any material damage thereto and without diminishing or impairing the value, utility, remaining useful life, condition or airworthiness which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as provided in the preceding sentence, title thereto shall, without further act, vest in Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) and such Part shall no longer be deemed part of the Aircraft (such a part is herein called a "Removable Part"). Any Part not removed by Lessee as above provided prior to the return of the Aircraft to Lessor hereunder, whether pursuant to Section 16,
Section 18 or otherwise, shall remain the property of Lessor (provided that, so long as the Foreign Lease Agreement is in effect, title to such Parts shall remain with the Foreign Lessor).

                 If any Removable Part is (i) owned by any third party and leased to Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee), (ii) sold to Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) subject to a conditional sale contract or other security interest or (iii) leased to Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) pursuant to a lease which is subject to a security interest in favor of any third party, then Lessor will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any such Removable Part as the result of such Removable Part being installed on the Aircraft; provided, however, that (A) Lessor's inability to so acquire or claim is subject to the express condition that such lessor, conditional vendor, or secured party shall have agreed in writing (which agreement may be contained in the lease, conditional sale agreement or security agreement) not to acquire or claim, as against Lessor, any right, title or interest in the Aircraft, or any Part other than its interest in such Removable Part by reason of such Removable Part being installed thereon, and (B) any Removable Part not removed by Lessee upon the termination or expiration of this Lease, at such time, shall become the property of Lessor, or Foreign Lessor, as the case may be, and be subject to this Lease, and provided, further, that (1) if removal of any such Part shall affect the operation of the Aircraft in any way whatsoever, Lessee shall replace such Part with an owned Part of the same value, utility and remaining useful life and (2) Lessee shall repair any unsightly area of the

Aircraft as a result of such removal and make all other repairs which are advisable and result from such removal.

                 In the event Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) replaces a Part which is not required to be replaced under Section 9(a) or 9(b) hereof, Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) may remove the replacement Part so long as it reinstalls the original Part and such original Part is free and clear of all Liens, other than Permitted Liens, is in at least the same modification status and service bulletin accomplishment status, is fully interchangeable as to form, fit and function, has been overhauled, repaired and inspected by an agency acceptable to the FAA or other Governmental Entity having jurisdiction, and is in as good operating condition as, and has a utility, remaining useful life and a value at least equal to that of such Part when it was removed from the Aircraft.

                 Notwithstanding any other provision hereof, and without limiting the foregoing, Lessee (or, if a Permitted Sublease is in effect, Permitted Sublessee) may install in the Aircraft audio visual, entertainment or telephonic equipment (including seats with such equipment installed therein) (any or all of which are hereafter referred to as "Excluded Property") in the ordinary course of business, and Lessor shall not claim or acquire title thereto and the rights of the owners thereof therein shall not constitute a default hereunder; provided that (i) any such Excluded Property shall be removed prior to the date of a Return Occasion without causing any damage to the Aircraft and without diminishing or impairing the value, utility, remaining useful life or condition which the Aircraft would have had at such time had such Excluded Property not been installed, (ii) any equipment or seats which such Excluded Property replaces shall be properly stored with the interests of Lessor and, if the Lien of the Indenture is in effect, the Indenture Trustee, duly noted thereon and acknowledged by any applicable bailee or warehouse, and properly reinstalled on the Aircraft prior to the date of a Return Occasion, and (iii) Lessee (or such Permitted Sublessee) shall make all repairs which are required as a result of such removal and/or reinstallation.

                 In no event shall Lessor bear any liability or cost for any alteration, modification, or addition, or for any grounding or suspension of certification of the Aircraft, or for any loss of revenue arising therefrom.

                 (c) Pooling. Any Part removed from the Airframe or either Engine as provided in Section 9(a) may so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom be subjected by Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) to a normal pooling arrangement customary in the airline industry of which Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) is a part entered into in the ordinary course of Lessee's or such Permitted Sublessee's business, provided the Part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft in accordance with
Section 9(a) as promptly as possible, and in any event within sixty (60) days, after the removal of such removed Part. In addition, any Replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 9(a) may be owned by another Person subject to such a normal pooling agreement; provided, however, that Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee), at its own expense, as promptly thereafter as possible, and in any event within sixty (60) days, either (i) causes title to such replacement Part to vest with Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) in accordance with
Section 9(a) (and to be subjected to the Lien of the Indenture if it has not been discharged) by Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) acquiring title thereto for the benefit of and transferring title to Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) free and clear of all Liens except Permitted Liens, whereupon such replacement Part shall become subject to this Lease and the Lien of the Indenture (if in effect) without the necessity for any further act, document or notice, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Aircraft a further replacement Part owned by Lessee (or, if a Permitted Sublease is in effect, a Permitted Sublessee) free and clear of all Liens other than Permitted Liens and by causing title to such further replacement Part to vest in Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) as above provided and to be subjected to the Lien of the Indenture if it has not been discharged, whereupon such replacement Part shall become subject to this Lease and the Lien of the Indenture (if in effect) without the necessity for any further act, document or notice.

                 Section 10.      General Tax Indemnification.

                 (a) Indemnity. Lessee agrees that each payment of Basic Rent hereunder shall be free and clear of, and without deduction for, any and all withholdings on account of Taxes of any nature whatsoever, whether or not an exclusion pursuant to Section 10(b) applies, except as required by law. If any such deduction or withholding of Taxes is required with respect to such payments of Basic Rent, Lessee shall pay an additional amount of Basic Rent such that the net amount actually received by Lessor, after such deduction or withholding, will be equal to all such amounts that would be received by Lessor if no such deduction or withholding had been required, but only to the extent necessary to ensure that the holders of the outstanding Equipment Notes receive such amount as may be required by the Indenture. If Lessee pays any amount to Lessor (or to any taxing authority for the account of Lessor) as a result of the application of the preceding sentence with respect to any withholding Tax which is an excluded tax in respect of Lessor pursuant to Section 10(b), then Lessor (or, in the case of Taxes imposed on the Owner Trustee, the Owner Participant to the extent such Tax would give rise to a Lessor's Lien for which the Owner Participant would be liable) shall reimburse Lessee for such withholding Tax within 30 days of written notice accompanied by evidence of payment for such withholding Taxes (exclusive of interest, penalties and additions to Tax) paid by Lessee provided that in any circumstance in which the Lessor is required to reimburse the Lessee for any such withholding Taxes and the Lessee has not received such reimbursement from Lessor or the Owner Participant, then to the extent of such shortfall and so long as no Lease Event of Default has occurred and is continuing, Lessee shall be entitled to obtain reimbursement from Lessor by reducing the succeeding payments of Rent payable to Lessor (other than any portion of Rent that may be required by the Indenture to be paid to the holders of any outstanding Equipment Notes issued thereunder) until the aggregate amount of reduction is equal to the sum of the amount of such shortfall and interest on that amount at the Interest Rate from the date reimbursement is required to be made until the date of such reduction in Rent. Except as provided in Section 10(b), and taking into account any payments received by Lessor pursuant to the second sentence of this Section 10(a), Lessee agrees to pay, and to indemnify and hold each Indemnitee harmless from, any and all taxes (including, without limitation, sales, personal property, transfer, fuel, leasing, use, registration, occupational, license, value added, excess profits, excise, gross receipts, franchise, stamp, income and minimum taxes), levies, withholdings, assessments or other taxes, duties or charges of any nature, together with any fines, penalties, charges or interest thereon (collectively, "Taxes"), howsoever levied or imposed, whether levied or imposed upon or with respect to or asserted against any Indemnitee, Lessee, the Aircraft, the Airframe, any Engine or any Part thereof or interest therein, or otherwise, with respect to any period beginning, or events or circumstances occurring, on or after the Restatement Date, by any Federal, state or local government or taxing authority in the United States of America or by any foreign government or any taxing authority or governmental subdivision of a foreign country or of a territory or possession of the United States (each such governmental subdivision or taxing authority referred to as a "Taxing Authority"):

                       (i) upon or with respect to, based upon or measured by (A) the Aircraft, the Airframe, any Engine or any Part thereof, or interest therein, (B) the manufacture, purchase, ownership, delivery, leasing, acceptance, rejection, assigning, possession, use, operation, location, settlement of any insurance claim, sale, mortgaging, pledging, financing, subleasing, rental, retirement, abandonment, registration, preparation, installation, modification, repair, maintenance, replacement, transportation, storage, transfer of title, return or other disposition of the Aircraft, the Airframe, any Engine or any Part thereof or interest therein; (C) the rentals, receipts, income or earnings arising therefrom (including without limitation the Rent) or (D) interest, principal and other amounts paid or payable with respect to the Equipment Notes, or

                      (ii) upon or with respect to the Operative Documents (including the Equipment Notes), any interest in any thereof, or any future amendment, supplement, waiver or consent thereto requested by Lessee with respect to any thereof, or the execution, delivery, or performance of any thereof, or the acquisition or subsequent transfer thereof or the issuance of the Equipment Notes or any other document executed and delivered in connection with the consummation or confirmation of the transactions contemplated by the Operative Documents or any Indemnitee's interest in any of the foregoing, or the execution, amendment, supplement, issuance, reissuance, refinancing or delivery of any of the foregoing, or

                     (iii) the Trust Indenture Estate or the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture, or

                      (iv) the payment of the principal of, or interest or premium on, or other amounts payable with respect to the Equipment Notes, whether as originally issued or pursuant to any refinancing, modification or reissuance or any other obligation evidencing any new loan, or

                       (v) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

                     (b) Exclusions. The following Taxes shall not be subject to indemnification under subsection (a) of this Section 10:

                       (i) In the case of any Indemnitee, any Taxes imposed on, based on, or measured by, the gross or net income, receipts, capital, or net worth, franchises, excess profits or conduct of business of such Indemnitee (including minimum taxes, withholding taxes and taxes on or measured by any item of tax preference) imposed by the Federal government of the United States of America (other than Taxes included in the calculation of an after-tax payment, Covered Income Taxes described in subsection (c) of this
             Section 10, or Taxes in the nature of sales or use Taxes, license Taxes or property Taxes),

                      (ii) In the case of any Indemnitee, Taxes imposed on, based on, or measured by the income, receipts, capital, or net worth, franchises, excess profits or conduct of business of such Indemnitee (including minimum taxes, withholding taxes and taxes on or measured by any items of tax preference), imposed by any state, local or foreign government or taxing authority (other than Taxes included in the calculation of an after-tax payment, Taxes in the nature of sales Taxes, use Taxes, license Taxes or property Taxes, and Covered Income Taxes described in subsection (c) of this Section 10),

                     (iii) In the case of any Indemnitee, Taxes which are the direct result of gross negligence or willful misconduct of such Indemnitee,

                      (iv) In the case of any Indemnitee, any Taxes imposed as a result of a voluntary or involuntary bankruptcy of such Indemnitee (other than, in the case of Owner Trustee, as a result of the occurrence of an Event of Default) or any sale, transfer of title, transfer or other disposition by such Indemnitee or a related Indemnitee (for such purpose, Owner Trustee, Owner Participant and the general partners of Owner Participant are related Indemnitees with respect to each other) of the Aircraft, the Airframe, any Engine or any Part thereof or interest therein, or any interest in the Rent or part thereof or any interest in the Operative Documents or part thereof, unless such sale, transfer or disposition occurs in connection with (y) an Event of Default and the exercise by any Indemnitee of its remedies under the Lease or the Indenture, as the case may be, and (z) the substitution, pooling or interchange of the Aircraft, the Airframe, any Engine or any Part pursuant to the terms of the Lease; provided, however, that in all cases Owner Participant and Owner Trustee shall consider in good faith such request as Lessee shall make concerning the appropriate jurisdiction in which such sale, transfer or disposition shall be made,

                       (v) In the case of any Indemnitee, Taxes imposed as a result of a transferee of such Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part or any interest in the Operative Documents being a foreign entity or not having its principal office in the United States other than a disposition attributable to the exercise of default remedies under the Lease, or in the case of a default caused by the acts or omissions of Lessee, any sublessee, assignee, or successor of Lessee or person in possession of the Aircraft, default remedies under the Indenture,

                      (vi) Any interest, penalties, fines and additions to tax imposed on an Indemnitee (other than Taxes that are due and payable with a return when properly filed) resulting from such Indemnitee's failure to file returns that are timely and proper, provided such failure was not attributable to such Indemnitee contesting any claim in accordance with this Section 10 or to a failure by Lessee to satisfy its obligations related to such return,

                     (vii) In the case of an Indemnitee other than the Indenture Trustee or the Trust Indenture Estate, Taxes which arise out of or are caused by (i) any breach of an obligation required by the Operative Documents or material misrepresentation of such Indemnitee, or (ii) a failure by such Indemnitee to fulfill its contest obligations, provided such failure adversely affects such Indemnitee's ability to contest, and, in the case of the Indenture Trustee or the Trust Indenture Estate, Taxes imposed as a result of a breach of such Indemnitee's representations, warranties or covenants contained in Section 9(a), 12, or 16 of the Refunding Agreement in any material respect, or from a failure by such Indemnitee to fulfill its contest obligations,

                    (viii) So long as no Event of Default shall have occurred and be continuing, Taxes attributable to the Aircraft related to acts or events occurring after the later of the termination of the Lease and the redelivery of the Aircraft,

                      (ix) In the case of each Pass-Through Trust, each Pass-Through Trustee (in its individual capacity and as trustee under the Pass-Through Trusts), the Subordination Agent and each Liquidity Provider, United States withholding taxes imposed as a result of the place of organization or other status of a holder of an interest in a Pass-Through Trust,

                       (x) In the case of the Indenture Trustee, each Pass-Through Trust, each Pass-Through Trustee (in its individual capacity), the Subordination Agent and each Liquidity Provider, Taxes imposed with respect to the Equipment Notes as a result of activities of such Indemnitee unrelated to the transactions contemplated by the Operative Documents, and

                     (xi) In the case of a general partner of the Owner
             Participant, any Taxes to the extent such Taxes when added to the Taxes of the same type imposed on Owner Participant and all other general partners and which are subject to indemnification, exceed the Taxes that would have been imposed on Owner Participant alone had Owner Participant been a U.S. corporation (it being understood that in the case of multiple general partners, the Taxes subject to this exclusion shall be apportioned pro-rata in accordance with each general partner's interest in the partnership.

                     For purposes of the exclusions provided in this Section
(b), references to "such Indemnitee" shall mean, in the case of Owner Participant, Owner Participant or any partner of Owner Participant, and in the case of each general partner of Owner Participant, Owner Participant or any other partner or partners of Owner Participant.

                     Notwithstanding anything to the contrary contained in this
Section 10 (other than Section 10(b)(xi)), the provisions of this Section 10(b) shall not apply to, and Lessee shall hold each Indemnitee harmless against, and indemnify each Indemnitee on an after-tax basis (as provided under Section 10(e)) for, any Taxes imposed by any Taxing Authority, with respect to any period beginning, or events or circumstances occurring, on or after the Restatement Date in connection with or relating to the transactions undertaken pursuant to the Foreign Financing documents (and any other documents or agreements relating thereto unless such documents or agreements are or relate solely to Operative Documents other than the Foreign Financing Documents) including, without limitation, Taxes based on or measured by gross or net income or receipts, sales Taxes, value-added Taxes and any Taxes required to be withheld and paid over to the United States Federal government pursuant to Subtitle A of the 1986 Code or any successor provisions with respect to any amounts paid or deemed to be paid to the Foreign Lessor by any Indemnitee pursuant to the Foreign Financing documents, but excluding any net income taxes payable to the United States Federal government or any state or local Taxing Authority as a consequence of a determination that the Lease is not a true lease for Federal income tax purposes by reason of the terms and conditions of the Operative Documents or the exercise of any rights specifically granted thereunder.

                     (c)      Covered Income Tax.  For purposes of subsection
(b)(i) and (b)(ii) of this Section 10, a Covered Income Tax means

                     (i) in the case of any Indemnitee other than the Indenture Trustee or the Trust Indenture Estate, any Tax based on or measured by gross or net income, receipts, capital or net worth, franchises, excess profits or conduct of business (other than taxes which are in the nature of sales or use taxes, license taxes or property taxes) imposed on an Indemnitee by any state or local Taxing Authority in whose jurisdiction such Indemnitee did not otherwise have sufficient business activities or business presence to be subject to tax solely as a result of (x) the operation of the Aircraft in such jurisdiction or (y) the transactions contemplated by the Operative Documents, to the extent such taxes are directly attributable to such operation of the Aircraft or to such transactions. For purposes of determining whether or not the Indemnitee engaged in business, maintained an office or other place of business or was otherwise located in the jurisdiction of a Taxing Authority, Indemnitee shall be defined as including all entities with which such Indemnitee is combined, integrated or consolidated in such Taxing Authority's jurisdiction;

                     (ii) in the case of any Indemnitee other than the Indenture Trustee or the Trust Indenture Estate, any Tax based on or measured by gross or net income, receipts, capital or net worth, franchises, excess profits or conduct of business (other than taxes which are in the nature of sales or use taxes, license taxes, or property taxes) imposed on such Indemnitee by any foreign jurisdiction (i) which are imposed as a result of Lessee's or sublessee's activities in such foreign jurisdiction in connection with the transactions contemplated by the Operative Documents or (ii) which are withholding taxes on Basic Rent to the extent such withholding taxes would otherwise result in Basic Rent payments being insufficient to cover principal and interest payments on the Equipment Notes;

                     (iii) in the case of the Indenture Trustee or the Trust Indenture Estate any Tax based on or measured by gross or net income, receipts, capital or net worth, franchises, excess profits or conduct of business (including minimum taxes, withholding taxes, and taxes on or measured by any item of tax preference) imposed on such Indemnitee by a Taxing Authority in or of any foreign jurisdiction or a territory or possession of the United States, other than any such Tax which would not have been imposed in the absence of such Indemnitee's (including for purposes of this definition, all entities with which such Indemnitee is combined, integrated, or consolidated in such Taxing Authority's jurisdiction) engaging in business, maintaining an office or other place of business or otherwise being located in such jurisdiction other than merely by reason of such Indemnitee's participation in the transactions contemplated by the Operative Documents; and

                     (iv) in the case of the Indenture Trustee or the Trust Indenture Estate, a tax imposed by any Taxing Authority other than the Federal government of the United States of America based on, or measured by gross income or receipts (including minimum taxes, withholding taxes, and taxes on or measured by any item of tax preference), to the extent such Tax is attributable to the operation or registration of the Aircraft in such jurisdiction or to the transactions contemplated by the Operative Documents or is the result of the activities of Lessee, sublessee, or any Affiliate of either thereof in such jurisdiction, including residence.

                     (d) Reports and Returns. In case any report or return is required to be made by Lessee with respect to any Taxes which are subject to indemnification by Lessee under this Section 10, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Owner Trustee or the interest of Owner Participant or its permitted assigns and send a copy of such report or return to Owner Trustee and Owner Participant or will notify Owner Trustee or Owner Participant of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Owner Participant or Owner Trustee. If actual notice is given by any taxing authority to an Indemnitee that a report or return is required to be filed with respect to any such Taxes, the Indemnitee shall promptly notify Lessee of such required report or return and Lessee shall either file such report or return in the manner prescribed in the preceding sentence, or shall use its best efforts to cause such report or return to be filed by the appropriate entity. Each Indemnitee agrees to respond to any reasonable request of Lessee for information not within Lessee's control and within the control of and reasonably available to such Indemnitee with respect to the filing of any such report or return, but Lessee agrees to pay any reasonable costs, fees, disbursements or other charges of independent counsel or independent accountants incurred in connection with such request.

                     (e) After-Tax Basis. Lessee further agrees that, with respect to any payment or indemnity under this Section 10 and under
Section 13 hereof, such payment or indemnity shall include the net amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes required to be paid or credited by such recipient with respect to such payment or indemnity under the laws of any Taxing Authority (as determined, in the case of the Owner Participant, on a hypothetical basis based on the assumption that Owner Participant is subject to the highest federal corporate income tax rate applicable in the year of payment and the State Rate (as defined below). For this purpose, "State Rate" shall mean the actual state and local tax rate imposed upon the Owner Participant, taking into account all available allocations, apportionments, credits and deductions, such information to be provided by the certification of a Responsible Officer of Owner Participant (the "Certification"). At the request of the Lessee and at the Lessee's expense, the accuracy of such information shall be verified by the firm of certified public accountants regularly employed by the Owner Participant, or any other national firm of independent certified public accountants selected by Owner Participant and reasonably acceptable to Lessee. The Certification as verified as described in the preceding sentence (if requested by Lessee) shall be conclusive and binding on all parties. In no event shall Owner Participant be required to make available or disclose any tax returns or related information to any parties other than the certified public accountants verifying the Certification.

                     (f)      Tax Benefit.     If, by reason of any payment
made to or for the account of an Indemnitee by Lessee pursuant to this Section 10 or Section 13 hereof, such Indemnitee subsequently actually realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing the amount of such payment, such Indemnitee shall promptly pay to Lessee, but only if there shall then be no Event of Default and if Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of
(A) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (B) the reduction calculated on the same basis as the Gross-Up in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated to make any payment pursuant to this Section 10 or Section 13 hereof to the extent that the amount calculated pursuant to (A) above would exceed (x) the amount of all prior payments by Lessee to such Indemnitee, pursuant to this Section 10 or Section 13 hereof, net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee from Lessee, less (y) the portion of all prior payments computed pursuant to (A) above by such Indemnitee to Lessee hereunder.

                     (g) Payment. If a claim is made against any Indemnitee for any Taxes which may be subject to indemnification by Lessee hereunder and if such Indemnitee has notice thereof, such Indemnitee shall promptly notify

Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations hereunder except to the extent Lessee's right to contest such claim is precluded thereby. Any amount payable as an indemnity to any Indemnitee or any amount payable to Lessee pursuant to this
Section 10 is to be paid to such party directly, in immediately available funds, within thirty (30) days after receipt of a written demand therefor from such Indemnitee or Lessee, as the case may be, except in the case of a payment to an Indemnitee to the extent that such Taxes are being contested in good faith pursuant to this Section 10, in which event the payment of such indemnity shall be made by the due date for the payment of any Taxes that are the subject of such contest taking into account all extensions of the due date that are available as a result of the contest. In the event an Indemnitee makes a tax payment with respect to any such Taxes (other than with funds advanced to such Indemnitee on an interest-free basis by Lessee pursuant to this Section 10), Lessee shall reimburse the amount of such payment and also shall pay to the Indemnitee interest on the amount of such payment by such Indemnitee at the Interest Rate from the date of any such payment by such Indemnitee to the date of such reimbursement by Lessee to the Indemnitee hereunder. In the event an amount is payable to Lessee under this Section 10 or Section 13, the Indemnitee owing such amount shall pay interest on such amount at the Interest Rate from the date of receipt by such Indemnitee of any amount giving rise to such obligation to pay Lessee until the date of payment to Lessee.

                     (h) Contest. In the event that an Indemnitee receives a written notice of a claim which, if sustained, would require the payment of an indemnity by Lessee pursuant to this Section 10, such Indemnitee shall promptly notify Lessee of such claim and, if requested by Lessee, shall in good faith contest or shall permit Lessee, if desired by Lessee and, in the case of a contest involving Owner Participant, permitted by Owner Participant, and such contest may be conducted in whole or in part separately in the name of Lessee without involving Taxes of such Indemnitee not indemnified hereunder, to contest in the name of Lessee and/or the Indemnitee, the validity, applicability or amount of such Taxes by (x) resisting payment thereof if practicable, (y) not paying the same except under protest, if protest is necessary and proper, and (z) if payments be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that the Indemnitee shall not be required to undertake or allow in its name or on its behalf any contest unless the following conditions are satisfied:

                       (i)    no Event of Default has occurred and is
             continuing,

                      (ii) a threshold amount of $75,000 for any individual claim and $150,000 for recurring claims is at issue,

                     (iii) Lessee shall have (a) furnished Indemnitee with a written opinion of tax counsel selected by Indemnitee and reasonably acceptable to Lessee to the effect that a reasonable basis (as defined in ABA Opinion 85-352) exists for the initial administrative or judicial contest and that the Indemnitee is more likely than not to prevail in any appeal of a trial court decision, and (b) agreed to pay Indemnitee for all reasonable costs and expenses which Indemnitee may incur in contesting such claim,

                      (iv) there is no substantial risk of forfeiture of the Aircraft,

                       (v) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, Lessee shall advance or cause to be advanced to such Indemnitee (if such Indemnitee is the Indenture Trustee or the Trust Indenture Estate) sufficient funds (on an interest-free basis) to make such payments and shall have agreed to indemnify such Indemnitee against any adverse tax consequences of such advance,

                      (vi) no claim shall be appealed to the U.S. Supreme Court, and

                     (vii) Lessee shall have admitted its liability to indemnify Owner Participant should a proposed adjustment prove to be correct, provided that such admission may be conditioned on a binding judicial or administrative adjudication of Lessee's responsibility to indemnify Owner Participant, and provided further that in no event will such adjudication cause Lessee to delay in fulfilling its contest obligations.

                     (i) Refund. If any Indemnitee shall obtain a refund of all or any part of any Taxes paid by Lessee or from an advance by Lessee, such Indemnitee shall pay Lessee the amount of such refund together with any interest paid thereon attributable to the Taxes paid or advanced by Lessee less the amount of any Taxes payable by such Indemnitee in respect of the receipt of such refund and interest after giving credit to Lessee for any savings by such Indemnitee in respect to any such Taxes by reason of deductions, credits, allocations or allowances in respect of the payment of any such Taxes; provided that such amount shall not be payable before such time as Lessee shall have made all payments or indemnities then due to the Lessor and the Indemnitee under the Lease and all other Operative Documents, and provided further that no amount shall be payable during any period in which an Event of Default under the Lease has occurred and is continuing unremedied unless this Lease has terminated and Lessee has paid all amounts due the Lessor thereunder.

                     (j) Diligence. Lessee shall not be deemed to be in default under any of the above indemnification provisions of this Section 10 so long as Lessee or the Indemnitee shall diligently prosecute such contest in accordance with the provisions of this Section 10. Notwithstanding the foregoing, if a claim is made against any Indemnitee for any Taxes which, if successful, would result in the imposition of Taxes under circumstances which would require Lessee to indemnify such Indemnitee, the Indemnitee shall be released from its responsibility to contest such claim, or part thereof, if it agrees in writing not to seek indemnification from Lessee in respect of the claim, or such part thereof to be contested. In the event an Indemnitee fails to contest, or refuses to permit Lessee to contest, a claim or part thereof which the Indemnitee has the obligation to contest or to permit Lessee to contest under this Section 10, then Lessee shall not be obligated to indemnify the Indemnitee for such claim or such part thereof.

                     (k) Affiliated Group. In the event that the Indemnitee is a member of an affiliated group (within the meaning of Section 1504(a) of the Code) which files a consolidated Federal income tax return, the term "Indemnitee" shall mean and include such affiliated group.

                     (l) Survival. The provisions of this Section 10 shall survive the expiration or termination of any of the Operative Documents.

                     Section 11.  Loss, Damage and Requisition.

                     (a) Event of Loss with Respect to the Airframe. Subject to the other provisions of this Section 11, upon an

Event of Loss with respect to the Airframe or the Airframe and any Engines then installed thereon, Lessee shall forthwith (and, in any event, within five (5) Business Days after such occurrence) give Lessor written notice of such occurrence and within thirty (30) days after such occurrence give Lessor written notice of its election, subject to the terms hereof and of the Indenture, to perform one of the following two options (it being agreed that if Lessee shall not have given Lessor notice of such election within thirty (30) days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following clause (ii)), provided, that Lessee shall not have the right to select the option set forth in clause (i) if a Default or an Event of Default shall have occurred and be continuing at the time of such election or at the time of replacement or if the Foreign Lease Agreement does not permit such replacement or requires the payment of additional amounts thereunder (unless Lessee in its election pays such amounts due as a result thereof under the Foreign Lease Agreement):

                              (i)     Within one hundred twenty (120) days (the
"Replacement Period") after the date of the Event of Loss (but in no event later than the last day of the Term) Lessee shall convey, or cause to be conveyed to Lessor as provided in Section 11(c) hereof, to be subjected to the Lien of the Indenture if it has not been discharged, and to be leased by Lessee hereunder in replacement of the Airframe and such Engines then installed thereon, title to (or, so long as the Foreign Lease Agreement is in effect, beneficial ownership of) a replacement Airframe (together with the same number of replacement Engines as the Engines), such replacement Airframe and Engines
(A) to be free and clear of all Liens (it being understood that, upon such conveyance, such replacement Airframe and replacement Engines may be subject to Permitted Liens), (B) to have a value, utility and remaining useful life, determined in accordance with the Appraisal Procedure as provided in Section 11(c) hereof, at least equal to, and to be in at least as good operating condition as, the Airframe and the Engines, if any, so replaced (assuming the Airframe and the Engines were maintained in accordance with the requirements of this Agreement, whether or not they are in fact so maintained), and (C) to be a like Airbus A320-231 model aircraft with equivalent or better modification status delivered by the Manufacturer not earlier than June 30, 1988 and, in the case of Engines, in compliance with Section 11(b); provided that if Lessee shall not perform its obligation to effect such replacement under this clause by the end of the Replacement

Period, Lessee shall then be deemed to have elected to comply, and shall comply, with the provisions of clause (ii) of this Section 11(a); provided, further, that the payment specified therein shall be deemed to have become due and payable on the Stipulated Loss Value Date occurring on or immediately preceding the last day of the Replacement Period. Upon compliance with the foregoing, Lessor will, subject to the rights of any insurers, transfer to Lessee, "AS IS, WHERE IS," without recourse, representation or warranty (except a warranty that such Airframe and Engines are free and clear of Lessor's Liens, Head Lessor's Liens and any Lien arising out of the Foreign Lease Agreement), all of Lessor's right, title and interest, if any, in and to the Airframe and the Engines suffering the Event of Loss as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft and replaced as provided above but not installed thereon at the time of the Event of Loss. For all purposes hereof, a replacement Airframe shall be deemed part of the property leased hereunder and shall be deemed the "Airframe" as defined herein. No Event of Loss resulting in replacement of the Airframe or Engines under this Section 11(a)(i) shall result in any reduction of Rent.

                              (ii)    On a Stipulated Loss Value Date on or
before one hundred twenty (120) days after the date of the Event of Loss (or, if earlier, with respect to insurance proceeds, on the date on which insurance proceeds with respect to the Event of Loss are received by the loss payee) Lessee shall pay to Lessor in immediately available funds the sum of (A) the Stipulated Loss Value of the Aircraft as shown on Exhibit A for such Stipulated Loss Value Date, plus all Basic Rent or Renewal Rent, as the case may be, payable on each Basic Rent Payment Date or Renewal Rent Payment Date, respectively, prior to the date of payment of such Stipulated Loss Value which has not been paid when due, [plus, if such Stipulated Loss Value Date is also a Basic Rent Payment Date or a Renewal Rent Payment Date, the amount of Basic Rent or Renewal Rent, as the case may be, payable by Lessee on such Stipulated Loss Value Date, or, if such Stipulated Loss Value Date occurs after the last day of the Term,] plus an amount equal to the average daily Basic Rent or Renewal Rent, as the case may be, in effect on the last day of the Term, for each day from and including the last day of the Term to and excluding such Stipulated Loss Value Date, and (B) all Supplemental Rent payable, whereupon
(1) the obligation of Lessee to pay Basic Rent or Renewal Rent, as the case may be, hereunder with respect to the Aircraft for any period commencing after the date on which such

Stipulated Loss Value is paid shall terminate; provided that Lessee shall remain liable for, and shall pay on or before the date the Stipulated Loss Value and Supplemental Rent are paid, all payments of Basic Rent or Renewal Rent, as the case may be, for the Aircraft due on or before the date of such payment of Stipulated Loss Value and Supplemental Rent, (2) the Term shall terminate with respect to such Aircraft, and (3) Lessor will, subject to the rights of any insurers, transfer to Lessee, "AS IS, WHERE IS," without recourse, representation or warranty (except a warranty that such Airframe and Engines are free and clear of Lessor's Liens and Liens arising out of the Foreign Lease Agreement), all of Lessor's right, title and interest, if any, in and to the Airframe and Engines suffering the Event of Loss, as well as all of Lessor's right, title and interest, if any, in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Event of Loss.

                     (b) Event of Loss with Respect to an Engine. Upon an Event of Loss with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, at its own cost and expense, within sixty
(60) days after such occurrence pay all amounts due under the Foreign Lease Agreement as a result thereof and convey or cause to be conveyed to Lessor as replacement for the Engine suffering an Event of Loss, title to (or, so long as the Foreign Lease Agreement is in effect, beneficial ownership of) another IAE Model V2500 engine of like model and equivalent or better modification status or, at Lessee's option, an IAE engine of an improved model, in each such case which has a value, remaining useful life and utility determined in accordance with the Appraisal Procedure at least equal to such Engine and is suitable for installation and use on the Airframe without diminishing the value, remaining useful life or utility of such Airframe, free of all Liens (it being understood that, upon such conveyance, such replacement Engine may be subject to Permitted Liens) and being in as good operating condition as (including no greater number of cycles or hours than) the Engine being replaced assuming the Engine being replaced was serviceable and otherwise in the condition and repair required by the terms hereof immediately prior to the Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own cost and expense, will (i) furnish Lessor (or, so long as the Foreign Lease Agreement is in effect, Foreign Lessor) with a full warranty bill of sale, in form and substance reasonably satisfactory to Owner Participant and Indenture Trustee, as applicable, with respect to such replacement Engine; (ii) cause supplements, in form and substance reasonably satisfactory to Owner Participant and Indenture Trustee (if the Lien of the Indenture has not been discharged), subjecting such replacement Engine to this Lease, the Indenture (if then in effect), the Foreign Lease Agreement (if then in effect) and the Trust Agreement (if in effect), to be duly executed by Lessee, if applicable, and duly filed for recordation pursuant to the Federal Aviation Act; (iii) furnish Lessor and Indenture Trustee (if the Lien of the Indenture has not been discharged) with such evidence of title to such Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Engine as Owner Participant or Indenture Trustee (if the Lien of the Indenture has not been discharged) may reasonably request;
(iv) furnish Owner Participant and Indenture Trustee (if the Lien of the Indenture has not been discharged) with an opinion of Lessee's counsel addressed to such parties and to Lessor to the effect that title to (or, so long as the Foreign Lease Agreement is in effect, beneficial ownership of) such Replacement Engine has been duly conveyed to Lessor free and clear of all Liens (except Permitted Liens), the replacement of the Engine suffering the Event of loss with the Replacement Engine is in accordance with the provisions of this Agreement and Foreign Lease Agreement (if then in effect), and the Replacement Engine is subject to the Lien of the Indenture (if it has not been discharged), the instruments subjecting such Replacement Engine to the Lien of the Indenture and the Lease, and subjecting to any relevant Assigned Sublease and Sublease Agreement, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary in order to establish and perfect, in the United States and, if the Aircraft is registered outside the United States, in the jurisdiction of registration, the legal title to such Replacement Engine and the Lien of the Indenture on such Replacement Engine; (v) furnish a certificate signed by a Responsible Officer of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (vi) furnish such documents and evidence with respect to Lessee, Owner Participant or Indenture Trustee (if the Lien of the Indenture has not been discharged), as such parties or their respective counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Section 11(b), the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth in this Section 11(b), in each case in form and substance satisfactory to such party; (vii) furnish such Uniform Commercial Code financing statements covering the Replacement Engine as may be requested by Lessor or Indenture Trustee (if the Lien of the Indentures has not been discharged); (viii) furnish Owner Participant with an opinion of tax counsel mutually satisfactory to Owner Participant and Lessee and which opinion is reasonably satisfactory to Owner Participant to the effect that such replacement will have no adverse tax consequences to Lessor and Owner Participant; (ix) furnish the appraisal referred to above; and (x) furnish Owner Trustee and Indenture Trustee with the opinion of counsel to Lessee specified in Section 5.06(a)(5)(i) of the Indenture. Upon full compliance by Lessee with the terms of this Section 11(b), Lessor will, subject to the rights of any insurers, transfer to Lessee, "AS IS, WHERE IS" without recourse, representation or warranty (except a warranty that such Engine is free and clear of Lessor's Liens, Head Lessor's Liens and any Lien arising out of the Foreign Lease Documents), all of Lessor's right, title and interest, if any, in the Engine which suffered the Event of Loss. For all purposes hereof, each such Replacement Engine shall be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereof. No Event of Loss covered by this Section 11(b) shall result in any reduction in Rent.

                     (c) Conveyance of Replacement Airframe. Prior to or at the time of any conveyance of a replacement Airframe pursuant to Section 11(a) above, Lessee, at its own cost and expense, will furnish Lessor with the following documents which shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on said date: (i) a full warranty bill of sale, in form and substance satisfactory to Owner Participant and Indenture Trustee (if the Lien of the Indenture has not been discharged), and an AC Form 8050-2 Bill of Sale (or such other form of bill of sale as may be approved by the FAA on said date), executed by the owner thereof, in favor of Lessor or, so long as the Foreign Lease Agreement is in effect, the Foreign Lessor, and cause supplements, reasonably satisfactory to Owner Participant and Indenture Trustee (if the Lien of the Indenture has not been discharged), to this Lease, the Foreign Lease Agreement (if then in effect), the Indenture (if then in effect) and the Trust Agreement (if then in effect), with respect to such replacement Airframe and to be duly filed for recordation pursuant to the Federal Aviation Act or other applicable Governmental Entity; (ii) the certificate specified in Section 12(f) hereof demonstrating compliance with the insurance requirements of Section 12 with respect to the replacement Airframe and Engines; (iii) an opinion (addressed to Indenture Trustee, Lessor, and Owner

Participant) of Lessee's counsel (and such other evidence of title as Owner Participant or Indenture Trustee (if the Lien of the Indenture has not been discharged) may reasonably request) to the effect that, upon such conveyance, Lessor will acquire good title to (or, so long as the Foreign Lease Agreement is in effect, beneficial ownership of) such replacement Airframe free and clear of all Liens (it being understood that, upon such conveyance, such replacement Airframe may be subject to Permitted Liens), that such replacement Airframe will be leased hereunder and under the Foreign Lease Agreement (if then in effect) to the same extent as the Airframe replaced thereby and will be subject to the Lien of the Indenture (if it has not been discharged), the instruments subjecting such Replacement Airframe and Replacement Engine to the Lien of the Indenture and the Lease, and subjecting to any relevant Assigned Sublease and Sublease Assignment, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary in order to establish and perfect, in the United States and, if the Aircraft is registered outside the United States, in the jurisdiction of registration, the legal title to such Replacement Airframe and Replacement Engine and the Lien of the Indenture on such Replacement Airframe and Replacement Engine, and that Lessor, and Indenture Trustee as assignee of Lessor, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to such replacement airframe and engines to the same extent as with respect to the Airframe and Engines then installed thereon prior to such replacement; (iv) a certificate signed by a Responsible Officer of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (v) such documents and evidence with respect to Lessee, Owner Participant or Indenture Trustee (if the Lien of the Indenture has not been discharged), as such parties or their respective counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Section 11(c), the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth in this Section 11(c), in each case in form and substance satisfactory to each such party, including evidence that the Aircraft of which the replacement Airframe is a part has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of this Lease and application for registration of such replacement Airframe in the name of Lessor has been duly made with the FAA or other applicable

Governmental Entity and Lessee has temporary or permanent authority to operate the replacement Airframe; (vi) furnish such Uniform Commercial Code financing statements covering the replacement Airframe as may be reasonably requested by Lessor or Indenture Trustee; (vii) furnish Owner Participant with an opinion of tax counsel mutually satisfactory to Owner Participant and Lessee and which opinion is reasonably satisfactory to Owner Participant to the effect that such replacement will have no adverse tax consequences to Lessor and Owner Participant; (viii) an appraisal prepared in accordance with the Appraisal Procedure which confirms that the replacement Airframe and any replacement Engine has a value, utility and remaining useful life at least equal to that of the Airframe and Engines which suffered the Event of Loss assuming that the same were maintained in accordance with the requirements of this Lease whether or not they are in fact so maintained; and (ix) furnish Owner Trustee and Indenture Trustee with the opinion of counsel to Lessee specified in Section 5.06(a)(5)(i) of the Indenture. Upon full compliance by Lessee with the terms of this Section 11(c), Lessor will, subject to the rights of any insurers, transfer to Lessee "AS IS, WHERE IS," without recourse, representation or warranty (except a warranty that such Airframe is free and clear of Lessor's Liens, Head Lessor's liens, and liens arising out of the Foreign Lease Documents), all of Lessor's right, title and interest in and to the Aircraft which suffered the Event of Loss. No Event of Loss with respect to the Aircraft under the circumstances contemplated by the terms of this Section 11(c) shall result in any reduction in Rent.

                     For all purposes of this Lease, each such replacement Aircraft (together with any Engines constituting part of the Aircraft being replaced as to which an Event of Loss has not occurred) shall be deemed part of the property leased hereunder and shall be deemed the "Aircraft" as defined herein.

                     (d) Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer (including a Governmental Entity providing an indemnity in lieu thereof) with respect to an Event of Loss shall be applied in the manner specified in Sections 12(c) and (e) hereof. Subject to Section 11(f) below, any payments (other than insurance or such indemnity proceeds) received at any time by Lessor or Lessee from any Governmental Entity or other Person with respect to an Event of Loss will be applied as follows (after reimbursement of Lessor, Indenture Trustee and Owner Participant for their reasonable out-of-pocket costs and expenses):

                              (i)     unless clause (ii) below is applicable,
so much of such payments as shall not exceed the Stipulated Loss Value and other payments required to be paid by Lessee pursuant to Section 11(a)(ii) of this Lease shall be paid to Lessor in reduction of Lessee's obligation to pay such Stipulated Loss Value and other payments, if not already paid by Lessee, or, if already paid by Lessee, shall (unless a Default or an Event of Default shall have occurred and be continuing) be applied by Lessor to reimburse Lessee for its payment of such Stipulated Loss Value and other payments and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, Lessor; or

                              (ii)    if such payments are received as a result
of an Event of Loss with respect to the Airframe or an Engine which is being replaced pursuant to Section 11(a)(i) or Section 11(b) hereof, all such payments shall be paid over to, or retained by, Lessee if Lessee shall have fully performed or, concurrently therewith fully performs, the terms of Sections 11(a)(i) and (c) or Section 11(b) hereof, as the case may be, and of
Section 15 hereof with respect to the Event of Loss for which such payments are made and if no Default or Event of Default shall have occurred and be continuing.

                     (e) Requisition for Use by Government with Respect to the Aircraft. Subject to Section 11(f) below, in the event of the requisition for use by a Governmental Entity of the Aircraft, the Airframe or an Engine (other than a requisition constituting an Event of Loss), Lessee shall promptly notify Lessor and Indenture Trustee (if the Lien of the Indenture has not been discharged) thereof and all of Lessee's obligations under this Lease with respect to such Airframe or Engine shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from the Governmental Entity for the use of such Airframe or Engine during the Term shall be paid over to, or retained by, Lessee if no Default or Event of Default shall have occurred and be continuing; and all other payments received by Lessor or Lessee from the Governmental Entity shall be paid over to, or retained by, Lessor. If the Airframe and such Engines or engines are not returned by the end of the Term, an Event of Loss shall be deemed to have occurred on the last day of the Term and, on the last day of the Term, Lessee shall either pay to Lessor the amount provided herein for an Event of Loss to the Airframe and such Engines or engines on such date or provide a replacement Aircraft and Engine on such date in the condition provided for in Section 16 and Exhibit E. In the event of the requisition for use by the Governmental Entity of any Engine without the requisition for use of the Airframe, Lessee will replace such Engine hereunder by complying with the terms of Section 11(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and thereafter any payments received by Lessor or Lessee from the Governmental Entity with respect to such requisition shall be paid over to, or retained by, Lessee.

                     (f) Application in Default. Any amount referred to in clause (i) or (ii) of Section 11(d) or Section 11(e) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to or retained by Lessee, shall be paid by Lessee to Lessor, if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Indenture Trustee so long as the Lien of the Indenture shall not have been discharged and thereafter by Lessor as security for the obligations of Lessee, or, at the option of Lessor or the Indenture Trustee, as the case may be, applied by Lessor or the Indenture Trustee, as the case may be, toward payment of any of Lessee's obligations at the time due hereunder, as Lessor or the Indenture Trustee, as the case may be, may elect, including, without limitation, by reason of this Lease being declared or deemed in default. At such time as there shall not be continuing any such Event of Default or Default, all such amounts at the time held by Lessor or Indenture Trustee in excess of the amount, if any, which Lessor or Indenture Trustee has elected for application as provided above, shall be paid to Lessee.

                     Section 12.  Insurance.

                     (a) Public Liability and Property Damage Insurance. Lessee will carry and maintain in effect, or cause to be carried and maintained in effect, at its own cost and expense, with Approved Insurers, comprehensive aircraft and general public liability insurance (including, without limitation, contractual liability, liability war risk and passenger legal liability products, completed operation liability covering maintenance of aircraft, but excluding manufacturer's product liability insurance), and property damage insurance with respect to the Aircraft, in an amount not less than three hundred fifty million dollars ($350,000,000), combined single limit, per occurrence or such higher amount, and of such type and terms, as are customarily carried by prudent Certificated Air Carriers, similarly situated to Lessee, operating aircraft of similar size and engines and as hereinafter provided. Each and any policy of insurance carried in accordance with this Section 12(a), and each and any policy obtained in substitution or replacement for any of such policies, (i) shall designate Lessor (in both its individual and trustee capacity), Owner Participant, the general partners of Owner Participant, Indenture Trustee (in both its individual and trustee capacity), Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees and their respective permitted assigns, as additional insureds as their interests may appear (but without imposing upon any such Person any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies), (ii) shall expressly provide that, in respect of the interests of Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees and their respective permitted assigns, in such policies, the insurance shall not be invalidated as to an insured or additional insured by any act or omission of Lessee or any other insured or additional insured and shall insure Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees and their respective permitted assigns, regardless as to any insured or additional insured of any breach or violation by Lessee or any other insured or additional insured of any warranty, declaration or condition contained in such policies, (iii) shall provide that if such insurance is cancelled for any reason whatsoever, or is changed in any adverse way with respect to the interests of Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees or if such insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees, and their respective permitted assigns, until thirty
(30) days, in each instance (seven (7) days or such lesser period of time as is the insurance industry standard for war/allied perils coverage), after notice to Lessor, Owner Participant, the general partners of Owner Participant, Foreign Lessor, Foreign Lessee, Foreign Lender and Indenture Trustee from such insurer or insurers, of such prospective cancellation, change or lapse, (iv) shall include coverage for any country in or over which the Aircraft is located or operated, and (v) shall provide that, as against Lessor, Owner

Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees, and their respective permitted assigns, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender or the other Indemnitees, or their respective permitted assigns, with respect to the Aircraft. Each liability policy shall be primary without right of contribution from any other insurance which may be carried by Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender or the other Indemnitees, or their respective permitted assigns, and shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided, that such policies shall not operate to increase the insurer's limit of liability. Lessee shall cause its insurers to agree that the indemnity and hold harmless provisions of Section 13 are insured as a contractual assumption of liability by Lessee's insurers, subject to the terms, coverage, conditions, limitations and exclusions of the policy of insurance. Without limiting the foregoing, the type and amount of the insurance carried by Lessee hereunder shall be no less in amount and no less comprehensive or favorable to Lessor, Owner Participant, the general partners of Owner Participant, Indenture Trustee, Foreign Lessor, Foreign Lessee, Foreign Lender and the other Indemnitees than that carried by Lessee with respect to other A320-231 aircraft or similar-size aircraft owned or leased by Lessee.

                     (b) Insurance Against Loss or Damage. Lessee, at its own expense, will maintain in effect, or cause to be carried and maintained in effect, with Approved Insurers "all-risk" ground and flight aircraft hull insurance (which shall include, but not be limited to, hijacking, a disappearance clause and coverage against strikes, riots, commotions or labor disturbances, air piracy, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of Lessee) covering the Aircraft, and "all-risk" coverage including transit insurance with respect to Engines and Parts while not installed on such Aircraft or an aircraft, which in each case considering all policy terms, limitations and exclusions is of the type, terms and amount customarily maintained by prudent Certificated Air Carriers similarly situated to Lessee and operating similar size aircraft and engines and as hereinafter provided. Lessee shall also maintain, or cause to be maintained, war risk and allied perils hull insurance reasonably acceptable to Lessor with Approved Insurers. In addition, at least ten (10) Business Days (or, in the case of an emergency, at least two (2) Business Days) prior to permitting the Aircraft, Airframe or Engines to be operated or located outside of the United States of America, other than in Canada or Mexico, Lessee shall notify Lessor thereof. If Owner Participant or Indenture Trustee reasonably requests at any time and if such insurance is then customarily being obtained by or for Persons leasing or financing similarly-sized aircraft operating on similar routes to operators located in the jurisdiction of Lessee's or, if a Permitted Sublease is in effect, the Permitted Sublessee's jurisdiction of domicile, Lessee shall pay or reimburse Lessor for political risk, repossession, expropriation, confiscation and similar insurance as Lessor may arrange or cause to be arranged; provided that Indenture Trustee shall not be obligated to request such insurance and shall not be liable for any failure to request such insurance. Anything herein to the contrary notwithstanding, at all times while the Aircraft is subject to this Lease, the insurance required by this Section 12(b) shall be for an amount on an "agreed value" basis not less than the Stipulated Loss Value from time to time determined for the Aircraft. Without limiting the foregoing, the type and amount of insurance carried by Lessee hereunder shall be no less comprehensive or favorable to Lessor, Owner Participant, Indenture Trustee and the other Indemnitees than that carried by Lessee with respect to similar-size aircraft owned or leased by Lessee.

                     Each and any policy of insurance obtained and maintained pursuant to this Section 12(b), and each and any policy obtained in substitution or replacement for any such policies, (i) shall designate Lessor as owner of the Aircraft, shall designate, so long as the Lien of the Indenture has not been discharged, Indenture Trustee and, thereafter, Lessor, as sole loss payee, as provided below and shall designate Lessor, Owner Participant, Indenture Trustee (in both its individual capacity and its trustee capacity) and the other Indemnitees and their respective permitted assigns as additional insureds, as their respective interests may appear (but without imposing upon Lessor, Owner Participant, Indenture Trustee and the other Indemnitees and their respective permitted assigns, any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies), (ii) shall expressly provide that, in respect of the interests of such an additional insured and its permitted assigns, in such policies, the insurance shall not be invalidated as to an insured by any act or omission of Lessee or any other additional insured, and shall insure each such additional insured and its permitted assigns, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or another additional insured, (iii) shall provide that if such insurance is cancelled for any reason whatsoever, or is changed in any adverse way with respect to the interests of Lessor, Owner Participant, Indenture Trustee and to the other Indemnitees and their respective permitted assigns, or if such insurance is allowed to lapse, such cancellation, change or lapse shall not be effective as to Lessor, Owner Participant, Indenture Trustee, the other Indemnitees or their respective permitted assigns, until thirty (30) days (seven (7) days or such lesser period of time as is the insurance industry standard for war/allied perils coverage) after written notice to Lessor, Owner Participant and Indenture Trustee from such insurer or insurers, as the case may be, of such prospective cancellation, change or lapse, (iv) shall include coverage for any country in or over which the Aircraft may at any time be located or operated, (v) shall provide that, as against Lessor, Owner Participant, Indenture Trustee, Foreign Lessor, the other Indemnitees and their respective permitted assigns, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against Lessor, Owner Participant, Indenture Trustee, Foreign Lessor, and the other Indemnitees and their respective permitted assigns, with respect to the Aircraft, (vi) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment shall be payable directly to Indenture Trustee as sole loss payee, so long as the Lien of the Indenture shall not have been discharged and thereafter to Lessor, as sole loss payee, and (vii) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment, such payment shall be payable directly to Indenture Trustee, as sole loss payee for the account of all interests, so long as the Lien of the Indenture shall not have been discharged and thereafter to Lessor, as sole loss payee for the account of all interests. The insurance required under this Section 12(b) may incorporate deductible amounts which shall not exceed one million dollars ($1,000,000).

                     Each of Lessor, Owner Participant, the general partners of Owner Participant and Foreign Lessor shall have the right to carry additional and separate excess or contingent insurance for its own benefit at its own expense, without, however, thereby limiting Lessee's obligations under this
Section 12, and Lessee shall not carry any such insurance if it would conflict with or adversely affect other insurance carried by Lessor, Foreign Lessor, Owner Participant or the general partners of Owner Participant with respect to the Aircraft. Lessee shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to Lessee, provided, however, that such insurance does not conflict with or adversely affect the insurance required hereunder or any excess or contingent insurance carried by Lessor, Foreign Lessor, Owner Participant or the general partners of Owner Participant. Lessee shall give Lessor reasonable prior written notice of any insurance to be carried by Lessee in addition to that required to be carried by Lessee as provided herein.

                     In the event that separate policies are maintained to cover "all-risk" ground and flight aircraft, hull and war risks and allied perils insurance, Lessee shall include a 50/50 provisional claims settlement clause as contained in the policies of insurance maintained by Lessee with respect to all other aircraft in Lessee's fleet, and a copy of the 50/50 provisional claims settlement clause in effect on the Restatement Date shall be attached to the insurance certificate issued on the Restatement Date.

                     (c) Application of Insurance Proceeds for an Event of Loss. It is agreed that insurance payments which arise from insurance required to be carried by Lessee pursuant to this Section 12 and received as the result of the occurrence of an Event of Loss shall be applied as follows (after reimbursement of Lessor, Owner Participant, Indenture Trustee and Foreign Lessor for their reasonable out-of-pocket costs and expenses):

                              (i)     unless clause (ii) below is applicable,
so much of such payments as shall not exceed the Stipulated Loss Value and other payments required to be paid by Lessee pursuant to Section 11(a)(ii) of this Lease shall be paid to Indenture Trustee so long as the Lien of the Indenture has not been discharged and thereafter to Lessor in reduction of

Lessee's obligation to pay such Stipulated Loss Value and any other payments if not already paid by Lessee, or, if already paid by Lessee, shall (unless a Default or an Event of Default shall have occurred and be continuing) be applied by Indenture Trustee or Lessor, as the case may be, to reimburse Lessee for its payment of such Stipulated Loss Value and other payments and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, Lessor; or

                              (ii)    if such payments are received as a result
of an Event of Loss with respect to the Airframe or an Engine which is being replaced pursuant to Section 11(a)(i) or Section 11(b) hereof, all such payments shall be paid over by the Indenture Trustee or Lessor, as the case may be, to, or retained by, Lessee if Lessee shall have fully performed or, concurrently therewith fully performs, the terms of Section 11(a)(i) and (c) or
Section 11(b) hereof, as the case may be, and of Section 15 hereof with respect to the Event of Loss for which such payments are made and if no Default or Event of Default shall have occurred and be continuing.

                     (d) Application of Insurance Proceeds for Other than an Event of Loss. The insurance payments of any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied in payment for the actual costs of repairs or for replacement property which Lessee has incurred in accordance with the terms of Section 9, 11 or 12(c) of this Lease against such documentation evidencing payment by Lessee as Lessor may reasonably request to reimburse Lessee for such repairs or replacements already paid for by Lessee, and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessor. Lessee shall be entitled to receive from the insurer any insurance proceeds not in excess of five hundred thousand dollars ($500,000) as soon as such funds are paid and shall promptly receive such additional insurance proceeds from the loss payee upon invoices for repair work in progress, replacement parts which are ordered or for work completed as provided above in this Section 12(d). Any amount referred to in this Section 12(d) which is payable to Lessee shall not be paid to Lessee if at the time of such payment any Default or Event of Default shall have occurred and be continuing, but shall be held by Lessor as security for the obligations of Lessee under this Lease or applied as provided in Section 12(e).

                     (e) Application in Default. Any amount referred to in clause (ii) of Section 12(c) or Section 12(d) which is otherwise payable to Lessee shall not be paid to Lessee, or if it has been previously paid to or retained by Lessee, shall be paid by Lessee to Indenture Trustee, so long as the Lien of the Indenture shall not have been discharged, and thereafter to Lessor, if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Indenture Trustee, so long as the Lien of the Indenture shall not have been discharged, and thereafter held by Lessor as security for the obligations of Lessee, or, at the option of Indenture Trustee or Lessor, applied by Indenture Trustee or Lessor toward payment of any of Lessee's obligations at the time due hereunder, including, without limitation, by reason of this Lease being declared or deemed declared in default, as Indenture Trustee or Lessor may elect. At such time as there shall not be continuing any such Event of Default or Default, all such amounts at the time held by Indenture Trustee or Lessor in excess of the amount, if any, which Indenture Trustee or Lessor has elected for application as provided above, shall be paid to Lessee.

                     (f) Certificates. On or before the Delivery Date, and thereafter on any renewal by the Lessee of the insurance required hereby (but in no event less than once in every twelve (12) month period), Lessee will furnish to Lessor and Indenture Trustee a certificate executed and delivered by an Approved Insurer or the Approved Broker, describing in reasonable detail, and in accordance with customary practice, insurance carried on the Aircraft and Lessee shall also furnish an opinion or report by the Approved Insurer or the Approved Broker certifying that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will cause the Approved Broker to agree to advise Lessor, Owner Participant and Indenture Trustee in writing at least thirty (30) days (seven (7) days or such lesser period of time as is the insurance industry standard for war/allied perils coverage) prior to the expiration, non-renewal, termination or cancellation for any reason (including, without limitation, failure to pay premium therefor) or material modification of any such insurance.

                     In the event Lessee shall fail to maintain insurance as herein provided, Lessor, Owner Participant or Indenture Trustee at their respective options, may provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, or any other such other Person who may have provided such insurance, for the cost thereof.

                     (g) Reinsurance. Lessee (or if a Permitted Sublease is in effect, the Permitted Sublessee) may carry primary insurance outside of the aviation insurance markets in New York, London or Paris if the relevant primary insurer shall have obtained reinsurance and such reinsurance (i) is on the same terms as the original insurance and includes the provisions required by this Agreement; (ii) provides in case of any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the original insurer that the reinsurers' liability will be to make such payment as would have fallen due under the relevant policy of reinsurance if the original insurer had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contains a "cut-through" clause in the following form (or otherwise, satisfactory to Owner Participant): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-8] dated as of June __, 1997 and made between Wilmington Trust Company, as Owner Trustee, and America West Airlines, Inc. such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the original insured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the original insured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the original insurer (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith."

                     (h) Storage. During any period that the Aircraft is in storage or otherwise grounded, Lessee may carry or cause to be carried, in lieu of the insurance required by Sections 12(a) and (b) above, insurance otherwise conforming with the provisions of said Sections 12(a) and (b) except that the scope of the risk and the type of insurance, and the amount of the insurance in the case of the insurance described in Section 12(a) above (but not the amount of insurance to be carried under Section 12(b) above), shall be the same as from time to time applicable to similar size passenger aircraft that comprise Lessee's fleet in similar storage or grounding, and in any event (including, without limitation, at any time when there shall be in existence a Permitted Sublease), the same as from time to time customarily carried by similarly-situated, prudent Certificated Air Carriers for passenger aircraft of similar size as the Aircraft in similar storage or grounding.

                     (i) Amounts Held. So long as no Default or Event of Default has occurred and is continuing, any amount held by Lessor or Indenture Trustee, as the case may be, until application by Lessor or Indenture Trustee, as the case may be, pursuant to this Section 12 shall be invested as provided in Section 21(h) hereof.

                     (j) After the Term. Lessee shall continue to maintain at its expense the insurance described in Section 12(a) for three years after the expiration or termination of the Basic Term or Renewal Term, if Lessee has elected to renew the Lease in accordance with Section 20, covering each Indemnitee as its interest may appear and specifically insuring the indemnity contained in Section 13 to the extent of the coverage of such policy.

                     (k) Governmental Indemnity. In lieu of certain of the insurance described in Section 12 above, Lessee may provide a United States governmental indemnity, to the extent and subject to the terms and conditions specified in Section 6(c).

                     Section 13.  General Indemnity.

                     Lessee hereby agrees to indemnify, reimburse, defend and hold harmless each Indemnitee on a net after-tax basis, as provided in Section 10(e), within fifteen (15) days after demand from and against any and all claims (whether or not based on strict liability), damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, other sanctions, and any reasonable costs and expenses in connection herewith, including, without limitation, costs and expenses set forth in Section 21(j) hereof and reasonable attorney's fees and expenses of whatever kind or nature (any and all of which are hereafter referred to as "Claims") imposed on, or asserted by or against, or suffered or incurred by, any Indemnitee, from (and including) the Restatement Date, including, without limitation, injury, death or property damage of passengers, shippers and others, environmental control, noise and pollution regulations, which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to (1) the Operative Documents, the Purchase Documents or the Financing Documents (exclusive of the Foreign Lease Documents except as expressly provided herein or as otherwise would be covered by the occurrences described in the following clause (2)(A)) or any of the transactions contemplated thereby; (2) the Aircraft, the Airframe, any Engine or any engine used in connection with the Airframe or any Part thereof, including, but not limited to, (A) the importation, exportation, condition, manufacture, design, purchase, ownership, registration, reregistration, deregistration (other than any deregistration caused by the failure of the registered owner of the Aircraft to be a "citizen of the United States" as defined under the Federal Aviation Act and the regulations thereunder or to file the documentation necessary to continue FAA registration of the Aircraft), delivery, nondelivery, assignment, leasing, subleasing, sub-subleasing, acceptance, rejection, possession, repossession, control, return, financing, Liens (excluding Lessor's Liens, Head Lessor's Liens and Lenders' Liens, but including the Lien of the Indenture), use, performance, modification, maintenance, overhaul, operation, pooling, interchange, repair, testing, sale, return or other disposition or application of the Aircraft, the Airframe, any Engine, any engine used in connection with the Airframe or any Part (including, but not limited to, latent and other defects whether or not discoverable by Lessee or Lessor, Claims related to any actual or alleged violation of Law, loss or damage to any property of passengers, shippers or otherwise or any Claim related to patent, copyright, trademark or other infringement) either in the air or on the ground, and including, without limitation, any interest therein of an Indemnitee or imposition of a Lien thereon (excluding Lessor's Liens, Head Lessor's Liens and Lenders' Liens but including the Lien of the Indenture), or the rentals, receipts or earnings therefrom (including, without limitation, the Rent and any other amounts paid or payable with respect thereto); or (B) any defect in the Aircraft, the Airframe, any Engine, any engine used in connection with the Airframe or any Part thereof arising from the material or any article used therein, whether from the design, testing or use thereof from any maintenance, service, repair, overhaul or testing of such Aircraft, Airframe, Engine, engine or Part, or otherwise regardless of when such defect shall be discovered, whether or not such Aircraft, Airframe, Engine, engine or Part is at the time in the possession of Lessee, and regardless of where such Aircraft, Airframe, Engine, engine or Part may then be located; or
(3) the breach of any representation, warranty or covenant made by Lessee hereunder or under any of the other Operative Documents or any Default or Event of Default; provided, however, that the indemnity provided for in this Section 13 shall not apply to any portion of a Claim of an Indemnitee to the extent it results from: (i) the gross negligence or willful misconduct of such Indemnitee or any of its directors, officers, employees, servants or agents (except any such gross negligence or willful misconduct as may be attributed to an Indemnitee due to its interest in the Aircraft, the Airframe, an Engine, any Operative Document, any Purchase Document or any Financing Document), (ii) the material breach of any express representation, warranty or covenant made by such Indemnitee herein or in any other Operative Document, or the Financing Documents (not resulting from a breach by Lessee of any of its representations, warranties or covenants in the Operative Documents or in the Financing Documents), (iii) any Taxes, whether or not Lessee is required to indemnify such Taxes under Section 10 hereof or the Tax Indemnification Agreement (it being understood that Section 10 hereof and the Tax Indemnification Agreement exclusively provide for Lessee's liability with respect to Taxes), (iv) any Claim which relates solely to events which occurred prior to but excluding the Restatement Date (other than Claims related to the condition, manufacture or design of the Aircraft) and any Claim concerning payment for or the ownership of Buyer Furnished Equipment, (v) an underlying act which occurs after the Aircraft has been returned to Lessor in accordance with the terms hereof and the Term of this Lease has been terminated or has expired and the return is not related to an Event of Default, (vi) as to such Indemnitee, an underlying act which occurs after a disposition or other transfer (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Aircraft, the Airframe, any Engine, or any Part, or in the Financing Documents, the Purchase Documents or the Operative Documents, except as contemplated under or pursuant to the Operative Documents, the Financing Documents or the Purchase Documents and except as resulting from the exercise of its remedies during the period while an Event of Default has occurred and is continuing and prior to the time such Indemnitee has received payment of all amounts owing to it hereunder or thereunder and except any Claim which is alleged or does relate to the period prior to such disposition or (vii) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Financing Documents, the Purchase Documents or the Operative Documents, which amendments, supplements, waivers or consents were not requested by Lessee or are not required to give effect to the provisions of the Operative Documents, the Financing Documents or the Purchase Documents (provided, however, in no event will Lessee be liable for any Claims resulting from, pertaining to or arising from or related to Lessor's granting or creating a Lessor's Lien or the granting or creation of a Head Lessor's Lien). Upon full payment of the indemnities herein, Lessee shall be subrogated to all rights and remedies which such Indemnitee may have against any third party against whom such Indemnitee has the right to assert a Claim which arises under any action described in this
Section 13 (except Claims under such Indemnitee's own insurance policies or under the indemnification provisions of any of the Financing Documents).

                     Without limiting Lessee's liability under this Section 13, Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnitee, on account of any Claims for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the importation, exportation, ownership, purchase, registration, reregistration, deregistration (except as to Owner Participant or Lessor as and to the extent such Indemnitee is responsible under the Refunding Agreement for Claims related to such deregistration), delivery, non-delivery, assignment, leasing, subleasing, manufacture, acceptance, rejection, possession, return, financing, performance, modification, maintenance, condition, use, operation, pooling, interchange, repair, testing, sale, return or other disposition of the Aircraft, the Airframe, any Engine or any engine used in connection with the Airframe or any Part thereof, either in the air or on the ground, or which may be caused by any defect in such Aircraft, Airframe, Engine, engine or Part from the material or any article used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of such Aircraft, Airframe, Engine, engine or Part, claims for infringement, loss of or injury to any person, loss of or damage to any property or environmental damage, regardless of when such defect may be discovered, whether or not such Aircraft, Airframe, Engine, engine or Part is at the time in the possession of Lessee, and regardless of the location of such Aircraft at any such time except to the extent that such Claim results from (i) the gross negligence or willful misconduct of such Indemnitee (except any such gross negligence or willful misconduct as may be attributed to an Indemnitee due to its interest in the Aircraft, the Airframe, an Engine, any Operative Document, any Purchase Document or any Financing Document), (ii) the material breach of any of its express representations, warranties or covenants hereunder, under any other Operative Document or Financing Document (not resulting from a breach by Lessee of any of its representations, warranties or covenants in the Operative Documents or in the Financing Documents), (iii) any Taxes, whether or not Lessee is required to indemnify such Taxes under Section 10 hereof or the Tax Indemnification Agreement (it being understood that Section 10 hereof and the Tax Indemnification Agreement exclusively provide for Lessee's liability with respect to Taxes), (iv) any Claim which relates solely to events which occurred prior to but excluding the Restatement Date (other than Claims related to the condition, manufacture or design of the Aircraft) and any Claim concerning payment for or the ownership of Buyer Furnished Equipment, (v) an underlying act which occurs after the Aircraft has been returned to Lessor in accordance with the terms hereof and the Term of this Lease has been terminated or has expired and the return is not related to an Event of Default, (vi) an underlying act which occurs after a disposition or other transfer (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Aircraft, the Airframe, any Engine, or any Part, or in the Financing Documents, the Purchase Documents or the Operative Documents (except as contemplated under or pursuant to the Operative Documents, the Financing Documents or the Purchase Documents and except as resulting from the exercise of its remedies during the period while an Event of Default has occurred and is continuing and prior to the time such Indemnitee has received payment of all amounts owing to it hereunder and except any Claim which is alleged or does relate to the period prior to such disposition), (vii) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Financing Documents, the Purchase Documents or the Operative Documents, which amendments, supplements, waivers or consents were not requested by Lessee or are not required to give effect to the provisions of the Operative Documents, the Financing Documents or the Purchase Documents or (viii) a Lessor's Lien, a Head Lessor's Lien or a Lenders' Lien attributable to such Indemnitee.

                     Each Indemnitee shall, at Lessee's sole cost and expense and with Lessee's cooperation, be entitled to conduct the defense of any Claim against it; provided, however, that Lessee shall, at the request of any Indemnitee and so long as no Event of Default has occurred and is continuing, assume and conduct promptly and diligently, at its sole cost and expense, the defense of such Indemnitee against any Claim of a third party with counsel reasonably acceptable to such Indemnitee; and provided, further, however, that Lessee shall have the right as well as the obligation to assume such defense to the extent required under the terms of the applicable insurance policies so long as no Default or Event of Default has occurred and is continuing. In the event Lessee shall so assume the defense of any Claim, such Indemnitee shall cooperate with Lessee in defending such Claim, but any expenses incurred by such Indemnitee in connection therewith shall either be paid by Lessee to such Indemnitee in advance, or reasonable security shall be provided by Lessee to such Indemnitee for such payments. Neither Lessee nor an Indemnitee shall enter into a settlement or other compromise with respect to any Claim which Lessee or such Indemnitee is defending hereunder in excess of $100,000 without the prior written consent of the other, which consent shall not be unreasonably withheld.

                     Each Indemnitee agrees to give Lessee prompt notice of any Claims by a third party hereunder following such Indemnitee's actual knowledge of such Claims by third parties, but the failure of such Indemnitee to give the notice required by this Section 13 shall not constitute a release by Lessor or such Indemnitee of, or reduce, any of the obligations or liabilities of Lessee to such Indemnitee in respect of any such Claim or otherwise affect the obligations or liabilities of Lessee to any Indemnitee in respect of any such Claim, except to the extent that Lessee's ability to control the defense thereof where Lessee has the right to control the defense thereof is materially prejudiced as a result solely of such failure of such Indemnitee to give such notice.

                     An Indemnitee or Lessee shall supply the other with such information requested by the other as is reasonably necessary or advisable for the other to control the defense of a Claim to the extent permitted by this Section.

                     Nothing in this Section shall be construed as a guaranty by Lessee of payments due pursuant to any indebtedness incurred with respect to the purchase of the Aircraft or of the residual value of the Aircraft.

                     Notwithstanding anything herein or in any other Operative Document to the contrary, with respect to any Claim for which any Indemnitee is entitled to indemnification under more than one provision of this Lease or any other Operative Document, such Indemnitee shall be entitled to recovery for such Claim only pursuant to one such provision as it may select in its sole discretion (and, for the avoidance of doubt, such Indemnitee shall not be entitled to any double recovery for the same Claim).

                     The indemnities contained in this Section 13 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease or any of the other Operative Documents and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

                     Section 14.  Liens.

                     Lessee shall not directly or indirectly create, incur, assume, or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part thereof, title thereto, or any interest of Lessor therein or in this Lease, except (i) the respective rights of Lessor, Lessee, Owner Participant, Indenture Trustee, Foreign Lessor and any other Indemnitee as herein provided or provided under the other Operative Documents or the Financing Documents; (ii) Head Lessor's Liens, Lessor's Liens and Lenders' Liens and Liens arising out of the Foreign Lease Documents; (iii) Liens for Taxes either not yet due or being diligently contested in good faith by appropriate proceedings in accordance with Section 10 and so long as adequate reserves are maintained with respect to such Liens and only so long as neither such proceedings nor such Liens involve any material danger of the sale, forfeiture or loss of any of the Aircraft, the Airframe or any Engine or any Part, or any interest of Lessor, Foreign Lessor or Indenture Trustee therein or any risk of criminal liability of Lessor, Foreign Lessor or Indenture Trustee; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's employees', or other like inchoate Liens arising in the ordinary course of business for sums not overdue by more than 45 days or being diligently contested in good faith and only so long as neither such proceedings nor any such Liens involve any material danger of the sale, forfeiture or loss of any of the Aircraft, the Airframe or any Engine or any Part, or any interest of Lessor, Foreign Lessor or Indenture Trustee therein; (v) the rights of other Persons to the extent expressly permitted by the provisions of Section 6(a), 9(c) or 19; (vi) Liens arising out of any judgment or award against Lessee (or any Permitted Sublessee) unless the judgment or award shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty
(30) days after the expiration of such stay and only so long as such Liens shall not involve any material danger of the sale, forfeiture or loss of any of the Aircraft, the Airframe or any Engine or any Part, or any interest of Lessor, Foreign Lessor or Indenture Trustee therein and provided that the execution of such judgment or award or an attachment relating thereto shall not have occurred within such thirty (30) day period; and, (vii) any other Lien with respect to which Lessee (or a Permitted Sublessee) shall have provided a bond adequate in the reasonable opinion of Indenture Trustee (if the Lien of the Indenture has not been discharged) and Owner Participant. Lessee shall promptly, at its own expense, take or cause to be taken such action as may be necessary to duly discharge any Lien (except for the Liens referred to in clauses (i) through (vii) of this Section 14) directly or indirectly created, incurred, assumed, or suffered to exist by Lessee if the same shall arise at any time.

                     Section 15.  Protection of Title and Further Assurances.

                     Forthwith upon the execution and delivery of this Lease, the Indenture, the Trust Agreement, Lease Supplement, Indenture Supplement and Trust Supplement, and any other supplement from time to time required by the terms hereof, Lessee will cause this Lease, the Indenture, the Trust Agreement, Lease Supplement, Indenture Supplement, Trust Supplement and such other supplements to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. If any filing or recording is reasonably necessary to protect the interests of Lessor, Foreign Lessor or Indenture Trustee, Lessee shall, at its own cost and expense (except it shall be at Lessor's expense if in connection with a change in ownership of the Aircraft or any other transfer or assignment by Lessor other than as contemplated hereunder or under the Financing Documents or in connection with an Event of Default) and upon request by Lessor, cause any financing statements and any and all additional instruments and other documents, so far as permitted by applicable Law, to be kept, filed, and recorded and to be re-executed, refiled and re-recorded at all times in the appropriate office pursuant or in relation to any applicable Laws of any Governmental Entity, to protect and preserve the rights and interests of Lessor, Foreign Lessor or Indenture Trustee hereunder, under the Indenture and in the Aircraft, and Lessee shall furnish to Lessor and Indenture Trustee, evidence, reasonably satisfactory to Lessor and Indenture Trustee, of each such filing or refiling and recordation and re-recordation.

                     Without limiting the foregoing, Lessee shall do or cause to be done, at Lessee's cost and expense (except it shall be at Lessor's expense if in connection with a change in ownership of the Aircraft or any other transfer or assignment by Lessor other than as contemplated hereunder or under the Financing Documents or in connection with an Event of Default), any and all acts and things within its control which may be required under the terms of the Mortgage Convention to protect and preserve the title of Lessor or as applicable, Foreign Lessor, the Lien of the Indenture, this Lease, and the interests of Lessor, Foreign Lessor and Indenture Trustee within the jurisdiction of any signatory which has ratified the Mortgage Convention in such jurisdiction and in the territories thereof in which Lessee, any Permitted Sublessee or any wet lessee may operate the Aircraft, as Lessor may reasonably request. Lessee shall also do or cause to be done, at its own expense (except it shall be at Lessor's expense if in connection with a change in the ownership of the Aircraft or any other transfer or assignment by Lessor other than as contemplated hereunder or under the Financing Documents or in connection with an Event of Default), any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee, any Permitted Sublessee or any wet lessee may operate the Aircraft, which Lessor may reasonably request, to protect and preserve the title of the Lessor or as applicable, Foreign Lessor, this Lease, the Indenture and Lessor's, Foreign Lessor's and Indenture Trustee's interest in the Aircraft and under any of the Operative Documents or Financing Documents within any such jurisdiction.

                     In addition, at Lessee's expense, Lessee will promptly and duly execute and deliver to Lessor or Indenture Trustee, as applicable, such further documents and assurances and take such further actions as Owner Participant or Indenture Trustee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and the other Operative Documents and the Financing Documents and to protect the rights and remedies created or intended to be created in favor of Lessor, Foreign Lessor or Indenture Trustee hereunder and the other Operative Documents and the Financing Documents including, without limitation, if reasonably requested by Owner Participant or Indenture Trustee, at the expense of Lessee (except it shall be at Lessor's expense if in connection with a change in the ownership of the Aircraft or any other transfer or assignment by Lessor or Indenture Trustee other than as contemplated hereunder or under the Financing Documents or in connection with an Event of Default), the execution and delivery of supplements or amendments hereto in recordable form, subjecting to this Lease, the Indenture, the Foreign Lease Agreement and the other Financing Documents, any replacement Aircraft or Engine and the recording or filing of counterparts thereof in accordance with the laws of any appropriate jurisdiction.

                     Section 16.  Return of Aircraft and Records.

                     (a) Return. On any Return Occasion, Lessee, at its own expense and risk, shall return the Aircraft to Lessor (or any Person designated by Lessor) in at least the condition specified in this Section and Exhibit E hereto at any Lessee system location in the continental United States selected by Lessor, or such other location as Lessor and Lessee may agree, fully equipped with all required Engines, or other engines owned by Lessee (which shall thereupon become Engines as hereinafter provided) meeting the conditions specified in this Section and Exhibit E, duly installed thereon by delivering the same to the Lessor at such location. Lessee shall comply with
Section 11(b) and this Section 16 with respect to any engines installed on the Aircraft returned to Lessor hereunder and meeting the conditions described herein which were not originally installed on the Aircraft.

                     (b) Status Upon Return. Upon any Return Occasion hereunder, the Aircraft shall be: (i) free and clear of all Liens, except for the Lien of the Indenture, Head Lessor's Liens, Lessor's Liens, Lenders' Liens and Liens arising out of the Foreign Lease Agreement, (ii) duly certified as an airworthy aircraft by the FAA under Part 121 of the regulations promulgated under the Federal Aviation Act and with a current and valid Airworthiness Certificate installed on the Aircraft, unless such certificate shall have been suspended or revoked as a result of the suspension or revocation of the registration of the Aircraft under the Federal Aviation Act due to the ineligibility of the Aircraft to be registered in the name of Lessor under the

Federal Aviation Act (whether by means of a voting trust agreement or otherwise) in which case the Aircraft shall nevertheless meet all conditions for such certification and for the issuance of such certificate; (iii) in full airworthy condition for over water and EROPS operation according to the FAA standards required to allow the Aircraft to be operated under, and in full compliance with, such Airworthiness Certificate and Part 121 of the regulations promulgated under the Federal Aviation Act for such operation, such compliance to be by means of such mechanical repairs or modifications or such inspections as may be required thereby, but not by operational restrictions, by logbook entries or other method of acceptance of such restrictions; (iv) in full compliance with Lessee's Maintenance Program; (v) to the extent the owner of the Aircraft is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Federal Aviation Act and reasonably cooperative with Lessee at Lessee's expense with respect to effecting such registration, duly registered in the name of the Lessor or other then owner of the Aircraft under the Federal Aviation Act; (vi) in full compliance with the maintenance and operation provisions of this Lease and all FAA airworthiness directives, mandatory service bulletins and equivalent requirements which by their terms require compliance on or before the last day of the Term (without regard to any deferral, waiver, deviation or exemption granted by the FAA specifically to Lessee delaying such compliance); (vii) in good and airworthy operating condition, and in the same condition (including, without limitation, in a passenger configuration suitable for passenger revenue service) as when delivered to Lessee hereunder, ordinary wear and tear excepted, with no open or outstanding deferred maintenance items, scheduled or unscheduled, with all systems and components fully serviceable and operational and with no placards restricting operation or use, and (viii) with all remaining warranties, indemnities, policies and guarantees referred to in Section 5(d) made available to Lessor in a manner and by documents in form and substance reasonably satisfactory to Lessor.

                     (c) Engines. In the event any engine not owned by Lessor shall be installed on the Aircraft on any Return Occasion, without limiting Lessee's obligations under the Tax Indemnification Agreement, such engine shall be of the same model and equivalent modification status as the Engines or, at Lessee's option, an IAE engine of an improved model suitable for installation and use on the Airframe without diminishing the value, remaining useful life or utility of such Airframe, in each such case having a value, remaining useful life and utility at least equal to (as determined in accordance with the Appraisal Procedure), and be in an operating condition as good as the Engines, assuming the Engines were in the condition and repair as required by the terms hereof immediately prior to such termination and shall conform to the return condition requirements set forth in this Section 16 and Exhibit E, and Lessee, at its own expense and concurrently with such delivery, shall cause such engine to become an Engine by complying with Section 11(b) hereof. Lessee's obligation to comply with the terms of this Section 16(c) shall be conditioned on Lessor's transferring to Lessee all of Lessor's right, title and interest in and to any Engine not installed on the Aircraft at the Return Occasion "AS IS, WHERE IS," without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Lessor's Liens and Liens arising out of the Foreign Lease Agreement.

                     (d) Records and Documents. Upon the return of the Aircraft, Lessee shall deliver to Lessor (i) all logs, manuals and data, and inspection, modification, overhaul and other records, related to the Aircraft, including, without limitation, those required to be maintained with respect thereto under applicable rules and regulations of the FAA, together with a detailed description of the Maintenance Program then applied to the Aircraft and shall provide Lessor and its designees access to the Maintenance Program which is sufficient for a Person to maintain the Aircraft under an FAA approved maintenance program after the Term or to transition maintenance to another program, including, without limitation, another registry, or, in the event an Event of Default shall have occurred, to continue to maintain the Aircraft under the Maintenance Program, in each case as Lessor may reasonably request, and all documentation with respect to the Aircraft set forth on Exhibit B or otherwise delivered to Lessee at delivery thereof, and (ii) all records necessary or required by the FAA to certify and place the Aircraft on an FAA or other country's, as the case may be, approved maintenance program. All of the foregoing shall, at Lessee's expense, be up-to-date and in the latest revision status as of the last day of the Term, including, without limitation, all software and other electronically-held materials which have been supplied by or on behalf of Manufacturer, Manufacturer's Subsidiary or Original Head Lessee, which must be updated to the latest revision status as of the last day of the Term within such software base and all data therein or pertaining thereto shall be deemed property of Lessor and shall be delivered to Lessor. If hard, i.e., non-computerized, copies of English language maintenance records are not available, then Lessee shall cause the appropriate action to be taken with the pertinent regulatory agencies to ensure that Lessor and the FAA are provided with all requested necessary and proper guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc. These records shall be all inclusive to the Aircraft, Airframe, Engines, components, rotables, and assemblies and, as a minimum, extend to include all activities associated with each of the last completed maintenance checks, repairs, scheduled inspections and functional tests, and overhauls performed under Lessee's Maintenance Program. All components and assemblies identified with safe life limits shall be identified with their service histories, accumulated cycles or flight hours as applicable and remaining service lives on a separate listing. All components and assemblies which are identified on the maintenance records by part numbers and serial numbers other than the manufacturer's shall be provided with interchange or cross reference listing necessary to establish complete traceability. All documentation, flight, and maintenance records as specified by United States Federal Aviation Regulations 91.173, 91.174, and each paragraph of regulation
121.380 which normally accompany the transfer of an aircraft which has been operating in regulated commercial air service, shall be delivered to Lessor with the Aircraft. Any documents or records required to be delivered hereunder shall be in English.

                     (e) Condition of Aircraft. Upon any Return Occasion, Lessee shall return such Aircraft to Lessor in such condition that the Aircraft shall also comply with each and every condition and requirement set forth elsewhere in this Lease, including Exhibit E hereto.

                     (f) Final Inspection. Upon any Return Occasion, Lessee shall make the Aircraft available to Lessor at the location where the "block 'C' Check" (or equivalent level designated check or checks) required hereunder to be performed immediately prior to redelivery is to be performed for detailed inspection of the documents referred to in paragraph (d) above and the Airframe, Engines and Parts structure and parts, at Lessee's expense (excluding compensation to representatives of Lessor), in order to verify that the condition of such Aircraft complies with the requirements set forth above (such inspection being hereinafter referred to as the "Final Inspection"). The

Final Inspection shall be combined with such "block 'C' Check" (or equivalent level check or checks) and may include such other items as reasonably requested by Lessor. Lessee shall give Lessor not less than thirty (30) days prior written notice of the commencement date of such Final Inspection. The period allowed for the Final Inspection shall be the same period during which such "block 'C' Check" is being performed and shall have such duration as to permit the opening of any areas of the Aircraft which are necessary or advisable to satisfy Lessor as to compliance with the requirements of this Section 16 and Exhibit E. The Final Inspection shall commence on the date so noticed which shall be on or before the expiration of the Term with respect to the Aircraft and shall continue on consecutive days until all activity required above to be conducted has been concluded. To the extent that any portion of the Final Inspection extends beyond the expiration of the Term, unless Lessor has terminated the Lease pursuant to Section 18(g) hereof, the Term with respect to the Aircraft undergoing the Final Inspection shall be deemed to have been automatically extended, and all obligations hereunder continued, on a daily basis until the Final Inspection shall have been concluded and Lessee shall pay Rent during any such extension in an amount equal to the average daily Basic Rent or Renewal Rent, as the case may be, paid in respect of the last year of the Basic Term or Renewal Term, as the case may be (and Stipulated Loss Value during such extension shall equal the Stipulated Loss Value on the last day of the Basic Term or Renewal Term, as the case may be); provided, however, that Lessee shall not be required to pay Rent with respect to the Aircraft during the period of extension to the extent that Lessor is responsible for the delay in completion of the Final Inspection. All storage expenses attributable to any Term extension pursuant to the preceding sentence shall be payable by Lessee, except that Lessee shall not be liable for any storage expenses which are incurred after the sixtieth (60th) day after the Term to the extent that storage continues thereafter due to Lessor's delay in completion of the Final Inspection.

                     (g) Aircraft Records and Documents. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Subsection 16(f) above, Lessee agrees to make available to Lessor at a maintenance base of Lessee with adequate facilities for short-term maintenance, where the Final Inspection is to occur, not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Records and Documents listed in Exhibit B hereto, together with such other documentation (including, without limitation, original airworthiness directive compliance documents and other work documents) regarding the condition, use, maintenance, or operation as Lessor may reasonably request or require to substantiate the status of the Aircraft.

                     (h) Corrections and Subsequent Corrections. To the extent that the Aircraft or any Engine fails upon a Return Occasion to conform to any requirement imposed by this Lease, Lessor may, at its option, (i) continue the Lease in effect in the manner provided for in Section 16(f) above with regard to automatic extension until such time as such Aircraft is brought up to the condition required by this Section 16, including Exhibit E, or (ii) accept the return of such Aircraft and thereafter have any such nonconformance corrected, at such time as Lessor may deem appropriate but not to commence later than ninety (90) days following the return of such Aircraft, at commercial rates then charged by the Person selected by Lessor to perform such correction. Lessee's obligations to pay such Supplemental Rent shall survive the Expiration Date or other termination of this Lease. Nothing set forth in this paragraph shall constitute a limitation on Lessor's or Owner Participant's ability to recover from Lessee any damages, expenses or losses pursuant to Sections 13 or 18 hereof suffered as a result of Lessee's failure to effect the return of the Aircraft at the time, in the place and in the condition as specified in this Section 16 and Exhibit E hereto.

                     (i) Functional Flight Check. Immediately prior to the expiration of the Term, Lessor will be permitted to conduct a non-commercial functional flight check flight of no more than two (2) hours duration in accordance with the Manufacturer's functional flight check procedures at Lessee's expense to demonstrate the airworthiness of the Aircraft and proper functioning of all systems and components. A qualified pilot and up to five (5) other representatives selected by Lessor may take part in such flight to verify compliance of the Aircraft with the requirements of this Lease, provided, that Lessor shall be responsible for the charges of such qualified pilot and representatives. Lessee may combine the functional flight check provided in this Section 16(i) with the delivery flight specified in
Section 16(a) and such functional flight check shall include the landing. Any discrepancy or malfunction detected during any functional flight check (including a functional flight check combined with a delivery flight) shall be corrected, at Lessee's expense, and prior to the expiration of the Term. To the extent that any actions to correct any such discrepancy or malfunction extend beyond the Term, the provisions of the first sentence of Section 16(h) shall apply. All storage expenses attributable to any Term extension pursuant to the preceding sentence shall be payable by Lessee.

                     (j) Export Certificate of Airworthiness. Lessee shall, at Lessee's expense, take such action as Lessor may reasonably request to assist Lessor in obtaining any required documents in relation to the export of the Aircraft from the United States (including, without limitation, a valid and subsisting export certificate of airworthiness with respect to the Aircraft and export license) and in relation to the deregistration of the Aircraft.

                     (k) Service Bulletin and Modification Kits. Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished without charge by the manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation. In the event such uninstalled kits were purchased or manufactured by Lessee, then Lessor shall be advised of such kits by Lessee and have a right of first refusal to purchase such kits at Lessee's cost for a period of ninety (90) days after return.

                     (l) Storage Upon Return. Upon any Return Occasion, Lessee shall, at Lessor's request and at Lessee's risk and expense, in addition to other storage referred to above, arrange for the parking, storage and insurance of the Aircraft for a period not exceeding sixty (60) days at such reasonable location as Lessor requests where Lessee has or can arrange for storage. Lessee shall pay or cause to be paid all costs and expenses for such parking, storage and insurance.

                     (m) Resale/Release Cooperation. During the last twelve (12) months of the Term, with reasonable notice and at reasonable times, Lessee will cooperate, and cause any Permitted Sublessee to cooperate, in all reasonable respects, with the efforts of Lessor to sell or lease the Aircraft after the end of the Term, by permitting prospective purchasers or lessees, except to the extent prohibited by applicable Law, to inspect the Aircraft and the records relating thereto to the extent it does not unreasonably interfere with the operation or maintenance of the Aircraft or the conduct of Lessee's business.

                     Section 17.  Events of Default.

                     Any one or more of the following occurrences or events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any other Governmental Entity):

                     (a) Lessee shall fail to make (i) any payment of Basic Rent, Renewal Rent or Stipulated Loss Value to Lessor within three (3) Business Days after the date on which such payment is due, or (ii) any other payment of Supplemental Rent due hereunder within ten Business Days after the date on which such payment is due and Lessee has received written demand therefor by the party entitled thereto; provided that any failure of Lessee to pay to Lessor or the Owner Participant when due any Excepted Payments (as defined in the Indenture) shall not constitute an Event of Default unless Lessor or Owner Participant delivers notice to Lessee; or

                     (b) Lessee shall fail to obtain and maintain in full force and effect any insurance required under the provisions of Section 12 hereof or shall operate the Aircraft outside of the scope or in violation of the terms of the insurance or United States Government indemnity coverage required to be maintained with respect to such Aircraft; or

                     (c) Any representation or warranty made by Lessee herein or in the Refunding Agreement or in any certificate furnished by Lessee in connection herewith or therewith is or was incorrect at the time made in any material respect and such incorrectness shall not have been cured within thirty
(30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

                     (d) Lessee shall fail to perform or observe any covenant, condition, or agreement to be performed or observed by it pursuant to this Lease or the Refunding Agreement, and such failure shall continue uncured for thirty (30) days after written notice thereof is given by Lessor or Indenture Trustee to Lessee; provided, however, that if Lessee shall have undertaken to cure any such failure which arises under the first or second sentence of Section 6(c) or Section 6(d), as such provisions of

Section 6 relate to maintenance, service, repair or overhaul, or Section 9, and notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty (30) day period but is curable with future due diligence, there shall exist no Event of Default under this
Section 17 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than one hundred eighty (180) days after receipt by Lessee of such written notice; or

                     (e) Lessee consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency Laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

                     (f) An order, judgment or decree is entered by any court appointing, without the consent of Lessee, a custodian, receiver, trustee or liquidator of Lessee, or of all or any material part of Lessee's property, or Lessee's consolidated property, or all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof or at any time an order for relief is granted; or

                     (g) An involuntary petition against Lessee in a proceeding under the Federal bankruptcy laws or other insolvency Laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within ninety (90) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of ninety (90) days or at any time an order for relief is granted in such proceeding; or

                     (h) Lessee's cessation of business as a commercial passenger Certificated Air Carrier or, except in either case in connection with a labor dispute, announcement thereof or Lessee's suspension of its business as a commercial passenger Certificated Air Carrier, or for any reason the preponderant business activity of Lessee shall cease to be that of a commercial passenger Certificated Air Carrier; or

                     (i) Lessee's loss or suspension of its United States air carrier license or certificate under Part 121 of the Federal Aviation Regulations or certificate under Section 41102(a) of the Federal Aviation Act.

                     Section 18.  Remedies.

                     Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease to be in default, provided, however, that this Lease shall be deemed to be declared in default automatically without the necessity of such written declaration upon the occurrence of any Event of Default described in paragraph (e), (f) or (g) of
Section 17 hereof; and at any time thereafter, so long as any outstanding Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable Law then in effect:

                     (a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's cost and expense, immediately return, and the Lessee hereby agrees that it shall return promptly all or such part of, the Aircraft to Lessor in the manner specified in such notice, in which event such return shall not be delayed for the purposes of complying with the return conditions specified in Section 16 and Exhibit E hereof (none of which conditions shall be deemed to affect Lessor's possession of the Aircraft) or delayed for any other reason; provided, however, that Lessee shall remain and be liable to Lessor for amounts provided for herein or other damages resulting from the Aircraft or any Engine not being in the condition required by Section 16 and Exhibit E. Notwithstanding the foregoing, at Lessor's option, Lessee shall be required thereafter to take such actions as would be required by the provisions of this Lease if such Aircraft were being returned at the end of the Term hereof with respect to such Aircraft. In addition, Lessor or Lessor's agent, at its option and to the extent permitted by applicable Law, may but shall not be obligated to enter upon the premises where all or any part of the Aircraft, Airframe and/or Engines are located to take immediate possession of and, at Lessor's option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor or Lessor's agent for or by reason of such entry or taking of possession or removal whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except direct damages to the extent caused by Lessor's gross negligence or willful misconduct.

                     (b) With or without taking possession thereof, sell or cause to be sold, the Aircraft, Airframe or Engine or any part thereof, or Lessor's interest therein, at private or public sale, as Lessor in its sole discretion may determine, or otherwise dispose of, hold, use, operate, or lease to others, or keep idle the Aircraft, Airframe or Engine, as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee or any Permitted Sublessee and except as hereinafter set forth in this Section 18. Lessor may be the purchaser at any such sale.

                     (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above, Lessor, by written notice to Lessee specifying a payment date which shall be a Stipulated Loss Value Date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Stipulated Loss Value Date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, due for the period commencing after the Stipulated Loss Value Date specified for payment in such notice), any unpaid

Rent for the Aircraft to and including the Stipulated Loss Value Date specified in such notice, plus whichever of the following amounts as Lessor may specify, in its sole and absolute discretion, in such notice: (i) an amount equal to the excess, if any, of the sum of the Stipulated Loss Value for the Aircraft, Airframe or Engine computed as of the date specified in such notice plus, if such date is a Basic Rent Payment Date or a Renewal Rent Payment Date, an amount equal to the Basic Rent or Renewal Rent, as the case may be, due on such date, over the fair market sale value of the Aircraft, Airframe or Engine as of the date specified in such notice or (ii) an amount equal to the excess, if any, of the sum of the Stipulated Loss Value for the Aircraft, Airframe or Engine computed as of the date specified in such notice plus, if such date is a Basic Rent Payment Date or a Renewal Rent Payment Date, an amount equal to the Basic Rent or Renewal Rent, as the case may be, due on such date, over the fair market rental value of the Aircraft for the remainder of the Term as of the date specified in such notice.

                     (d) In the event Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Airframe or Engine or its interest therein, Lessor, in lieu of exercising its rights under paragraph (c) above, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor on such demand, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, due for the period commencing after the Stipulated Loss Value Date immediately prior to the date such sale occurs), any unpaid Rent due to and including the date of sale, plus the amount by which the Stipulated Loss Value of such Aircraft, Airframe or Engine, computed as of such Stipulated Loss Value Date, exceeds the net proceeds of such sale (after deducting all costs of such sale).

                     (e)      In lieu of exercising its rights under paragraph
(b), (c) or (d) above, by notice to Lessee, Lessor may require Lessee to pay, on the next Stipulated Loss Value Date, to Lessor, and Lessee hereby agrees that it will so pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, payable in advance for the period on and after the Stipulated Loss Value
Date), any unpaid Basic Rent or Renewal Rent, as the case may be, for such Aircraft due and unpaid for any period prior to and including, and any Basic Rent or Renewal Rent payable on, the Stipulated Loss Value Date, plus, an amount equal to the

Stipulated Loss Value for the Aircraft computed as of such Stipulated Loss Value Date; and upon such payment of liquidated damages and the payment of all other Rent then due hereunder and the discharge of the Lien of the Indenture pursuant to Section 10.01 thereof, Lessor shall, at Lessee's expense, transfer, without recourse or warranty (except as to the absence of Lessor's Liens and the Lien of the Indenture), all right, title and interest of Lessor in and to the Aircraft to Lessee or as it may direct and Lessor shall, at Lessee's expense, execute and deliver such documents evidencing such transfer and take such further action as Lessee shall reasonably request.

                     (f)      In the event that Lessor, pursuant to paragraph
(b) above, shall have relet the Aircraft, Airframe or Engine under a long term lease, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, Airframe or Engine, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay Lessor on such demand, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for such Aircraft due after the time of reletting) any unpaid Rent for such Aircraft due up to the date of reletting, plus the amount, if any, by which the aggregate Basic Rent or Renewal Rent, as the case may be, for such Aircraft which would otherwise have become due over the Basic Term or Renewal Term, as the case may be, discounted periodically (equal to installment frequency) to present worth as of the date of reletting at the rate of 8.50% per annum, exceeds the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term for such Aircraft, Airframe or Engine would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of the reletting at the rate of 8.50% per annum.

                     (g) Cancel, rescind and/or terminate this Lease by written notice to Lessee which cancellation, rescission and/or termination shall be effective upon dispatch, whereupon Lessee's right to possess and use the Aircraft, Airframe or Engine shall immediately cease, however, Lessee shall be and remain liable for damages and losses suffered by Lessor and all other amounts payable by Lessee hereunder.

                     (h) Lessor may exercise any other right or remedy which may be available to it under applicable laws, or may proceed by appropriate court action or actions, either at law or in equity, to enforce any other remedy or right

Lessor may have hereunder, under the other Operative Documents, at law or in equity, including, without limitation, proceed by court order to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof.

                     In addition to the foregoing, Lessee shall be liable (without duplication of the remedies above and of Lessee's obligations under Section 10 and Section 13 hereof and subject to the exclusions set forth therein) for any and all unpaid Rent before, during or after the exercise of any of the above mentioned remedies (including without limitation interest on unpaid amounts with respect to all amounts not paid when due, including, without limitation, any amounts payable pursuant to the foregoing provisions of this Section 18), and, except as specified above, until satisfaction of all of Lessee's obligations to Lessor hereunder and for all legal fees and other costs and expenses incurred by any Indemnitee by reason of the occurrence of any Event of Default or the exercise of an Indemnitee's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 16 and Exhibit E hereof or in placing the Aircraft, Airframe or Engine in the condition and with airworthiness certification as required by such Section and such Exhibit and costs and expenses related to the Lease, the Refunding Agreement, the Indenture, the Pass Through Trust Agreements, the Intercreditor Agreement or each Liquidity Facility. All liquidated damages payable pursuant to the foregoing shall bear interest, which shall be payable on the date the payment of such liquidated damages is due at a rate equal to the Interest Rate from and including the date due to and excluding the date actually paid.

                     In effecting any repossession, Lessor, its representatives and agents, to the extent permitted by applicable Law, (i) shall have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located, (ii) shall not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed, (iii) shall not be liable or responsible, in any manner, for any damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part except for direct damages caused by Lessor's gross negligence or willful misconduct and (iv) shall have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control.

                     If requested by Lessor, Lessee shall, at its sole expense, assemble and make the Aircraft, the Airframe, an Engine or Part available at a place designated by Lessor in accordance with Section 16 and Exhibit E hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, or otherwise upon the occurrence of an Event of Default, any rights in any warranty (express or implied), service life policy, infringement indemnity, performance guaranty or the like heretofore made available to Lessee or otherwise held by Lessee shall without further act, notice or writing be deemed automatically cancelled and shall be enforceable solely by and for the benefit of, and assigned to, Lessor. Lessee shall be liable to Lessor (without duplication) for all expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 and Exhibit E hereof and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 and Exhibit E hereof, all at Lessee's sole expense.

                     For the purpose of this Section 18, the "fair market rental value" or the "fair market sales value" of the Aircraft, Airframe, an Engine or Part shall be determined pursuant to the Appraisal Procedure.

                     At any sale of the Aircraft, the Airframe, an Engine or Part pursuant to this Section, Owner Participant may bid for and purchase such property and Lessee agrees that the amounts paid therefor shall be used in the computations contemplated herein and Lessee shall remain liable for any deficiency.

                     No remedy referred to in this Section is intended to be exclusive, but, to the extent permitted by Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and, to the extent permitted by Law, the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of the same Event of Default in the future or any other prior or future Event of Default. To the extent permitted by Law, Lessee hereby waives any right it may have to require Lessor to mitigate damages in connection with the remedies described in Sections 18(c), (d), (e) or (f) above.

                     Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which appointment is coupled with an interest) to execute all documents deemed necessary to release, terminate and void Lessee's interest in the Aircraft leased hereunder or otherwise to more effectively carry out Lessor's rights and remedies and to file said documents for recordation with the FAA, under the Uniform Commercial Code, and with any other appropriate Governmental Entity, and otherwise act in Lessee's name and place with respect to the Aircraft, provided that an Event of Default has occurred and is continuing and this Lease has been declared or deemed to be in default.

                     The provisions of this Section 18 shall continue in full force and effect and survive the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by Lessor, Owner Participant and, if the Lien of the Indenture has not been discharged, Indenture Trustee.

                     Section 19.      Security for Obligations.

                     In order to secure the Equipment Notes, Lessor has created, by the Indenture, a security interest in the Trust Indenture Estate, including, without limitation, this Lease and all Rent and other sums payable hereunder, except as provided in the Indenture and subject in each case to Liens permitted hereunder. The Indenture provides, among other things for the assignment by Lessor to Indenture Trustee of its right, title and interest in, to and under this Lease, to the extent set forth in the Indenture, for the creation of a first-mortgage lien on and perfected security interest in all of Lessor's right, title and interest in and to the Aircraft in favor of Indenture Trustee. Lessee hereby consents to such assignment and to the creation of such mortgage and security interest and acknowledges receipt of copies of the Trust Agreement and the Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. Until the Lien of the Indenture has been discharged, Lessee will furnish to Indenture Trustee counterparts of all notices and other writings of any kind required to be delivered hereunder by Lessee to Lessor. Until the Lien of the Indenture has been discharged, (a) Lessee shall make all payments of Rent, Stipulated Loss Value and all other amounts payable hereunder (other than Excepted Payments) to or as directed by Indenture Trustee as provided in Sections 4(c) and 4(d), and (b) Indenture Trustee shall be entitled to exercise the rights of Lessor (but not Owner Participant) (other than Expected Rights) herein as and to the extent provided herein or in the Indenture and any express reference to Indenture Trustee in any Section of this Lease shall not give rise to any implication that Indenture Trustee may not exercise the rights of Lessor in any other Section of this Lease as and to the extent provided in the Indenture.

                     The provisions of this Lease and the Refunding Agreement which require or permit action by, the payment of monies to, the consent or approval of, the furnishing of any instrument or information to, or the performance of any other obligation to, Indenture Trustee, shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such requirements or provisions and all moneys otherwise payable to Indenture Trustee hereunder shall be paid to Lessor, after Lessee shall have received from Indenture Trustee notice of discharge of the Lien of the Indenture.

                     Any payment or performance by Lessee to or as directed by Indenture Trustee shall constitute payment or performance of such obligation to Lessor by Lessee under this Lease.

                     Any payment or performance of an obligation of Lessee under this Lease by a Permitted Sublessee shall constitute payment or performance of such obligation by Lessee.

                     Section 20. Renewal Option. Lessee may renew this Lease as provided in the following clause (i) and subject to the following clause
(ii):

                              (i) Exercise of Renewal Option. Provided that this Lease has not been previously terminated and that no Default or Event of Default shall have occurred and be continuing at the time of the giving of irrevocable notice hereinafter referred to in this clause (i) or at the time of the commencement of the Renewal Term, Lessee, at its option, may renew this Lease for one Renewal Term consisting of a period equal to five years. The right to renew this Lease for such Renewal Term pursuant to this clause (i) shall be exercised upon irrevocable notice from Lessee received by Lessor of Lessee's election to so renew this Lease not less than twelve
             (12) months and not more than twenty-four (24) months prior to the last day of the Basic Term. The Renewal Rent for the Renewal Term shall be the "fair market rental value" of the Aircraft for such Renewal Term (the "renewal fair market rental value") as determined in accordance with the Appraisal Procedure. For purposes of this paragraph (i), the Appraisal Procedure shall be initiated by Lessee no earlier than nine (9) months prior to the end of the Basic Term. If Lessee shall fail to exercise its option to extend the term of this Lease for the Renewal Term in accordance with the provisions of this paragraph, all of Lessee's rights to extend the Term for such Renewal Term shall expire. Lessee shall pay all reasonable costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred by Lessor, Owner Participant and the Indenture Trustee in connection with the exercise of such option.

                              (ii)    Provisions Applicable During Renewal
             Term. All provisions of this Lease, including, without limitation, as to Rent and Stipulated Loss Value (which shall be, with appropriate adjustments, in no event less than the greater of 120% of the "fair market sales value" of the Aircraft as of the first day of the Renewal Term as determined pursuant to the Appraisal Procedure or the amount set forth on Exhibit A as of the end of the Basic Term), shall remain in effect and be applicable during such Renewal Term, except that Lessee shall pay to the Lessor, semi-annually in arrears as Renewal Rent on each Renewal Rent Payment Date, the amount for such Renewal Term as determined in accordance with clause (i) of this Section 20.

                     Section 21.  Miscellaneous.

                     (a) Severability, Amendment, and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each of Lessor and Lessee hereby waives any provision of Law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged, or terminated orally, but only by an instrument in writing expressed to be a supplement or amendment to, or waiver or termination of this Lease signed by an officer of the party against which the enforcement of the change, waiver, discharge, or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title, or interest in the Aircraft or any Engine or Part except as a lessee only. Without limiting the foregoing, the parties hereto agree to treat this Agreement as a lease for United States federal income tax purposes and Lessee will not file a tax return which is inconsistent with the foregoing and nothing contained herein shall be construed as an election by Lessor to treat Lessee as having acquired the Aircraft for the purpose of the investment credit allowed by Section 38 of the 1954 Code or any similar or successor statute. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                     (b) GOVERNING LAW. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE WITHOUT REGARD TO PROVISIONS GOVERNING CONFLICTS OF LAW WHICH MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                     (c) Notices. All notices and instructions between Lessor and Lessee required or permitted under the terms and provisions hereof shall be in writing and shall be sent to Lessor or Lessee at their respective addresses set forth in Exhibit C hereto (or such other addresses as the parties may designate from time to time in writing). All notices, reports or other documents provided to Lessor or Lessee shall be provided concurrently to Indenture Trustee (until such time as the Lien of the Indenture is discharged) and to Owner Participant, at such address as Owner Participant and Indenture Trustee, respectively, may designate from time to time. All notices and instructions hereunder shall become effective when received.

                     (d) Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any covenant, agreement, or obligation contained herein, Lessor shall have the right but not the obligation to make such payment or conform or comply with such agreement, covenant, or obligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. The taking of any such action by Lessor pursuant to this Section 21(d) shall not constitute a waiver or release of any obligation of Lessee under this Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor or any remedy or right available to Lessor under or in relation to this Lease.

                     (e) Counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by or on behalf of Indenture Trustee on the signature page thereof. Subject to the preceding sentence, this Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (f) Quiet Enjoyment. Lessor covenants that, so long as no Event of Default shall have occurred and be continuing and this Lease has not been declared or deemed to be in default, Lessor shall not take or cause to be taken any action to interfere with the right of Lessee to the possession, use, operation and quiet enjoyment of and other rights with respect to the Aircraft hereunder, and all rents, revenues, profits and income therefrom, in accordance with the terms of this Lease without interference from Lessor or any Person lawfully claiming by or through it, provided that Lessor and Owner Participant shall not be liable for any such interference by Indenture Trustee, Pass Through Trustee, Note Holder or any other Person lawfully claiming by or through them, and provided further, that the foregoing shall not be deemed to have modified the obligations of Lessee pursuant to Section 4(d) hereof, which obligations remain absolute and unconditional.

                     (g) Brokers. Lessee and Lessor agree that, except as provided in the Refunding Agreement, there has been no third party as agent involved in this Lease and each indemnifies the other from liability for fees, commissions, or other claims made upon the other due to any such claim.

                     (h) Investment of Funds. Any monies which are held by Lessor or Indenture Trustee and are payable to Lessee shall, unless a Default or an Event of Default shall have occurred and be continuing, be invested as provided below until paid to Lessee or applied by Lessor or Indenture Trustee to the extent provided herein. Until paid to Lessee or applied as provided herein or in the Indenture such monies shall be invested by Lessor or Indenture Trustee from time to time at the expense of Lessee in Specified Investments, as directed by Lessee in accordance with the provisions of Section 3.07 of the Indenture if the Lien of the Indenture shall not have been discharged and thereafter as provided below. There shall be promptly (but not more frequently than monthly) remitted to Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) unless a Default or an Event of Default shall have occurred and be continuing. Lessee will promptly pay to Lessor or Indenture Trustee, as the case may be, and hold Lessor or Indenture Trustee harmless from, on demand, the amount of any loss realized as the result of any such investment (together with any Taxes, fees, commission and other reasonable expenses, if any, incurred in connection with such investment).

                     (i) Entire Agreement; Amendment. This Lease (including the Exhibits hereto), any related letter agreements and the other Operative Documents, the Financing Documents and the Purchase Documents (including the Exhibits thereto) and all closing documents delivered in connection with any of the foregoing embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. This Lease may be changed, waived, discharged, amended, revised or terminated only by an instrument in writing signed by the party against which enforcement is sought.

                     (j) Expenses. Without limiting Section 13 or 18, Lessee agrees within fifteen (15) days after demand to pay or reimburse Lessor for all reasonable out-of-pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Lessor in connection with or related to (i) the fees and expenses of Owner Trustee and Indenture Trustee, (ii) to the extent requested by or relating to acts or omissions of Lessee or as otherwise provided herein or to give effect to the provisions hereof, or the other Operative Documents, the Financing Documents or the Purchase Documents, any future amendments, supplements or other modifications hereof or thereof, or waivers or consents hereunder or thereunder, and (iii) any Default or Event of Default or the enforcement of any of Lessor's rights, remedies or privileges hereunder or at law or in equity, but not Lessor's legal fees and expenses in connection with the negotiation and execution of this Lease or the Financing Documents.

                     (k) Federal Bankruptcy Code. In the event Section 1110 of Title 11 of the United States Code is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Lease and take such other action not inconsistent with this Lease as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

                     (l) U.S. Registration Number. At Lessee's request, Lessor shall use its best efforts to have the Aircraft registered under the United States Registration Number designated by Lessee.

                     (m) Submission to Jurisdiction; Service of Process; Waiver of Forum Non Conveniens; Waiver of Jury Trial. Each of Lessee and Lessor hereby irrevocably agrees that any suit, action or proceeding related to this Lease or any of the other Operative Documents to which it is a party or the subject matter hereof or thereof or any of the transactions contemplated hereby and thereby may be instituted in, and submits for itself and its property to the non-exclusive jurisdiction of, (i) the courts of the State of New York in New York County and (ii) the United States District Court for the Southern District of New York. Each of Lessee and Lessor represents and warrants that it is not currently entitled to, and agrees that to the extent that Lessee or Lessor hereinafter may acquire, any immunity (including, without limitation, sovereign immunity) from jurisdiction of any court or from any legal process, it hereby, to the extent permitted by Law, waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Lease or any of the other Operative Documents or the subject matter hereof or thereof or any of the transactions contemplated hereby and thereby may not be enforced in or by such courts. Each of Lessee and Lessor hereby generally consents to service of process by registered mail, return receipt requested, addressed to it at its address set forth in Exhibit C, or at such other office of Lessee or Lessor as from time to time may be designated by Lessee or Lessor (as applicable) in writing to Lessee or Lessor (as applicable), Owner Participant and Indenture Trustee. Each of Lessee and Lessor hereby agrees that its submission to jurisdiction and its designation of service of process by mail set forth above is made for the express benefit of Lessor, Lessee, Owner Participant, Indenture Trustee, each Note Holder and their successors and assigns (as applicable). Final (after all appeals) judgment (the enforcement of which has not been stayed) against either Lessee or Lessor obtained in any suit originally brought in the court of the State of New York in New York County or in the United States District of New York shall be conclusive, and, to the extent permitted by applicable Law, may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Lessee therein described; provided that the plaintiff at its option may bring suit, or institute other judicial proceedings, against Lessee or Lessor, as the case may be, or any of their assets in the courts of any country or place where such Person or such assets may be found. EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE OPERATIVE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and other common law and statutory claims. Lessor and Lessee represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE OPERATIVE DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                     (n) Limitation on Recourse. The parties hereto agree that all statements, representations, covenants and agreements made by Lessor (when made in its capacity as such and not in its individual capacity) contained in this Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies that can be exercised and enforced against the Trust Estate. Therefore, no recourse shall be had with respect to anything contained in this Agreement (except for any express provisions that Lessor is responsible for in its individual capacity), against Lessor in its individual capacity or against any institution or person that becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them; provided that (i) this
Section 21(n) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable and (ii) nothing contained in this Section 21(n) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this
Section 21(n) shall survive the termination of this Agreement and the other Operative Documents.

                     (o) Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 14(d) of the Refunding Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

                     (p) Article 2-A of the UCC. The parties hereto agree that the Original Head Lease, as amended and restated by this Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-8] (and as otherwise extended, amended, modified, renewed or supplemented), shall be governed by Article 2-A of the Uniform Commercial Code of New York.

                     IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Lease to be executed by its duly authorized officer as of the day and year first above written.


                                        Lessor:

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual
                                        capacity, except as otherwise
                                        expressly provided herein, but
                                        solely as Owner Trustee


                                        By:
                                           -------------------------------------
                                           Title:


                                        Lessee:

                                        AMERICA WEST AIRLINES, INC.



                                        By:
                                           -------------------------------------
                                           Title:

                                    ANNEX I
                                       to
                 Amended and Restated Aircraft Lease Agreement

                       DESCRIPTION OF ORIGINAL HEAD LEASE

                                   EXHIBIT A
                                       to
                 Amended and Restated Aircraft Lease Agreement

                             STIPULATED LOSS VALUES

The "Stipulated Loss Value" of the Aircraft leased hereunder during the Term shall be determined as of the date provided in the Lease and shall be an amount equal to the amount shown below as of the applicable "Stipulated Loss Value Date" set forth below.

                             STIPULATED LOSS VALUES
                                     S/N 66

                Stipulated
                Loss Value
                   Date

 (1)   (2)



____________________

(1) Thereafter, during any (i) Renewal Term or (ii) extension or deemed extension of the Term of the Lease due to the occurrence of an event described in clause (iii) to the definition of "Supplemental Rent" in the Lease, "Stipulated Loss Value Date" shall mean the ___ day of each calendar month.

(2) Thereafter, such amount as determined in accordance with Section 20(ii) of the Lease.

                                   EXHIBIT B

                                       to

                 Amended and Restated Aircraft Lease Agreement

                         AIRCRAFT RECORDS AND DOCUMENTS

                 One original (or, if greater, the number delivered to Lessee) of each of the following:

         A.      CERTIFICATES

                 1.       Certificate of Airworthiness (FAA)

                 2.       Lessee to supply Radio License

                 2a.      Certificate of Sanitary Construction

         B.      AIRCRAFT STATUS RECORDS

                 3.       Log Book (currently on Aircraft)

                 4. Airframe Maintenance Status (with time-to-go or time since last)

                 5.       Airworthiness Directive Compliance Report

                 6.       Modification Status report

                 7.       Weighing Report (most recent)

                 8.       Accident and incident report

                 9.       List of Life Limited Components (with time-to-go)

         C.      AIRCRAFT MAINTENANCE RECORDS (last heavy maintenance visits)

                 10.      Test Flight Reports

                 11.      Job Cards and Work Accomplishment Documents (copies)

                 12.      X-ray pictures (most recent)

         D.      AIRCRAFT HISTORY RECORDS

                 13.      Log Books

                 14.      Aircraft Maintenance History Cards

                 15.      Mechanical Interruption Summary

         E.      ENGINE RECORDS (for each engine)

                 16.      Last overhaul and repair documents

                 17.      Airworthiness Directive Compliance Report

                 18.      List of Life Limited Components

                 19.      Modification Status Report

         F.      APU RECORDS

                 20.      Last Overhaul and Repair Documents
                 21.      Airworthiness Directive Compliance Report
                 22.      List of Life Limited Components
                 23.      Modification Status Report

         G.      COMPONENT RECORDS

                 24. Component records maintained in accordance with a record keeping policy approved by and acceptable to the FAA to certify the status and maintenance histories of the components

         H.      MANUALS

                 25.      Approved Flight Manual

                 26.      Flight Crew Operating Manual

                 27.      Weight and Balance Manual

                 28.      Wiring Diagram Manual

                 29.      Illustrated Parts Catalog

         I.      MISCELLANEOUS TECHNICAL DOCUMENTS

                 30.      Operations Specification

                 31.      Passenger Cabin Configuration Drawings

         J. Any other documents, manuals, reports or related information delivered with or related to the Aircraft, updated as may be required to reflect the current aircraft status.

                                   EXHIBIT C
                                       to
                 Amended and Restated Aircraft Lease Agreement

                             DEFINITIONS AND VALUES

Basic Rent:                       During the Basic Term of the Lease, Basic Rent shall be payable in semi-annual installments, each of which shall be in an amount equal to the amount [and in
                                  ________], as set forth in Schedule I hereto.

Basic Rent
 Payment Date:                    Each such date set forth as such on Schedule I hereto.

Letter of Credit
 Face Amount:                     The amount set forth as such on Schedule I hereto

Manufacturer:                     Airbus Industrie

Maximum Foreign
 Use Percentage:                  The Permitted Percentages as defined in the Tax Indemnification Agreement.

Payment
 Location:                        So long as the Lien of the Indenture shall remain in effect, Fleet National Bank,
                                  Account No. ____ and thereafter (and at all times with respect to Excepted Payments)
                                  to _____, for the account of ________ Account No. ____.

Renewal Rent:                     During the Renewal Term of the Lease Renewal Rent shall be payable in installments, semi-annually in arrears.

Renewal Rent
 Payment Date:                    The same day and month during each year of the Renewal Term on which Basic Rent was due during the Basic Term (the Basic Rent Payment Dates).  If a Renewal Rent Payment
                                  Date shall fall on a day which is not a Business Day, any payment due on such

                                  Renewal Rent Payment Date shall be made on the next succeeding Business Day.

Restricted Use
 Period:                          On and after the Delivery Date until and including the last day of the Owner
                                  Participant's seventh full fiscal year after the Delivery Date.

Lease
 Identification:                  A fireproof metal plate bearing the following legend:  "Title to this Aircraft is held by Wilmington Trust Company, not in its individual capacity but solely as Owner
                                  Trustee, as Lessor, which is the registered owner thereof on the U.S. FAA Aircraft
                                  Registry, and which has leased this Aircraft to America West Airlines, Inc., as
                                  Lessee" and, for so long as the Lien of the Indenture shall not have been discharged, bearing the following additional legend:  "Mortgaged to The Chase Manhattan Bank as
                                  Indenture Trustee."

Lessee's
 Address:                         America West Airlines, Inc.
                                  4000 East Sky Harbor Boulevard
                                  Phoenix, Arizona  85034
                                  Telex:  755089 (Answerback:  AMERWEST)
                                  Telecopier:  (602) 693-5990
                                  Attention:  Senior Vice President -
                                                     Legal Affairs

Lessor's
 Address:                         Wilmington Trust Company
                                  Rodney Square North
                                  Wilmington, DE 19890
                                  Telecopier:  (302) 651-8882
                                  Attention:  Corporate Trust Administration

                                  EXHIBIT D-1
                                       to
                 Amended and Restated Aircraft Lease Agreement

                             LEASE SUPPLEMENT NO. 3


                 LEASE SUPPLEMENT [GPA 1989 BN-8] NO. 3, dated June ___, 1997, between WILMINGTON TRUST COMPANY, a Delaware corporation (not in its individual capacity but solely as Owner Trustee under a Trust Agreement [GPA 1989 BN-8] dated December 19, 1989, as amended, supplemented, or otherwise modified from time to time) (together with its successors and assigns, "Lessor"), and AMERICA WEST AIRLINES, INC., a Delaware corporation (together with its successors, "Lessee").

                 Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement [GPA 1989 BN-8] dated as of December 19, 1989, as Amended and Restated as of June __, 1997 (as further amended, supplemented or otherwise modified from time to time, herein called the "Lease Agreement", and the defined terms therein being hereinafter used with the same meaning) and that certain Lease Supplement [GPA 1989 BN-8] No. 1 dated December 29, 1989 ("Lease Supplement No. 1") and that certain Lease Supplement [GPA 1989 BN-8] No. 2 dated December 29, 1994 ("Lease Supplement No. 2"). The Lease Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below (or confirming the leasing of the aircraft described below) under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

                 The Lease Agreement relates to the aircraft, parts and engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document.

                 NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

                 1. Lessor hereby confirms that it has leased to Lessee and Lessee hereby confirms that it has leased from Lessor that certain Airbus Model A320-231 commercial jet aircraft airframe and two IAE V2500 engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto (the "Delivered Aircraft").

                 2. The Delivery Date of the Delivered Aircraft is December 29, 1989.

                 3. The Basic Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiration Date, which shall be July 5, 2013 unless the Lease Agreement is extended or deemed extended or terminated prior thereto in accordance with the terms thereof.

                 4. Lessee hereby agrees to and confirms its obligation to pay Rent (as defined in the Lease Agreement) in the amounts and at the times provided in the Lease Agreement.

                 5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 6(e) of the Lease Agreement, and
(ii) Lessee has accepted the Delivered Aircraft for all purposes of Lease Supplement No. 1, as further supplemented by Lease Supplement No. 2, hereof and of the Lease Agreement, and the Delivered Aircraft is (A) as far as Lessee reasonably ascertained from the acceptance procedures provided for in the Purchase Agreement, airworthy, in accordance with specifications, and in good working order and repair, it being understood that Lessee by this confirmation is not giving any warranty of any kind with respect to the Aircraft, and (B) free and clear of all Liens except Permitted Liens.

                 6. All of the terms and provisions of the Lease Agreement, including, without limitation, as to governing Law, are hereby incorporated by reference in this Lease Supplement No. 3 to the same extent as if fully set forth herein.

                 7. This Lease Supplement No. 3 may be executed in any number of counterparts; each of such counterparts, except as provided in Section 21(e) of the Lease Agreement, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease Supplement. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created except by the transfer or possession of the counterpart containing the printed receipt therefor executed by Indenture Trustee on the signature page hereof.

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement No. 3 to be duly executed by its duly authorized officer on the day and year first above written.


                                    Lessor:

                                    WILMINGTON TRUST COMPANY, not
                                    in its individual capacity,
                                    except as otherwise expressly
                                    provided herein, but solely as
                                    Owner Trustee


                                    By:_________________________
                                       Title:



                                    Lessee:

                                    AMERICA WEST AIRLINES, INC.


                                    By:__________________________
                                       Title:

                 The undersigned acknowledges receipt of this original counterpart of the foregoing Lease Supplement on this _______ day of June, 1997 and consents to the terms hereof.


                                   The Chase Manhattan Bank, not in
                                   its individual capacity, but
                                   solely as Indenture Trustee


                                   By:___________________________
                                      Title:

                                   SCHEDULE 1
                                       to
                             LEASE SUPPLEMENT NO. 3


Airbus Model A320-231
         Airframe

U.S. Registration No.                                       Manufacturers
Serial No.

     N627AW                                                         66


Installed
  IAE
Engines


Model No.                         Serial No.

V2500                             V0033

V2500                             V0041

                                  EXHIBIT D-2
                                       to
                 Amended and Restated Aircraft Lease Agreement

                                LETTER OF CREDIT

                                   EXHIBIT E
                                       to
                 Amended and Restated Aircraft Lease Agreement

                         RETURN CONDITION REQUIREMENTS

                 In addition to the requirements set forth in Section 16 of the Lease, on any Return Occasion with respect to the Aircraft, Lessee, at its own cost and expense, shall return the Aircraft in compliance with the following:

                 (1) The Aircraft shall have at all times theretofore been maintained and modified in accordance with Sections 6(d) and 9 hereof with the same care, maintenance status and consideration for the technical condition of the Aircraft as if such Aircraft were owned and were to have been kept in continued regular service by Lessee, without discrimination as to any other similar aircraft owned or leased by Lessee.

                 (2) The Aircraft shall be clean by good commercial airline standards as on the Delivery Date with only such modifications to the Aircraft as are permitted under this Lease.

                 (3) The Aircraft shall have installed the full complement of Engines (as used herein the term "Engines" includes engines for which title will be transferred to Lessor pursuant to Section 16(c)) and other equipment, parts, components, accessories, and loose equipment subleased hereunder or substituted therefor, each such item functioning in accordance with its intended use.

                 (4) Lessee, at Lessor's request, shall activate any systems installed on the Aircraft previously deactivated by Lessee and shall assure each such system is properly functioning for its intended use.

                 (5) Each Engine shall have just completed a hot and cold section baroscope and/or radiographic isotope inspection by Lessor (at Lessee's cost and expense) of the low and high pressure compressors and turbine area, and shall have just completed engine condition runs, and any discrepancies detected shall be corrected at Lessee's cost and expense in accordance with the Manufacturer's maintenance policies and procedures.

                 (6) Lessee's name, logo, and all other exterior markings shall have been removed in a good and workmanlike manner from the Aircraft and the Aircraft shall have been repainted in a good and workmanlike manner in the livery specified by Lessor.

                 (7) The Aircraft shall have simultaneously with such return completed a "block 'C' Check" or the equivalent level designated check or checks (inclusive of all phases of a "block 'C' Check" or equivalent level designated check if the Maintenance Program is a "phase" program), in accordance with Lessee's Maintenance Program such that all inspections and airworthiness directives having terminating actions due within the next "block 'C' Check" or equivalent level designated check(s), and all other actions as per the Manufacturer's minimum recommendations in its then current maintenance planning document for such check or checks, shall have been accomplished immediately prior to redelivery.

                 (8) Neither the Aircraft nor any Engine shall have any scheduled or unscheduled open or deferred maintenance items or placards.

                 (9) No Engine shall be on "Watch" and each Engine shall comply with Lessee's Maintenance Program without waiver, deviations or exceptions.

                 (10) Each landing gear assembly shall have no less than 50% of allowable hours or cycles, whichever is the more limiting factor, under Lessee's Maintenance Program, remaining until the next scheduled overhaul or replacement.

                 (11) Each Engine shall have not less than 5,000 hours or 5,000 cycles, whichever is the more limiting factor, remaining on any hour or cyclic limited part, and each Engine shall have not more than 5,000 hours or 5,000 cycles, whichever is the more limiting factor, since the last engine compressor refurbishment, and each Engine shall have not more than 2,500 hours or 2,500 cycles, whichever is the more limiting factor, since its last turbine restoration, based on Lessee's historical experience of engine on-wing service life or based on Lessee's hard time engine overhaul limit if in effect. The Engine hour and cycle limits described herein shall be in accordance with Lessee's Maintenance Program and the manufacturer's mandatory hour and cyclic life limits and presumes an hour-to-cycle ratio of two (2.0) hours to one (1) cycle. If the actual hour-to-cycle ratio is less than 2.0:1, then the cyclic limit amounts described herein shall be increased proportionately.

                 (12) Each cycle, time or calendar controlled component in accordance with Lessee's Maintenance Program or the Manufacturer's mandatory life limits shall have no less than twelve months or 5,000 hours or 5,000 cycles, whichever is the more limiting factor, remaining until the next scheduled overhaul or replacement or 100% of the allowable time if less than twelve months.

                 (13) The Airframe shall be returned to Lessor with not less than fifty percent (50%) of the total scheduled period between scheduled Major Structural Inspections of the most comprehensive type (currently referred to as an "eight year" heavy structural inspection" or "8C" inspection under the Manufacturer's maintenance planning document in effect on the Delivery Date) with respect to allowable hours, cycles or calendar months, whichever is the more limiting factor, remaining until the next scheduled Major Structural Inspection of the most comprehensive type, including, without limitation, the replacement of any safe-life limited parts, required in accordance with the Lessee's then current Maintenance Program or the Manufacturer's mandatory life limits and, therefore, at a minimum, having just completed a "four-year heavy structural inspection" or "4C" inspection as referred to in the Manufacturer's maintenance planning document in effect on the Delivery Date.

                 (14) All software associated with or relating to any on-board avionic equipment must be delivered to Lessor and be in a condition complying with the Manufacturer's then recommended standards.

                 (15) Each oil tank on the Aircraft shall be full and the fuel tanks shall contain as much fuel as such tanks contained at the time the Aircraft was accepted by Lessee, or, in the case of insufficient quantities, an appropriate payment will be made by Lessee at the then current market price of oil or fuel, as the case may be.

                                  EXHIBIT F-1
                                       to
                 Amended and Restated Aircraft Lease Agreement

                              FOREIGN AIR CARRIERS

Aer Lingus
Air Canada
Air France (Compagnie Nationale Air France)
Air New Zealand, Ltd.
All Nippon Airways
Alitalia - Italy's World Airlines
Ansett Airlines of Australia
Australian Airlines
Austrian Airlines (Oesterreichische Luftverkehrs AG)
British Airways
Canadian Airlines International Ltd.
Deutsche Lufthansa Aktiengesellschaft (Lufthansa German Airlines)
Finnair Oy
Iberia
Japan Air Lines, Co., Ltd (JAL)
KLM - Royal Dutch Airlines (Koninklijke Luchtvaart Maatschappij)
Korean Air
Malaysian Airlines
QANTAS
Sabena Belgian World Airlines (Societe Anonyme Belge
  D'Exploitation De La Navigation Aerienne)
Scandinavian Airlines Systems (SAS)
Singapore Airlines
Swissair (Swiss Air Transport Company Ltd.)
TAP Air Portugal (Transportes Aeros Portugeses)
Thai Airways International Ltd.
Varig S.A. (Viacao Aerea Rio Grandense S.A.)

         (a) Lessor may at any time, by written notice to Lessee, propose the deletion of particular airlines from the above list of Foreign Air Carriers (as the same may be amended pursuant to this provision) based upon Lessor's reasonable judgment. Lessee may at any time, by written notice to Lessor, propose the addition of particular airlines to such list of Foreign Air Carriers based upon Lessee's reasonable judgment and which are comparable to the above airlines.

         (b) If Lessee has not objected in writing to the deletion of a particular airline proposed by Lessor as provided in paragraph (a) of this Exhibit, or if Lessor has not objected in writing to the addition of a particular airline proposed by Lessee as provided in paragraph (a), in each case within 30 days after receipt of notice of such proposal, the list of Foreign Air Carriers shall be deemed amended without further act to delete or add such airline. If Lessee or Lessor delivers a timely objection in writing to a proposal made by the other pursuant to paragraph (a), each party agrees to consult promptly at the request of the other in a good-faith effort to resolve the disagreement through negotiation; provided, however, that an airline which Lessor has proposed to delete shall be deleted from such list if there will be at least twenty (20) (or such lesser number as Lessor and Lessee shall reasonably determine, if the number of airlines of a type similar to the airlines listed above which may be included within the definition of Foreign Air Carriers is substantially reduced as a result of consolidation in the airline industry) other airlines remaining on such list after giving effect to such deletion and any other deletions then proposed by Lessor.

         (c) Notwithstanding any other provision hereof, no addition shall be made, and an airline shall be deleted from such list if, such airline would not be permitted to be a lessee under the provisions of the Lease, and no deletion of an airline from the list of Foreign Air Carriers pursuant to this Exhibit shall affect any existing sublease or other agreement providing for transfer of possession of the Aircraft, the Airframe or any Engine or Part which was permitted under the Lease at the time entered into, or preclude any subsequent renewal or extension of such sublease or other agreement.

                                  EXHIBIT F-2
                                       to
                 Amended and Restated Aircraft Lease Agreement

                     PERMITTED FOREIGN SUBLESSEE DOMICILES




Argentina                             Malta
Australia                             Mexico
Austria                               Morocco
Bahamas                               Netherlands
Belgium                               New Zealand
Brazil                                Norway
Canada                                Paraguay
Chile                                 Philippines
Denmark                               Portugal
Egypt                                 Republic of China (Taiwan)*
Finland                               Singapore
France                                South Africa
Germany                               South Korea
Greece                                Spain
Hungary                               Sweden
Iceland                               Switzerland
India                                 Thailand
Indonesia                             Tobago
Ireland                               Trinidad
Italy                                 United Kingdom
Japan                                 Uruguay
Luxembourg                            Venezuela
Malaysia

------------------------
* So long as on the date of entering into the proposed sublease such country and the United States of America have diplomatic relations at least as good as those in effect on the Restatement Date.

                 (a) Lessor may at any time, by written notice to Lessee, propose the deletion of a particular country from the above list of Permitted Foreign Sublessee Domiciles (as the same may be amended pursuant to this provision) based upon Lessor's reasonable judgment. Lessee may at any time, by written notice to Lessor, propose the addition of particular countries which are comparable to the above countries to such list of Permitted Foreign Sublessee Domiciles based upon Lessee's reasonable judgment.

                 (b) If Lessee has not objected in writing to the deletion of a particular country proposed by Lessor as provided in paragraph (a) of this Exhibit, or if Lessor has not objected in writing to the addition of a particular country proposed by Lessee as provided in paragraph (a), in each case within 30 days after receipt of notice of such proposal, the list of Permitted Foreign Sublessee Domiciles shall be deemed amended without further act to delete or add such country. If Lessee or Lessor delivers a timely objection in writing to a proposal made by the other pursuant to paragraph (a), each party agrees to consult promptly at the request of the other in a good-faith effort to resolve the disagreement through negotiation.

                 (c) Notwithstanding any other provision hereof, no deletion of a country from the list of Permitted Foreign Sublessee Domiciles pursuant to this Exhibit shall affect any existing sublease or other agreement providing for transfer of possession of the Aircraft, the Airframe or any Engine or Part which was permitted under the Lease at the time entered into, or preclude any subsequent renewal or extension of such sublease or other agreement.





                                      F-2